   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001.

                                                    REGISTRATION NO. 333-      .
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                              GLACIER CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             5141                            84-1575984
   (State or other jurisdiction       (Primary Standard Industrial     (I.R.S. Employer Identification
of incorporation or organization)     Classification Code Number)                    No.)

                                                                         JOSEPH A. OBLAS
              1050 SEVENTEENTH STREET                                1050 SEVENTEENTH STREET
                     SUITE 195                                              SUITE 195
              DENVER, COLORADO 80265                                 DENVER, COLORADO 80265
                  (720) 946-0700                                         (720) 946-0700
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone number,
  including area code, of registrant's principal             including area code, of agent for service)
                 executive offices)

                            ------------------------
                                   COPIES TO:

              ROBERT W. WALTER, ESQ.                               THOMAS S. SMITH, ESQ.
              DOUGLAS K. PALMER, ESQ.                             KEVIN J. KANOUFF, ESQ.
      BERLINER ZISSER WALTER & GALLEGOS, P.C.                      DORSEY & WHITNEY LLP
          1700 LINCOLN STREET, SUITE 4700                   370 SEVENTEENTH STREET, SUITE 4700
              DENVER, COLORADO 80203                              DENVER, COLORADO 80202
             TELEPHONE: (303) 830-1700                           TELEPHONE: (303) 629-3400

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable following the date on which the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AGGREGATE OFFERING          AMOUNT OF
                SECURITIES TO BE REGISTERED                          PRICE(1)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock................................................       $32,000,000                $8,000
------------------------------------------------------------------------------------------------------------
Representative's Warrants(2)................................       $       100                $   --
------------------------------------------------------------------------------------------------------------
Common Stock underlying Representative's Warrants(3)(4).....       $ 3,200,000                $ 800
------------------------------------------------------------------------------------------------------------
          Total.............................................       $35,200,100                $8,800
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(2) To be issued to the representative of the underwriters.

(3) In accordance with Rule 416 under the Securities Act of 1933, as amended, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event the provisions preventing dilution become operative, as provided in the representative's warrants. No additional registration fee has been paid for these shares of common stock.

(4) Issuable upon exercise of the representative's warrants for the purchase of common stock.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2001

PROSPECTUS

                                  GLACIER LOGO

                          "TEAMING UP FOR SUCCESS"(TM)
                        3,000,000 SHARES OF COMMON STOCK

     This is an initial public offering. Glacier is offering all of the 3,000,000 shares. The proceeds of the offering will be used primarily to finance the acquisitions of Damon Industries and Southwest Traders.

     Glacier estimates that the share price will be between $ and $ . We have applied to list our common stock on The Nasdaq Stock Market's National Market under the symbol "GLCR."

     THESE ARE SPECULATIVE SECURITIES. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 7.

                                                              PER SHARE     TOTAL
Public offering price.......................................  $            $
Underwriting discounts......................................  $            $
Proceeds to Glacier.........................................  $            $

     The representative of the underwriters has a 45-day option to purchase an additional 450,000 shares from Glacier to cover over-allotments.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIME TO MAKE ANY REPRESENTATION TO THE CONTRARY.

                           SCHNEIDER SECURITIES, INC.

                     PROSPECTUS DATED                , 2001

                         GLACIER CORPORATION PROSPECTUS

                                  INTRODUCTION

     Please read this prospectus carefully. It describes our business, distribution services and finances. We have prepared this prospectus so that you will have the information necessary to make an investment decision.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different from this information. This prospectus may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

     Until          , 2001, 25 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    2
Risk Factors................................................    7
Cautionary Note Regarding Forward-looking Statements........   20
Use of Proceeds.............................................   21
Dividend Policy.............................................   22
Capitalization..............................................   23
Dilution....................................................   24
Selected Combined Pro Forma Financial Data..................   26
Selected Historical Financial Data for Damon and
  Southwest.................................................   29
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   30
Business....................................................   43
Management..................................................   52
Relationships and Certain Transactions......................   61
Principal Stockholders......................................   64
Description of Capital Stock................................   66
Shares Eligible for Future Sale.............................   69
Underwriting................................................   72
Legal Matters...............................................   74
Experts.....................................................   74
Where You Can Find More Information.........................   75
Index to Financial Statements...............................  F-1

     The text portion of this prospectus and a presentation of our facilities and services, which presentation is part of this prospectus, are available on the CD-ROM portion of this prospectus attached to the inside back cover of this prospectus. To view the presentation portion of this prospectus, click on the hyper link located on the cover page of the text in the CD-ROM portion of this prospectus or exit the text of the CD-ROM portion of this prospectus.

     We intend to furnish stockholders with annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each year.

     Glacier Corporation and "Teaming up for Success" are our trademarks. This prospectus also contains trademarks and trade names of other companies.

                               PROSPECTUS SUMMARY

     Please read this entire prospectus carefully. Concurrently with the closing of this offering we will acquire two specialty distribution companies, Damon Distributing Co., doing business as Damon Industries., and Southwest Traders, Inc. There is a more complete discussion of these acquisitions in this prospectus or you may review the acquisition agreements that are filed as exhibits to the registration statement of which this prospectus is a part. You can find the registration statement and exhibits as described under "Where You Can Find More Information" on page 75 of this prospectus. References in this prospectus to "Glacier," "we," "us" and "our" refer to Glacier Corporation, Glacier Distribution Company, our wholly-owned subsidiary, Rocky Mountain Fresh & Natural, Inc., Damon and Southwest on a combined basis, unless the context otherwise requires. All references to the historical activities of Glacier refer to the activities of Glacier Distribution Company, Jerry Schnell Distributors, Inc., and The Miles Smith Family Corporation, doing business as Cal Fresh Produce. Glacier Distribution Company acquired Jerry Schnell in December 1999, Cal Fresh in November 2000 and Rocky Mountain in February 2001. The text portion of this prospectus and a presentation of our facilities and services, which presentation is part of this prospectus, are available on the CD-ROM portion of this prospectus attached to the inside back cover of this prospectus. Unless otherwise indicated, all information in this prospectus:

     - reflects a one for      reverse split of the Glacier common stock
       immediately prior to this offering;

     - assumes completion of the acquisitions of Damon and Southwest concurrently with the closing of this offering; and

     - assumes that the representative of the underwriters does not exercise its over-allotment option or its warrants and that no other person exercises any other option or warrant.

                              GLACIER CORPORATION

     We are a specialty foodservice distributor of frozen, refrigerated, fresh and dry products to a broad spectrum of restaurants including quick-service independent establishments and chains. We currently market and distribute approximately 8,000 commodity, private label and national brand products to our independent customers, to whom we refer as premier accounts, and to our chain customers, to whom we refer as multi-unit accounts. Our premier accounts include juice bars, specialty coffee, yogurt and ice cream shops, upscale restaurants, natural and organic food stores, commercial bakeries and institutional customers. Our multi-unit accounts include corporate-owned units and franchisees of national and regional quick-service chains including Baskin Robbins, Freshens Yogurt, Gloria Jean's Coffee, Jamba Juice, Juice Stop, Macaroni Grill, The Olive Garden, Red Lobster, Starbucks Coffee, and TCBY. On completion of this offering and the acquisitions of Damon Industries and Southwest Traders, we will become one of the largest specialty foodservice distributors in the western United States.

     As a specialty distributor, we focus our efforts on establishing distribution routes and delivery schedules to provide our quick-service accounts with multiple shipments each week of consistently high quality food products used in preparing or presenting complete meals, desserts, beverages or snacks. We are committed to providing superior customer service through accurate, timely and customized deliveries of food and non-food products that are generally ordered with short lead times and that may vary in size by customer identity, location or delivery date. Our delivery services are generally provided to customers located within 150 miles of our nine distribution centers located in Arizona, California, Colorado, Kansas and Nevada using approximately 80 tractor-trailers and delivery trucks owned or leased by us. We currently serve foodservice customers in these states and in Missouri, Nebraska, New Mexico, Oklahoma and Utah. Our distribution infrastructure is designed to warehouse and transport frozen and refrigerated food, as well as fresh produce, in temperature-controlled environments that ensure delivery of food and produce in optimal condition.

     We commenced operations in March 1999 to capitalize on the opportunity to participate in the on-going consolidation of the foodservice industry and rapid growth of the quick-service restaurant industry. Based on industry reports, there were over 2,800 companies active in foodservice distribution in

October 2000 and the ten largest distributors had increased their market share from approximately 12% in 1985 to approximately 26.7% in 1999. We believe that this increase has occurred principally as a result of larger distributors acquiring smaller distributors. Our consolidation strategy is to acquire other specialty distributors that market products which complement our current product lines, serve new customers or add geographic coverage to our existing operations. We also intend to leverage our distribution infrastructure and combined purchasing power to achieve economies of scale and reduce duplicate overhead to realize operating efficiencies. We initiated our consolidation strategy by acquiring Jerry Schnell Distributors in December 1999, Cal Fresh Produce in November 2000 and Rocky Mountain Fresh & Natural in February 2001. We have also signed agreements to acquire Damon and Southwest Traders concurrently with this offering.

     On a pro forma combined basis, we generated net sales of approximately $90 million for the nine months ended September 30, 2000 and earnings before interest, taxes, depreciation, amortization and non-recurring expense, or adjusted EBITDA, of approximately $1.5 million. For the 2000 year, we generated
pro forma combined net sales of approximately $     million and adjusted EBITDA
of approximately $     million. This represents growth of   % in pro forma
combined net sales and   % in adjusted EBITDA from the comparable 1999 period.
We expect to benefit from the integration of operations of both our completed and pending acquisitions as well as through the management teams, distribution infrastructure, technology resources and localized sales and marketing knowledge that will come through our consolidation of these and other entities. If we have available capital resources and believe we can integrate additional operations, we intend to identify continuously consolidation opportunities within the specialty foodservice distribution industry.

     Our principal executive offices are located at 1050 Seventeenth Street, Suite 195, Denver, Colorado 80265, and our telephone number at that location is
(720) 946-0700. Our web site is located at http://www.glaciercorporation.com. None of the information contained in our web site or in those of our acquired companies is part of this prospectus.

                                  THE OFFERING

Common stock offered..........   3,000,000 shares

Common stock to be outstanding
  after this offering.........             shares

Use of proceeds...............   To finance the acquisitions of Damon and
                                 Southwest; to make other complementary
                                 acquisitions; for systems integration; to repay indebtedness owed to affiliates and third parties; and for working capital and other general corporate purposes.

Nasdaq Stock Market's National
  Market symbol...............   GLCR

     The number of shares of common stock to be outstanding after this offering does not include shares underlying options or warrants we have agreed to issue or shares reserved for issuance under our stock option plan. For an explanation, please refer to the "Capitalization" section on page 23. We base our calculation of the number of shares of common stock outstanding after the offering on shares
outstanding as of          , 2001.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     We began our business as a general partnership in March 1999 and became a corporation in August 1999. We present below certain summary pro forma combined financial data for Glacier based on historical data for the year ended December 31, 1999, the nine months ended September 30, 1999 and the nine months ended September 30, 2000, giving effect to the combined historical results for us and the acquisitions of Damon and Southwest. We present the pro forma combined balance sheet data as of September 30, 2000 based on historical data and as adjusted for this offering. The pro forma combined statement of operations data for the year ended December 31, 1999 assume that we were organized on January 1, 1999 and that all of our completed and pending acquisitions and this offering were consummated on January 1, 1999. The pro forma combined balance sheet data assumes that the acquisitions of Damon and Southwest were consummated on September 30, 2000. We will account for the acquisitions of Damon and Southwest under the purchase method of accounting. Rocky Mountain previously used a 52/53 week fiscal year ending on the Saturday closest to December 31. References in this prospectus to the 1998 and 1999 years mean Rocky Mountain's fiscal years ended January 2, 1999 and January 1, 2000, unless otherwise expressly stated. References to the nine months ended September 30, 1999 and 2000 mean the 39 weeks ended October 2, 1999 and September 30, 2000 for Rocky Mountain. Cal Fresh previously used a June 30 fiscal year. References in this prospectus to the 1998 and 1999 years mean Cal Fresh's fiscal years ended June 30, 1999 and 2000 unless otherwise expressly stated. The summary pro forma financial data does not necessarily indicate the operating results or financial position which would have resulted from the operation of Glacier on a combined basis during the periods presented, nor does this pro forma data necessarily represent any future operating results or the financial position of Glacier. In addition to this summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the companies to be acquired concurrently with this offering.

                                                                               NINE MONTHS ENDED
                                                         YEAR ENDED              SEPTEMBER 30,
                                                        DECEMBER 31,     -----------------------------
                                                            1999             1999            2000
                                                       --------------    ------------    -------------
                                                       (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Net sales............................................    $   95,945       $   71,464      $    89,777
Cost of goods sold...................................        73,943           55,620           70,493
                                                         ----------       ----------      -----------
Gross margin.........................................        22,002           15,844           19,284
Expenses:
  Salaries and related...............................        10,274            7,281            9,238
  Selling, general and administrative................         5,319            3,611            4,812
  Delivery...........................................         3,795            2,739            3,471
  Depreciation and amortization......................         2,071            1,568            1,611
  Non-recurring expenses.............................           127               99              427
  Stock-based compensation...........................            --               --              648
                                                         ----------       ----------      -----------
          Total expenses.............................        21,586           15,298           20,207
                                                         ----------       ----------      -----------
Income (loss) from operations........................           416              546             (923)
Other income (expense):
  Interest expense...................................          (767)            (580)            (641)
  Other income.......................................           199              134              147
                                                         ----------       ----------      -----------
Net income (loss) before income taxes................          (152)             100           (1,417)
Income tax (expense) benefit.........................            17              (64)             482
                                                         ----------       ----------      -----------
Net income (loss)....................................    $     (135)      $       36      $      (935)
                                                         ==========       ==========      ===========

                                                                               NINE MONTHS ENDED
                                                         YEAR ENDED              SEPTEMBER 30,
                                                        DECEMBER 31,     -----------------------------
                                                            1999             1999            2000
                                                       --------------    ------------    -------------
                                                       (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
Weighted average common stock outstanding............     7,201,679        7,183,419       11,095,544
Pro forma basic net income (loss) per share of common
  stock..............................................    $     (.02)      $      .01      $      (.08)
Weighted average common stock and dilutive potential
  stock outstanding..................................     7,201,679        7,183,419       11,095,544
Pro forma diluted net income (loss) per share of
  common stock.......................................    $     (.02)      $      .01      $      (.08)
OTHER OPERATING DATA:
Adjusted EBITDA......................................    $    2,685       $    2,247      $     1,482
Capital expenditures.................................           879              683              637
Gross margin as percentage of net sales..............          22.9%            22.2%            21.5%

                                                               SEPTEMBER 30, 2000
                                                              ---------------------
                                                              PRO FORMA       AS
                                                              COMBINED     ADJUSTED
                                                              ---------    --------
PRO FORMA BALANCE SHEET DATA:
Working capital.............................................  $(22,498)
Total assets................................................    20,867
Total long-term debt and other liabilities..................    21,105
Stockholders' equity (deficit)..............................      (238)

Pro forma adjustments:

     - include amortization of goodwill over a 25 year period to be recorded as a result of the acquisitions of Damon and Southwest; amortization of all goodwill totals $800,000, $570,000 and $570,000 for the year ended December 31, 1999 and the nine months ended September 30, 1999 and 2000;

     - adjust income taxes as if Damon and Southwest were each taxed as a C corporation for income tax purposes rather than as an S corporation. As an S corporation, neither Damon nor Southwest paid corporate income taxes for the periods presented;

     - include interest on debt incurred to finance the acquisitions of Jerry Schnell, Cal Fresh and Damon Industries; and

     - reflect the add back of non-recurring expenses.

Pro forma balance sheet data:

     - include a total of $25.7 million representing the purchase price paid to acquire Jerry Schnell, Cal Fresh and Rocky Mountain and payable to acquire Damon and Southwest; and

     - on an as-adjusted basis reflect the sale of the shares of common stock offered hereby and the application of the net proceeds.

The foregoing table does not give effect to:

     - shares of common stock issuable on exercise of outstanding options and warrants; and

     - 300,000 shares of common stock issuable on exercise of the representative's warrants.

     Adjusted EBITDA means income from operations plus depreciation and amortization, adjusted to include non-recurring expenses. Non-recurring expenses consist of what we consider to be excess owners' compensation and of stock-based compensation arising from our prior grant of options and issuance of shares of common stock. Adjusted EBITDA is provided because we consider it to be an important indicator of operational performance of our business. Adjusted EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States, or GAAP. You should not consider it in isolation from or as an alternative to net income as an indicator of operating performance or in isolation from or as an alternative to cash flow as a measure of liquidity. We have included adjusted EBITDA as a supplemental disclosure because it may provide useful information about our ability to meet our debt service, capital expenditure and working capital requirements. We may calculate adjusted EBITDA differently than other companies or may include adjustments not made by other companies. Capital expenditures do not include the cost of acquired businesses.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below, and all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock. Any of the following risks could materially adversely affect our business, financial condition or operating results and could negatively impact the value of your investment.

RISKS PARTICULAR TO US AND OUR ACQUISITIONS

OUR SUCCESS DEPENDS ON THE FINANCIAL AND OPERATING SUCCESS OF OUR ACQUIRED COMPANIES AND OUR BUSINESS WILL BE HARMED IF OUR ACQUIRED COMPANIES ARE UNSUCCESSFUL.

     If any one of our acquired companies experiences financial or operating difficulties, our business will suffer. The harm we experience could be material depending on the size and nature of the business of the affected company and the amount of capital that we have committed to that company. Any adverse impact on us will be magnified to the extent that multiple acquired companies encounter financial or operating difficulties. Many of the risks described in these risk factors may affect our acquired companies and may affect us on a combined basis. Damon and Southwest also may be directly affected by the risks particular to us when we acquire them.

WE GENERATED PRO FORMA COMBINED LOSSES IN 1999 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000, AND WE AND OUR ACQUIRED COMPANIES MAY NOT BE PROFITABLE ONCE COMBINED.

     On a pro forma combined basis, we incurred net losses of $135,000 in the year ended December 31, 1999 and $935,000 in the nine months ended September 30, 2000. Because our pro forma combined financial data is based on the operating results and financial condition of our acquired entities during a time that they were not under our control or management, the pro forma losses may not be indicative of our actual results had we completed the acquisitions prior to the periods presented. We expect our operating expenses to increase significantly in the near term as we seek to integrate the operations of each of our acquired companies with ours. As a result, we may need to generate significant additional sales to achieve profitability and may never achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE HAVE BEEN IN BUSINESS FOR LESS THAN TWO YEARS, WHICH MAKES IT DIFFICULT TO EVALUATE OUR ABILITY TO OPERATE OUR BUSINESSES ON A GOING-FORWARD BASIS.

     We began operations in March 1999, were incorporated in August 1999 and to date we have engaged in:

     - start-up activities;

     - establishment of our management team;

     - acquisition of three specialty distributors;

     - limited operations; and

     - analysis of, and discussions with, other potential acquisition candidates.

     Because we have only recently begun operating and our completed acquisitions have not been operated by us for a significant period, we are unable to provide you with significant data upon which you can evaluate our past performance or prospects on a combined basis. We cannot be certain that our business strategies or the business strategies for our acquired companies will be successful. As a company with a short combined operating history, we will be particularly susceptible to the risks and uncertainties described in these risk factors and will be more likely to incur the expenses associated with addressing them. This exposure will increase as we continue to acquire additional specialty distributors. In the future, we may acquire larger companies than has typically been the case with our acquisitions to date, further increasing our exposure to these risks.

OUR STOCKHOLDERS MAY HAVE DIFFICULTY EVALUATING THE SUCCESS OF INDIVIDUAL ACQUIRED COMPANIES BECAUSE WE WILL GENERALLY NOT BE REQUIRED TO PROVIDE SEPARATE FINANCIAL STATEMENTS FOR THEM.

     We will not be required to provide separate financial statements for our acquired companies for periods after their acquisition by us, except under very limited circumstances. For periods before their acquisition by us, we will only be required to provide separate financial statements for acquired companies that are defined as significant by the SEC. Our stockholders may not be able to assess the impact of the risks described in these risk factors on the individual acquired companies. Further, our stockholders may have difficulty evaluating the success of our individual acquired companies and, accordingly, the success of our business strategy. We recognize sales and expenses from our acquired companies, each of which may have a different cost structure and sales model, and we generate expenses independent of our acquired companies. Our total sales and expenses may correlate to a lesser extent than those of other companies. As a result, our operating results may be difficult for investors and securities analysts to interpret.

WE EXPECT TO INCUR INCREASING EXPENSES IN ORDER TO IMPLEMENT OUR BUSINESS STRATEGY.

     We expect our expenses to increase as we develop the infrastructure necessary to implement our business strategy. Our expenses will continue to increase as we:

     - acquire additional specialty distributors;

     - expand the operations of our current and newly acquired companies;

     - hire additional employees;

     - integrate our information technology systems; and

     - lease more space.

     We are currently in discussions with several potential acquisition candidates, but do not have any plans, commitments or understandings to acquire any companies other than Damon and Southwest. Instead, we continuously seek to identify opportunities suitable for our business strategy, employing our evaluation criteria and considering our available funds. Costs associated with building our business and developing the infrastructure we will need to support it will vary based upon many factors, including the number of companies we might acquire and the size, nature and operations of each company. We cannot now determine the amount by which our expenses will increase as we grow.

IF WE ARE UNABLE TO ACQUIRE COMPANIES OR FAIL TO ACQUIRE THEM PROPERLY, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

     We intend to acquire additional specialty distribution companies following this offering. We may be unable to acquire companies that we identify for many reasons, including:

     - our inability to interest companies in joining us to become part of a larger specialty distribution enterprise;

     - our inability to agree on the terms of an acquisition or to acquire a controlling interest in the company; and

     - incompatibility between us and management of the target company.

     We estimate that after this offering we will have approximately $ of cash and cash equivalents available for acquiring other specialty distribution companies, as well as to provide additional funding for existing companies and for general corporate and working capital purposes. If we cannot continue to acquire companies with this capital, our common stock or any debt we obtain, our strategy to build a national specialty distribution company may not succeed.

     Our management will have sole and absolute discretion in identifying and selecting companies to acquire. You will not be able to evaluate the merits of any particular company before we acquire it. In addition, in making decisions to acquire companies we will rely, in part, on nonpublic financial projections developed by our management or the management of potential acquisition candidates. These projections will be based on assumptions and subjective judgments. The actual results of our acquired companies may differ significantly from these projections.

     Any of the businesses we acquire may also have liabilities or adverse operating issues that we fail to discover before the acquisition, and our indemnity for such liabilities may be limited. Although the current owners of Damon and Southwest have agreed to indemnify us for any material breach of the representations they made in their respective acquisition agreements, the maximum amount of their indemnity is limited to $2.6 million.

GEOGRAPHIC EXPANSION COULD DISRUPT OUR BUSINESS AND THAT OF OUR ACQUIRED COMPANIES AND DISTRACT OUR MANAGEMENT FROM OUR ONGOING BUSINESS.

     We are evaluating possible acquisitions in geographic markets in various parts of the United States in the specialty distribution market. This expansion could disrupt our business and that of our acquired companies and distract our management from our ongoing business, as resources and attention are focused on new geographic markets. Additionally, we may be unable to retain qualified management and other key personnel employed by acquired companies and may fail to build a network of acquired companies in new markets. We could face significantly greater competition from broadline foodservice distributors in these markets than we face in our existing markets.

COMPETITION FROM BROADLINE FOODSERVICE DISTRIBUTORS AND OTHERS TO ACQUIRE SPECIALTY DISTRIBUTION COMPANIES COULD RESULT IN LOWER RETURNS OR LOSSES ON ACQUISITIONS.

     We face competition from traditional broadline foodservice distributors, specialty distributors with business strategies similar to our own, and other corporate strategic investors to acquire interests in specialty distributors. Our competitors include broadline foodservice distributors such as Sysco Corp., International Multifoods Corporation, Alliant Foodservice, Inc., U.S. Foodservice, a unit of Royal Ahold, and Performance Food Group Co., as well as specialty distributors such as United Natural Foods, Inc. Many of our competitors have more experience identifying and acquiring specialty distribution companies and have greater financial and management resources, brand name recognition and industry contacts than we do.

     This intense competition, and the impact it has on the valuation of companies we seek to acquire, could limit our opportunities to acquire specialty distribution companies or force us to pay higher prices to acquire these companies, which would result in lower returns or losses on acquisitions. In addition, some of our competitors, including private companies with business strategies similar to ours and corporate strategic investors, may have resources unavailable to us for acquisitions.

OUR LOSSES WILL BE INCREASED OR OUR EARNINGS, IF WE HAVE THEM IN THE FUTURE, WILL BE REDUCED BY AMORTIZATION CHARGES.

OUR LOSSES WILL BE INCREASED OR OUR EARNINGS, IF WE HAVE THEM IN THE FUTURE, WILL BE REDUCED BY AMORTIZATION CHARGES ASSOCIATED WITH COMPLETED AND FUTURE ACQUISITIONS OF SPECIALTY DISTRIBUTORS.

     After we complete an acquisition, we must amortize any identifiable intangible assets and goodwill associated with the acquired company over future periods. We also must amortize any identifiable intangible assets that we acquire directly. Our amortization of these amounts will increase our losses or reduce our earnings, if we have them in the future, in the affected periods. Through September 30, 2000, we recognized total identifiable intangible assets and goodwill of approximately $20 million and related amortization expense of approximately $800,000. We expect to amortize our identifiable intangible assets and goodwill over a period of 25 years. As we continue to complete acquisitions, the amortization amounts relating to identifiable intangible assets and goodwill and the negative impact on our earnings will increase. Further, we may complete larger transactions in the future than we have completed to date, which could result in higher amortization charges and a greater adverse effect on possible future earnings.

OUR LOSSES WILL BE INCREASED OR OUR EARNINGS, IF WE HAVE THEM IN THE FUTURE, WILL BE REDUCED BY CHARGES ASSOCIATED WITH OUR ISSUANCES OF OPTIONS AND WARRANTS.

     Any future stock-based compensation expense will increase our losses or reduce our earnings, if we have them in the future. Through December 31, 2000,
we granted options to purchase a total of          shares of our common stock
and warrants and non-plan options to purchase          shares of common stock.
As of December 31, 2000, options to purchase          shares had been canceled.
When we issued options in 2000, we recorded stock-based compensation of approximately $675,000. In the future we may incur similar charges in connection with other stock option awards to non-employee directors or consultants, which will reduce our earnings, or increase our losses, in the affected periods. These types of charges may increase in the future.

WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING WHEN WE NEED IT IN THE FUTURE TO SUPPORT OUR GROWTH.

     In the future, we expect to need to access the public and private equity or debt markets periodically to obtain the funds we need to acquire specialty distributors and otherwise to support our operations and continued growth and the operations and growth of our acquired companies. For example, we expect that a significant portion of the cost of acquiring and installing Southwest's new material handling system, currently estimated at approximately $2.5 million, will be funded through third-party financing. Our future capital requirements will depend in large part on the number of companies we acquire and the capital resources we need to expand their business. Our plans and the related capital requirements will be dependent on various factors, such as developments in our markets and the availability of acquisition opportunities. We may not be able to obtain financing on acceptable terms, or at all, when we need it. If we require but are unable to obtain additional financing in the future on acceptable terms or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively.

THERE ARE NUMEROUS CONFLICTS OF INTEREST BETWEEN US AND OUR OFFICERS, DIRECTORS AND STOCKHOLDERS THAT MAY RESULT IN BENEFITS TO THESE PERSONS NOT AVAILABLE TO YOU OR OUR OTHER INVESTORS.

WE MAY CONTINUE TO ENTER INTO CONFLICT OF INTEREST TRANSACTIONS WITH OUR AFFILIATES.

     To further our business strategies, we have adopted policies of (1) encouraging our directors to present acquisition and other business opportunities to us in which they may already have a financial interest and with which they are familiar, (2) entering into strategic transactions and relationships with companies with which our directors are affiliated, and (3) creating incentives for our employees, including our senior management, by offering them equity in us. The implementation of these policies presents numerous conflicts of interest which are discussed below. We intend to continue to follow these policies and, therefore, continue to enter into conflict of interest transactions and relationships.

SOME OF OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS AND THEIR AFFILIATES HAD ECONOMIC INTERESTS IN TRANSACTIONS WITH US, WHICH MAY HAVE CREATED CONFLICTS WITH OUR INTERESTS.

     The following officers, members of our board of directors, and principal stockholders have had economic interests in transactions with us:

     - Messrs. Joseph A. Oblas, our chief executive officer, a director and one of our founders, Thomas B. Humphreys, Jr., an employee and one of our founders, and Derek S. Humphreys, one of our founders, personally guaranteed lease obligations initially totaling $1 million for their previous employer. In April and June 1999, we agreed to assume the lease obligations and Messrs. Oblas, Thomas B. Humphreys, Jr., Derek S. Humphreys, Peter C. Gonzalez, an officer and founder, and David Diaz-Infante, a former employee, principal stockholder and founder, together with their wives, personally guaranteed the payments due under four leases. We received $300,000 cash at the time we assumed the lease obligations that we used as working capital. In December 2000, we entered into an agreement with the assignee of the lessor that reduced our remaining payments due under the leases to $475,000. We classified as advances to stockholders the difference between the balance of $475,000 and the sum of the $300,000 cash we received and the value of the equipment of $25,000. At September 30, 2000, these advances, together with accrued interest, totaled $332,000 and had directly benefitted the guarantors of the leases. These transactions were approved by our disinterested directors in January 2001 and we have requested our stockholders to ratify the terms of such transactions in a meeting to be held in February 2001.

     - Messrs. Carl R. Vertuca, Grant S. Gordon, Thomas R. Modisette and Diaz-Infante advanced an aggregate of $825,000 to us in December 2000 that we used to close the acquisition of Cal Fresh. We have repaid Messrs. Modisette and Diaz-Infante their advances that totaled $150,000 and are obligated to repay the remainder at various times through May 2002. Mr. Vertuca also advanced $200,000 to us in February 2001. We
       issued warrants to acquire a total of          shares of our common stock
       to these officers, directors and stockholders as additional consideration for this debt financing.

     - We have received three advances, each in the amount of $50,000, two of which were from The Value Group, a private equity affiliate of Messrs. Modisette and John T. Sheehy, and one from a trust controlled by Thomas
       B. Humphreys, Jr. These advances have since been repaid.

     - Mr. Barry D. Stolbof was the sole stockholder and president of Rocky Mountain prior to our acquisition of Rocky Mountain in February 2001. Mr. Stolbof became our vice president of sales and marketing at the time we acquired Rocky Mountain.

     These individuals may have had conflicts between our interests and their personal financial interests in these transactions. In the future, we may acquire companies or assets in which our directors and executive officers have economic interests.

MEMBERS OF OUR BOARD OF DIRECTORS ARE EXECUTIVE OFFICERS AND DIRECTORS OF INVESTMENT FIRMS THAT MAY PROVIDE SERVICES TO US.

     The following members of our board of directors are executive officers and/or directors of investment firms that may provide services to us:

     - Messrs. Modisette and Sheehy were founders of The Value Group, LLC, a Monterey, California-based private equity firm that has provided loans to us and that is advising us in our acquisitions of Damon and Southwest. The Value Group will receive an advisory fee of 2 1/2% of the purchase price, or approximately $540,000, from us on our consummation of these acquisitions and was paid $116,000 in notes, stock and warrants for advising us on the purchases of Cal Fresh and Rocky Mountain.

     - Mr. Sheehy is the managing director of investment banking of R.W. Pressprich & Company, Inc., a New York-based fixed income trading and research firm. We have entered into an agreement with R.W. Pressprich under which they have agreed to assist us in placing debt securities or preferred stock with institutional buyers for compensation of between 2 1/2% and 7% of such financing.

     - Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company. To date, we have had no transactions with The Vertuca Group, although it is possible that we may have such transactions in the future. Mr. Vertuca is also a managing member of the limited liability company that is the general partner of SOB Ventures, one of our stockholders that has invested $200,000 in us.

     We have established a conflicts committee of our board of directors that will be responsible for approving all future contracts and transactions between us or our subsidiaries, on the one hand, and our directors, officers, principal stockholders or affiliates, on the other hand. For more information about the conflicts committee, see "Management -- Committees of the Board of Directors" on page 55.

IF WE FAIL TO EXPAND OUR CONTROLS AND INTEGRATE NEW PERSONNEL TO SUPPORT OUR ANTICIPATED GROWTH, OUR BUSINESS OPERATIONS WILL SUFFER.

     We are still in the process of developing and implementing our operating and financial systems, including our internal systems and controls, and have recently begun integrating our initial acquired companies into our operational, financial and managerial systems. We are rapidly expanding our controls and integrating new personnel to support our growth, which makes it difficult to maintain our standards, controls and procedures. Because we are responsible for the internal controls of our acquired companies, our systems will be under additional strain. As we acquire new companies, we will need to integrate their controls and procedures with ours. Members of our senior management will be required to devote considerable amounts of their time to this integration process, which may reduce the time they will have to identify, analyze and acquire new acquisitions and provide management and other necessary services to our existing acquired companies. To continue to develop our business, we and our acquired companies may have to redeploy a substantial number of our employees. Our employee base had grown to 120 employees as of December 31, 2000, and the employee base of our acquired companies had grown to a total of 217 employees as of that date. The training and integration of employees obtained through acquisitions will place a significant strain on our management and operational resources. To manage our growth effectively, we must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, integrate new personnel and acquired companies and manage expanded operations.

OUR OPERATING RESULTS MAY BE HARMED BECAUSE FOODSERVICE DISTRIBUTION IS A LOW MARGIN BUSINESS AND IS SENSITIVE TO GENERAL ECONOMIC CONDITIONS.

     We operate in the foodservice distribution industry, which is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. As a result, our results of operations may be negatively impacted when the price of food goes down, even though our percentage markup may remain constant. The foodservice industry is also sensitive to national and regional economic conditions, and the demand for fresh produce and foodservice products has historically been adversely affected from time to time by economic downturns. In addition, our operating results are particularly sensitive to, and may be materially adversely impacted by, difficulties with collecting accounts receivable, inventory control, price pressures, severe weather conditions that cause increases in produce prices, and increases in wages or other labor costs and fuel or other transportation-related costs. One or more of these factors could adversely affect our future operating results. We have experienced losses due to our inability to collect accounts receivable in the past and could experience such losses in the future. Recent increases in fuel prices have had an adverse effect on our transportation expenses. Although we have successfully recovered our increased costs through a fuel surcharge paid by our customers to date, we cannot assure you that future increases in fuel prices will not hurt our results of operations.

WE CURRENTLY RELY ON MAJOR CUSTOMERS AND SUPPLIERS AND WILL CONTINUE TO DO SO AFTER THIS OFFERING.

WE WOULD BE HARMED BY THE LOSS OF A SIGNIFICANT CUSTOMER OR SUPPLIER.

     Our acquired companies depend in some instances on a small number of customers for a material portion of their sales. In addition, a limited number of suppliers account for a material portion of some of our purchases. The following table summarizes (1) the number of significant customers and the percentage of sales accounted for by significant customers of each acquired company, and (2) the number of significant suppliers and the percentage of total purchases by each acquired company from these suppliers in the years ended December 31, 1999 and 2000 or, in the case of Cal Fresh, at June 30, 1999 and 2000:

                                       YEAR ENDED DECEMBER 31, 1999            YEAR ENDED DECEMBER 31, 2000
                                   -------------------------------------   -------------------------------------
                                    SALES ACCOUNTED      PURCHASES FROM     SALES ACCOUNTED      PURCHASES FROM
                                   FOR BY SIGNIFICANT     SIGNIFICANT      FOR BY SIGNIFICANT     SIGNIFICANT
                                       CUSTOMERS           SUPPLIERS           CUSTOMERS           SUPPLIERS
                                   ------------------   ----------------   ------------------   ----------------
ENTITY                             NUMBER    PERCENT    NUMBER   PERCENT   NUMBER    PERCENT    NUMBER   PERCENT
------                             -------   --------   ------   -------   -------   --------   ------   -------
Glacier Distribution.............    --         --       --        --                     %                  %
Jerry Schnell....................    --         --        2        52%                    %                  %
Cal Fresh........................     1         13%       1        25%                    %                  %
Rocky Mountain...................    --         --        3        37%                    %                  %
Damon............................     1         12%       2        31%                    %                  %
Southwest........................     2         45%      --        --                     %                  %

LOSS OF SOUTHWEST'S TWO MAJOR CUSTOMERS OR OTHER SIGNIFICANT CUSTOMERS WOULD HAVE A MATERIAL ADVERSE IMPACT ON US.

     We derive a substantial portion of our sales from significant customers, the identity of which varies among each acquired company. With one exception, we do not have agreements requiring these or other customers to purchase any specified amount of products from us, nor do we have any assurance as to the level of future purchases by our customers. Southwest does maintain contracts with two significant customers, Jamba Juice and Starbucks, that expire in June and December 2001. We anticipate that these customers will each continue to account for in excess of 10% of our pro forma combined sales in 2001. Our customers generally have the ability to stop buying from us at any time. A material decrease in sales to any of our major customers or the loss of any of our major customers would have a material adverse impact on our operating results. In addition, to the extent we add new customers, whether following the loss of existing customers or otherwise, we may incur substantial start-up expenses in initiating services to new customers. Also, certain of our customers have from time to time experienced bankruptcy, insolvency, and/or an inability to pay debts to us as they come due, and similar events in the future could have a material adverse impact on our operating results.

INTERRUPTIONS IN OUR SUPPLY RELATIONSHIPS COULD DECREASE OUR SALES OR GROSS MARGINS.

     Four of the acquired companies maintain relationships with significant suppliers which, in most instances, are growers of produce or their representatives. While we believe that alternative sources of supply are available for nearly all of the produce we currently purchase, some of the produce is grown in international locales and may require us to spend significant time to identify an alternate source of supply. New suppliers may impose stricter terms on our purchase of produce or could increase the prices we pay, which could have a material adverse effect on our operating results within our produce businesses. We could also lose customers or generate lower sales if we were unable to replace a significant supplier that we lost for any reason.

PRODUCT LIABILITY CLAIMS COULD HARM OUR BUSINESS IF WE DISTRIBUTE PRODUCTS THAT INJURE, OR CAUSE ILLNESSES AMONG, CONSUMERS.

     Like any other distributor and processor of food, we face an inherent risk of exposure to product liability claims if the products we sell cause injury or illness. We have liability insurance with respect to product liability claims. We cannot assure you, however, that this insurance will continue to be available at a reasonable cost or at all or, if available, that it will be adequate to cover product liability claims against us. We generally seek contractual indemnification from parties supplying our products, but any such indemnification is limited, as a practical matter, to the creditworthiness of the indemnifying party. If we do not have adequate insurance or contractual indemnification available, product liability claims could hurt our business, operating results and financial condition.

COMPETITION IN THE FOODSERVICE DISTRIBUTION INDUSTRY IS INTENSE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The foodservice distribution industry is highly competitive. We compete with numerous smaller distributors on a local level, as well as with a limited number of national foodservice distributors. Some of these distributors have substantially greater financial and other resources than we do. Bidding for contracts or arrangements with customers, particularly chain and other large customers, is highly competitive and distributors may market their services to a particular customer over a long period of time before they are invited to bid. In the fresh-cut produce area of our business, competition comes mainly from smaller processors, although we encounter intense competition from larger national and regional processors when selling produce to chain restaurants. We believe that most purchasing decisions in the foodservice business are based on the distributor's ability to fill orders completely and accurately, the ability to provide timely deliveries, the quality of the product and price. Our failure to compete successfully could seriously harm our business.

OUR SUCCESS DEPENDS ON OUR SENIOR MANAGEMENT AND KEY EMPLOYEES, THE LOSS OF WHICH MAY HURT OUR BUSINESS.

     Our success is largely dependent on the skills, experience and efforts of our senior management. The loss of one or more of our members of senior management could have a material adverse effect upon our business and development. In addition, we depend to a substantial degree on the services of certain key employees. Any failure to attract and retain qualified employees in the future could harm our business and make it more difficult for us to execute our business strategy. We do not yet have key man life insurance on any of our officers.

WE MAY NOT ACHIEVE THE BENEFITS EXPECTED FROM THE DAMON AND SOUTHWEST ACQUISITIONS.

     We agreed to acquire Damon and Southwest with the expectation that the acquisitions will result in benefits to us. Achieving those benefits depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the business of Damon and Southwest into our purchasing programs, distribution network, marketing programs and information technology systems. In general, we cannot assure you that we can successfully integrate Damon's and Southwest's operations and personnel or realize the anticipated benefits of the acquisitions. Our ability to integrate the operations of Damon and Southwest may be adversely affected by many factors, including the relatively large size of Southwest's business and the allocation of our limited management resources among various integration efforts. We also believe that our ability to integrate successfully Damon and Southwest will depend to a large degree upon our ability to retain their existing management and sales personnel, whom we may not be successful in retaining.

     Our failure to realize the benefits expected from the acquisitions, or the failure of Damon and Southwest to perform as we anticipate, could have a material adverse effect on our results of operations. In addition, the attention and effort devoted to the integration of Damon and Southwest with our existing operations may divert management's attention from other important issues and could seriously harm our business.

IF WE ARE UNABLE TO FACILITATE COLLABORATION AMONG OUR ACQUIRED COMPANIES, OUR CONSOLIDATION STRATEGY MAY NOT BE SUCCESSFUL AND WE OR OUR ACQUIRED COMPANIES MAY FAIL.

     Our consolidation strategy is dependent on our ability to facilitate collaboration among our acquired companies, including joint marketing, cross-selling and sharing of business information and distribution activities. If we are unable to promote this collaboration, our acquired companies may not fully realize the benefits of being part of us, possibly slowing their growth. As a result, we may have difficulty attracting new acquisitions.

IN THE FUTURE, WE MAY CHANGE OUR BUSINESS PLAN AND OUR OPERATIONAL STRUCTURE IN A WAY THAT HURTS OUR OPERATING RESULTS.

     We regularly analyze our business plan and internal operations and the business plans and operations of each of the companies we have agreed to acquire in light of market developments. As a result of this ongoing analysis, we may decide to make substantial changes in our business plan and organization and in the business plans and organizations of the companies that we control.

     In our current and future acquisitions of other specialty distributors, we may decide to consolidate the operations of any acquired business with our existing operations or make other changes with respect to the acquired business, which could result in special charges or other expenses. We may also decide in the future to combine, restructure or alter the business plans of acquired companies that we control to enhance their sales or potential value. We may not realize any anticipated benefits and may incur additional expenses if we change our business or operational structure.

SEVERAL OF OUR ACQUIRED COMPANIES MAY GROW RAPIDLY AND WE MAY BE UNABLE TO MANAGE THEIR GROWTH.

     We expect several of our acquired companies to grow rapidly. Rapid growth often places considerable operational, managerial and financial strain on a business. To successfully manage rapid growth, our acquired companies must:

     - accurately project their rate of growth;

     - rapidly improve, upgrade and expand their business infrastructures;

     - deliver products and distribution services on a timely basis;

     - maintain levels of service expected by customers;

     - maintain appropriate levels of staffing;

     - maintain adequate levels of liquidity; and

     - expand and upgrade their technology, network hardware or software or find third parties to provide these services.

     Our combined business operations will suffer if we or our acquired companies are unable to successfully manage their growth.

OUR ACQUIRED COMPANIES' GROWTH DEPENDS ON THEIR ABILITY TO ATTRACT AND RETAIN THEIR KEY PERSONNEL.

     The growth of our acquired companies will depend on their ability to attract and retain their own senior management personnel to oversee the day-to-day operation of their businesses. As they grow, our acquired companies will also need to continue to hire additional marketing, financial and other key personnel, unless they rely on us or other acquired companies or third parties to provide these services. A shortage in the availability of required personnel could limit the ability of our acquired companies to grow, sell their products and distribution services and initiate efforts to secure new customers.

IF WE ARE UNABLE OR UNWILLING TO PROVIDE OUR ACQUIRED COMPANIES WITH ANY ADDITIONAL FINANCING THEY MAY NEED, OUR INTERESTS IN THEM MAY BE DILUTED OR WE MAY BE UNSUCCESSFUL IN GROWING OUR BUSINESS.

     Our acquired companies may require significant amounts of additional capital to compete successfully or increase sales. We are currently unable to predict the future capital needs of any of our acquired companies, and we may decide not to provide the additional capital that our acquired companies require. If our acquired companies receive capital from other sources, our ownership interest in them may be diluted. If our acquired companies are unable to obtain additional capital, we may not succeed in growing our business.

OUR ACQUIRED COMPANIES' OPERATIONS MAY BE DISRUPTED BY SYSTEMS INTEGRATION ACTIVITIES, CAUSING US TO LOSE SALES OR CUSTOMERS.

     Our acquired companies' businesses will depend on the efficient and uninterrupted operation of their computer hardware, software and network systems to enable them to provide their products and distribution services. Our acquired companies that do not currently rely on us for information technology services are dependent, to some extent, on other third parties for technological support. We intend to integrate our purchasing and accounting functions and those of our acquired companies in a single networked system that we expect will make our decision making and management more effective. The integration of these functions could be costly, time consuming and may not result in us realizing the efficiencies we expect. We may experience service interruptions arising from our integration efforts, telecommunications failures or from other systems failures, bugs or capacity constraints. These interruptions could cause the loss of customer, financial or other data that could result in lost sales or customers.

WE RELY ON A CONTINUOUS POWER SUPPLY TO CONDUCT OUR OPERATIONS, AND CALIFORNIA'S CURRENT ENERGY CRISIS COULD DISRUPT OUR OPERATIONS AND INCREASE OUR EXPENSES.

     California is in the midst of an energy crisis that could disrupt our operations and increase our expenses. In the event of an acute power shortage, that is, when power reserves in California fall below 1.5%, California has on some occasions implemented, and may in the future continue to implement, rolling blackouts. Each of Glacier Distribution, Cal Fresh and Southwest have facilities in Northern California that may experience power interruptions for so long as blackouts continue. We currently do not have backup generators or alternate sources of power in the event of a blackout, and our current insurance does not provide coverage for any damages we or our customers may suffer as a result of any interruption in our power supply. A sustained power interruption could result in loss of food or produce from spoilage, damage to our reputation, harm our ability to retain existing customers, and result in lost sales, any of which could substantially harm our business and results of operations.

     Furthermore, the deregulation of the energy industry instituted in 1996 by California has caused power prices to increase. Under deregulation, utilities were encouraged to sell their plants, which traditionally had produced most of California's power, to independent energy companies that were expected to compete aggressively on price. Instead, due in part to a shortage of supply, wholesale prices have risen dramatically over the past year. If wholesale prices continue to increase, our operating expenses will likely increase. If we cannot pass along these expenses to our customers, our margins will suffer and our results of operations will be harmed.

BECAUSE MANY OF OUR DISTRIBUTION FACILITIES ARE LOCATED NEAR MAJOR EARTHQUAKE FAULTS, WE FACE POTENTIAL DISRUPTION FROM EARTHQUAKES.

     Our distribution facilities in California are located near major earthquake faults. The impact of a major earthquake on our facilities, infrastructure and overall operations is difficult to predict and an earthquake could seriously disrupt our entire business. We are uninsured for business disruptions caused by an earthquake and do not currently maintain a comprehensive disaster recovery plan.

RISKS RELATED TO THE OFFERING

PROVISIONS IN OUR CHARTER, OUR BY-LAWS AND DELAWARE LAW COULD DELAY OR DETER TENDER OFFERS OR TAKEOVER ATTEMPTS THAT MAY OFFER YOU A PREMIUM FOR YOUR COMMON STOCK, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

     Provisions in our certificate of incorporation and by-laws and Delaware law could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to you. These provisions are:

     - the classification of our Board of Directors into three classes serving staggered three-year terms;

     - the ability of our Board of Directors to issue shares of preferred stock with rights as they deem appropriate without stockholder approval;

     - a requirement that special meetings of our Board of Directors may be called only by our Chairman, Chief Executive Officer or a majority of our Board of Directors;

     - a prohibition against action by written consent of our stockholders;

     - a requirement that our stockholders comply with advance notice provisions to bring director nominations or other matters before meetings of our stockholders; and

     - adoption of a provision of Delaware law that prohibits us from entering into some business combinations with interested stockholders without the approval of our Board of Directors.

     The existence of these provisions may deprive you of an opportunity to sell your shares at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price for our common stock.

YOU WILL SUFFER IMMEDIATE DILUTION IN THE VALUE OF YOUR SHARES AND MAY SUFFER FURTHER DILUTION IN THE FUTURE.

YOU WILL SUFFER IMMEDIATE DILUTION IN THE VALUE OF YOUR SHARES BECAUSE WE HAVE RECENTLY SOLD A LARGE NUMBER OF SHARES OF OUR CAPITAL STOCK AT A PRICE LOWER THAN OUR PUBLIC OFFERING PRICE.

     As of December 31, 2000, we had           outstanding shares of our common
stock, which had been issued at an average price per share of $     . Giving
effect to this offering, investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share of
$     .

THERE ARE OPTIONS AND WARRANTS OUTSTANDING TO PURCHASE OUR COMMON STOCK WITH
EXERCISE PRICES RANGING FROM $     TO $     PER SHARE, WHICH IF EXERCISED WILL
CAUSE YOU TO SUFFER FURTHER DILUTION IN THE VALUE OF YOUR SHARES IN THE FUTURE.

     From           , 1999 through December 31, 2000, we granted options to
purchase           shares of our common stock under our 1999 Stock Incentive
Plan to our directors, officers and employees with exercise prices ranging from
$     to $     per share. As of December 31, 2000, options to purchase
shares had been canceled and options to purchase          shares of our common
stock were outstanding. Additionally, beginning on the date of this prospectus, under our employee stock purchase plan, we will grant initial options to purchase shares of our common stock to our employees who elect to participate in the plan. These initial options will be exercisable at a price which will be no greater than 85% of our initial public offering price and may be lower than that price, depending on the trading price of our common stock in the future. To the extent that our outstanding options are exercised, you will suffer dilution in addition to the dilution described above.

WE MAY ISSUE SHARES IN CONNECTION WITH OUR ACQUISITIONS OF ADDITIONAL SPECIALTY DISTRIBUTORS, WHICH COULD CAUSE YOU TO SUFFER FURTHER DILUTION IN THE VALUE OF YOUR SHARES.

     We may issue shares of our common stock, or debt or equity securities convertible into our common stock, in the future to acquire other specialty distributors. Alternatively, we may issue debt or equity securities to raise capital to consummate additional acquisitions. These issuances may cause further dilution to our stockholders.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY, AND THIS VOLATILITY COULD RESULT IN STOCKHOLDER LAWSUITS.

     The initial public offering price for our common stock will be negotiated between us and Schneider Securities, the representative of the underwriters, and may not be indicative of the market price that will prevail after this offering. We believe that the market price of our common stock could fluctuate widely and could possibly trade at a price below the initial public offering price because of announcements of acquisitions of specialty distributors or because of any of the following factors, which are, in large part, beyond our control:

     - announcements of acquisitions of specialty distributors by our competitors;

     - announcements of new distribution relationships by our competitors;

     - trends or conditions in the foodservice distribution industry;

     - changes in valuation estimates by securities analysts and in analyst recommendations;

     - variations in the operating results of our acquired companies;

     - changes in market valuations of other foodservice distributors;

     - the receptivity of the capital markets to initial public offerings; and

     - general political, economic and market conditions.

     Any of these factors may cause a decrease in the market price of our common stock, regardless of our operating performance.

     The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet or, in some cases, exceed these expectations, even if minor, could cause the market price of our common stock to decline. The trading prices of many foodservice distributors have recently reached historical 52 week highs and have reflected relative valuations substantially above historical levels. During the same period, these companies' stocks have been somewhat volatile, as have market conditions in general. Our common stock may not trade at the same levels as other foodservice distributors and foodservice stocks in general may not sustain their current levels. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention and resources could be diverted from our business.

OUR STOCK PRICE MAY DECLINE IF A LARGE NUMBER OF SHARES ARE SOLD AFTER THIS OFFERING OR THERE IS A PERCEPTION THAT THESE SALES MAY OCCUR.

     The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by our stockholders in the market after this offering, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our equity securities. When we complete this offering, we will have outstanding shares of common stock. The 3,000,000 shares of our common stock sold in this offering will be freely transferable, unless they are purchased by our affiliates, as that term is defined in Rule 144 under the
Securities Act. The remaining total of      shares will be restricted shares,
which may be resold only
through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144. In addition,
upon completion of this offering, options to purchase           shares of common
stock will be issued and outstanding.

     Our directors and executive officers and holders of 5% or more of our outstanding stock have agreed with the representative of the underwriters that, for a period of 12 months after the date of this prospectus, they will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock or any securities exchangeable for shares of common stock, other than shares purchased by them in the open market, without the prior written consent of the representative of the underwriters. Stockholders owning less than 5% of our common stock have agreed to similar restrictions for a period of 180 days from the date of this prospectus. The representative may release all or any portion of the shares under these lock-up agreements at any time. Any early waiver of the lock-up agreements by the representative could permit sales of a substantial number of shares and could adversely affect the trading price of our common stock. The representative has not indicated to us that it has any current intention to waive or shorten the lock-up period.

     Our founders have also agreed to place 500,000 shares of common stock in an escrow account that will be released after seven years or earlier if we exceed specified performance benchmarks or engage in certain types of mergers, acquisitions or asset sales. For more information, see "Shares Eligible for Future Sale-Founders Stock Escrow."

     Under Rule 144, from March 2001 through December 2001, restricted shares of our common stock will become eligible for sale, and may then be sold in compliance with volume and manner of sale limitations and the underwriters' lock-up agreements. These shares include the shares which will be eligible for sale in the public market under Rule 701 under the Securities Act that are also locked-up by the representative. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because these sales will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

     The following table schedules the number of our outstanding shares, giving effect to this offering, that will be freely tradable at the times shown, if sold in compliance with the volume and manner of sale restrictions of Rule 144. The table only reflects shares that are currently issued and outstanding and does not reflect shares which we may issue in the future, including under our 2000 employee stock purchase plan or upon exercise of existing or new options. We intend to file a registration statement covering the issuance of shares under our stock incentive plan and employee stock purchase plan after 12 months from the date of this prospectus. Although our stockholders have agreed to restrictions on the resale of their shares under the lock-up agreements described above, the representative may release the restrictions on these shares, in whole or in part, at any time. We have, therefore, shown below the cumulative number of shares that would be freely tradeable at various times assuming that (1) the representative releases all of the shares from the restrictions on resale, and (2) the representative does not release any shares from the restrictions on resale:

                                                              CUMULATIVE NUMBER OF
                                                             SHARES FREELY TRADEABLE
                                                        ---------------------------------
                                                                              ASSUMING
                                                           ASSUMING        REPRESENTATIVE
                                                        REPRESENTATIVE     DOES NOT WAIVE
DATE                                                    WAIVES LOCK-UPS       LOCK-UPS
----                                                    ---------------    --------------
Date of this prospectus...............................
90 days after the date of this prospectus.............
180 days after the date of this prospectus............
One year after the date of this prospectus............

WE MAY BE LIABLE FOR UP TO APPROXIMATELY $2.7 MILLION PLUS INTEREST TO STOCKHOLDERS AND NOTEHOLDERS WHO PURCHASED OUR SECURITIES IN PRIVATE PLACEMENTS CONDUCTED PRIOR TO THIS OFFERING.

     We may have a contingent liability to investors who purchased shares of our common stock or promissory notes in private placements conducted in 1999 and 2000. We conducted these placements without the benefit of counsel and we have been advised that our limited disclosure, together with the inclusion of financial projections that at a minimum did not include appropriate disclaimers, may entitle purchasers in the private placements to rescind their purchases and recover the consideration paid for the securities with interest or, if they no longer own the securities, to receive damages. If the purchasers in the private placements were to assert a right to rescind their purchases or otherwise to recover damages, we would be liable to them for a total of up to approximately $2.7 million, plus interest. In that event, we may not have or be able to obtain sufficient cash to satisfy this liability. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 30.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect our current plans and expectations about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and may become inaccurate due to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include:

     - our need to continue to identify and acquire additional specialty distribution companies;

     - the intense competition from broadline foodservice distributors in distribution activities and acquisitions;

     - our ability to manage and integrate effectively the distribution of fresh and frozen food products, paper products and foodservice supplies; and

     - other factors set forth under "Risk Factors" in this prospectus.

     Except as otherwise required by federal securities laws, we are not obligated to update publicly or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

                                USE OF PROCEEDS

     We estimate that our net proceeds from the sale of the common stock in this
offering, assuming an initial public offering price of $     per share, will be
approximately $       . If the underwriters exercise their over-allotment option
in full, our net proceeds will be approximately $       . Our net proceeds are
what we expect to receive from this offering after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use these proceeds for the following purposes:

     - $14 million, or      % of the net proceeds, to pay the purchase price for
       Southwest;

     - $5 million, or      % of the net proceeds, to pay the cash portion of the
       purchase price for Damon;

     - approximately $     , or      % of the net proceeds, for systems
       integration, including additional computer hardware, software, telecommunications and network resources;

     - approximately $     , or      % of the net proceeds, to repay debt,
       including $          owed to officers, directors and principal
       stockholders, that was used for working capital and to fund acquisitions;
       this debt is unsecured, bears interest at an average rate of      % per
       annum and is due on demand or at various times through May 2002; and

     - approximately $       , or   % of the net proceeds, for corporate and
       general working capital purposes.

     We intend to seek acquisitions of other specialty distributors that will complement our existing operations or add geographic territories to our distribution operations. A portion of the proceeds allocated to working capital may be used for this purpose. While we have discussed, and will continue to discuss, potential acquisitions from time to time, we currently have no understandings, commitments or agreements for any material acquisitions except those of Damon and Southwest.

     We recently executed an agreement with R.W. Pressprich, a fixed income trading and research firm of which one of our directors is a managing director, under which Pressprich will serve as our agent in seeking to place debt securities or preferred issued by us with institutional buyers. We may use a portion of the working capital we receive in this offering to pay commitment fees or other expenses of this proposed debt financing. We do not currently know the terms of any proposed debt financing. If obtained, we expect that this debt financing will only close after completion of this offering. For more information about this proposed debt financing, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We estimate that, if the underwriters exercise their over-allotment option
in full, we will have an additional $     of net proceeds which we intend to use
to acquire other specialty distributors and for corporate and general working capital purposes. The amount and timing of these expenditures will depend upon various factors such as:

     - developments in our markets;

     - the availability of acquisition opportunities;

     - our ability to use stock and debt to finance additional acquisitions; and

     - our available cash flow from operations following this offering.

     The previous paragraphs describe our current estimates of our use of the net proceeds of this offering based on our current plans and estimates of anticipated expenses. Our actual expenditures may vary from these estimates. We may also find it necessary or advisable to reallocate the net proceeds within the uses outlined above or to use portions of the net proceeds for other purposes.

     Pending these uses, we will invest the net proceeds of this offering primarily in cash equivalents or direct or guaranteed obligations of the United States.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We plan to retain all future earnings, if any, to finance our operations and acquisitions of other specialty distribution companies and for general corporate purposes. Any future determination as to the payment of dividends will be at our Board of Directors' discretion and will depend on our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board of Directors considers relevant. We expect the terms of any debt financing we obtain in the future may restrict our ability to pay dividends.

                                 CAPITALIZATION

     The table below shows our cash and cash equivalents and total capitalization (long-term debt and stockholders' equity) as of September 30, 2000:

     - on an actual basis; and

     - on an as adjusted basis to reflect (1) our issuance and sale in this offering of 3,000,000 shares of our common stock at an assumed initial
       public offering price of $     per share, and our receipt of $
       of net proceeds from this offering, after deducting the estimated underwriting discounts and estimated offering expenses payable by us; and
       (2) the application of $19 million in net proceeds of this offering to concurrently close the Damon and Southwest acquisitions.

     You should read this table along with our consolidated financial statements and the related notes included in this prospectus.

                                                                 AS OF SEPTEMBER 30, 2000
                                                              -------------------------------
                                                                         AS ADJUSTED FOR THIS
                                                                           OFFERING AND THE
                                                                         ACQUISITIONS OF CAL
                                                                             FRESH, ROCKY
                                                                           MOUNTAIN, DAMON
                                                              ACTUAL        AND SOUTHWEST
                                                              -------    --------------------
                                                                      (IN THOUSANDS)
Long-term debt (including current portion)..................  $ 1,446           $7,603
                                                              =======           ======
Stockholders' equity:
  Preferred stock, $.0001 par value, 5,000,000 shares
     authorized, and no shares issued and outstanding,
     actual; 5,000,000 shares authorized and no shares
     issued and outstanding, as adjusted....................       --               --
  Common stock, $.0001 par value, 90,000,000 shares
     authorized and           shares issued and outstanding,
     actual; 90,000,000 shares authorized and
     shares issued and outstanding, as adjusted for this
     offering...............................................    2,911
Additional paid-in capital..................................
Due from stockholders.......................................     (333)
Accumulated deficit.........................................
Accumulated other comprehensive income......................   (2,816)
                                                              -------           ------
     Total stockholders' equity.............................     (238)
                                                              -------           ------
          Total capitalization..............................  $ 1,208           $
                                                              =======           ======

     The as adjusted numbers of issued and outstanding shares of our common stock excludes:

     -      shares issuable on the exercise of stock options outstanding on
       December 31, 2000 with a weighted average exercise price of $     per
       share;

     - shares reserved as of December 31, 2000 for grants that we may make in the future under our stock incentive plan;

     - shares reserved for issuance on exercise of the representative's warrants and other outstanding warrants; and

     -      shares reserved for issuance under our employee stock purchase plan.

                                    DILUTION

OUR PRO FORMA NET TANGIBLE BOOK VALUE

     As of September 30, 2000, after giving effect to the acquisitions of Cal Fresh, Rocky Mountain, Damon and Southwest, our pro forma net tangible book value was approximately ($20 million) or ($1.53) per share. Our pro forma net tangible book value is our pro forma total assets minus the sum of our liabilities and intangible assets. Our pro forma net tangible book value per share is our pro forma net tangible book value divided by the pro forma total number of shares of our common stock outstanding. Dilution in pro forma net tangible book value per share to new investors represents the difference between
(1) the assumed price at which we sell each share of our common stock to investors in this offering; and (2) the pro forma net tangible book value per share of common stock immediately following the completion of this offering.

DILUTION ATTRIBUTABLE TO THIS OFFERING

     As of September 30, 2000, after giving effect to an increase in our as adjusted pro forma net tangible book value to reflect our receipt of $
of estimated net proceeds from the sale of 3,000,000 shares of common stock in
this offering, at an assumed initial public offering price of $     per share
and following the deduction of estimated underwriting discounts and estimated offering expenses payable by us, and the addition of those 3,000,000 shares of common stock, our pro forma net tangible book value would have been $
or $     per share of common stock. This represents an immediate increase in net
tangible book value of $     per share to existing stockholders and an immediate
and substantial dilution of $     per share to new investors purchasing shares
of common stock in this offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share.............            $
Pro forma net tangible book value per share as of September
  30, 2000 without giving effect to this offering...........  $(1.53)
Increase per share attributable to investors in this
  offering..................................................  $
                                                              ------
Pro forma net tangible book value per share as of September
  30, 2000 after giving effect to this offering.............            $
Dilution in pro forma net tangible book value per share to
  investors in this offering................................            $
                                                                        ======

     The following table shows the differences on a pro forma basis as of December 31, 2000 between existing stockholders and investors in this offering with respect to the number of shares of common stock purchased from us, the total consideration received by us and the average price paid per share,
assuming an initial public offering price of $          per share and before
deducting estimated underwriting discounts and estimated offering expenses.

                                           SHARES PURCHASED       TOTAL CONSIDERATION      AVERAGE
                                         --------------------    ---------------------      PRICE
                                          NUMBER      PERCENT      AMOUNT      PERCENT    PER SHARE
                                         ---------    -------    ----------    -------    ---------
Existing stockholders..................                    %     $2,911,000         %       $
Investors in this offering.............  3,000,000         %                        %
                                         ---------      ---      ----------     ----
          Total........................                 100%     $               100%
                                         =========      ===      ==========     ====

These calculations do not give effect to:

     - shares of common stock issuable upon the exercise of stock options outstanding on December 31, 2000, with a weighted average exercise price
       of $          ;

     - shares of common stock reserved as of December 31, 2000 for grants that we may make in the future under our stock incentive plan;

     - shares reserved for issuance on exercise of the representative's warrants and other outstanding warrants; and

     - shares of common stock reserved for issuance under our employee stock purchase plan.

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA

     In this section, we present our selected combined pro forma financial data. You should read carefully the consolidated financial statements in this prospectus, including the notes to the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected combined pro forma data in this section is not intended to replace our consolidated financial statements or the historical financial information of Damon and Southwest.

     We began business in March 1999 and were formed as a corporation in August 1999. We acquired Jerry Schnell in December 1999, Cal Fresh in December 2000 and Rocky Mountain in February 2001. We entered into agreements to acquire Damon and Southwest in December 2000 and February 2001. We present below selected combined pro forma financial data based on historical data for the year ended December 31, 1999 and the nine months ended September 30, 1999 and 2000. The pro forma combined statement of operations data for the year ended December 31, 1999 assumes that we were organized on January 1, 1999 and the acquisitions of Rocky Mountain, Damon and Southwest and this offering were consummated on January 1, 1999. The pro forma combined balance sheet data assume that the acquisitions of Cal Fresh, Rocky Mountain, Damon and Southwest were consummated on September 30, 2000. Because our combined pro forma financial data is based on the operating results and financial condition of each entity during a time they were not under our control or management, the pro forma information may not be indicative of the results which would have actually been obtained had the acquisitions been completed during the period presented. Our combined pro forma financial data does not necessarily represent our future operating results or financial condition and does not give effect to any operating synergies that may occur when we conduct our operations on a combined basis.

                                                                                  NINE MONTHS
                                                         YEAR ENDED           ENDED SEPTEMBER 30,
                                                        DECEMBER 31,     -----------------------------
                                                            1999             1999            2000
                                                       --------------    ------------    -------------
                                                       (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Net sales............................................    $   95,945       $   71,464      $    89,777
Cost of goods sold...................................        73,943           55,620           70,493
                                                         ----------       ----------      -----------
Gross margin.........................................        22,002           15,844           19,284
Expenses:
  Salaries and related...............................        10,274            7,281            9,238
  Selling, general and administrative................         5,319            3,611            4,812
  Delivery...........................................         3,795            2,739            3,471
  Depreciation and amortization......................         2,071            1,568            1,611
  Non-recurring expenses.............................           127               99              427
  Stock-based compensation...........................            --               --              648
                                                         ----------       ----------      -----------
          Total expenses.............................        21,586           15,298           20,207
                                                         ----------       ----------      -----------
Income (loss) from operations........................           416              546             (923)
Other income (expense):
  Interest expense...................................          (767)            (580)            (641)
  Other income.......................................           199              134              147
                                                         ----------       ----------      -----------
Net income (loss) before income taxes................          (152)             100           (1,417)
Income tax (expense) benefit.........................            17              (64)             482
                                                         ----------       ----------      -----------
Net income (loss)....................................    $     (135)      $       36      $      (935)
                                                         ==========       ==========      ===========

                                                                                  NINE MONTHS
                                                         YEAR ENDED           ENDED SEPTEMBER 30,
                                                        DECEMBER 31,     -----------------------------
                                                            1999             1999            2000
                                                       --------------    ------------    -------------
                                                       (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
Weighted average common stock outstanding............     7,201,679        7,183,419       11,095,544
Pro forma basic net income (loss) per share of common
  stock..............................................    $     (.02)      $      .01      $      (.08)
Weighted average common stock and dilutive potential
  stock outstanding..................................     7,201,679        7,183,419       11,095,544
Pro forma diluted net income (loss) per share of
  common stock.......................................    $     (.02)      $      .01      $      (.08)
OTHER OPERATING DATA:
Adjusted EBITDA......................................    $    2,685       $    2,247      $     1,482
Capital expenditures.................................           879              683              637
Gross margin as percentage of net sales..............          22.9%            22.2%            21.5%

                                                               SEPTEMBER 30, 2000
                                                              ---------------------
                                                              PRO FORMA       AS
                                                              COMBINED     ADJUSTED
                                                              ---------    --------
PRO FORMA BALANCE SHEET DATA:
Working capital.............................................  $(22,498)
Total assets................................................    20,867
Total long-term debt and other liabilities..................    21,105
Stockholders' equity (deficit)..............................      (238)

Pro forma adjustments:

     - include amortization of goodwill over a 25 year period to be recorded as a result of the acquisitions of Damon and Southwest; amortization of all goodwill totals $800,000, $570,000 and $570,000 for the year ended December 31, 1999 and the nine months ended September 30, 1999 and 2000;

     - adjust income taxes as if Damon and Southwest were each taxed as a C corporation for income tax purposes rather than as an S corporation. As an S corporation, neither Damon nor Southwest paid corporate income taxes for the periods presented;

     - include interest on debt incurred to finance the acquisitions of Jerry Schnell, Cal Fresh and Damon Industries; and

     - reflect the add back of non-recurring expenses.

Pro forma balance sheet data:

     - include a total of $25.7 million representing the purchase price paid to acquire Jerry Schnell, Cal Fresh and Rocky Mountain and payable to acquire Damon and Southwest; and

     - on an as-adjusted basis reflect the sale of the shares of common stock offered hereby and the application of the net proceeds.

The foregoing table does not give effect to:

     - shares of common stock issuable on exercise of outstanding options and warrants; and

     - 300,000 shares of common stock issuable on exercise of the representative's warrants.

     Adjusted EBITDA means income from operations plus depreciation and amortization, adjusted to include non-recurring expenses. Non-recurring expenses consist of what we consider to be excess owners' compensation and stock-based compensation arising from our prior grant of options and issuance of shares of common stock. Adjusted EBITDA is provided because we consider it to be an important indicator of operational performance of our business. Adjusted EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States, or GAAP. You should not consider it in isolation from or as an alternative to net income as an indicator of operating performance or in isolation from or as an alternative to cash flow as a measure of liquidity. We have included adjusted EBITDA as a supplemental disclosure because it may provide useful information about our ability to meet our debt service, capital expenditure and working capital requirements. We may calculate adjusted EBITDA differently than other companies or may include adjustments not made by other companies. Capital expenditures do not include the cost of acquired businesses.

           SELECTED HISTORICAL FINANCIAL DATA FOR DAMON AND SOUTHWEST

     The statement of operations data for each of the years in the three year period ended December 31, 1999, and the balance sheet data at December 31, 1998 and 1999, are derived from the financial statements of Damon and Southwest that have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent accountants, and are included elsewhere in this prospectus. The selected financial data of Damon and Southwest as of September 30, 2000, and for the nine months ended September 30, 1999 and 2000 have been derived from the unaudited financial statements included elsewhere herein. Such selected financial data are not necessarily indicative of the results to be expected for the full year.

     We believe the unaudited financial statements of Damon and Southwest reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of Damon and Southwest for those periods in accordance with generally accepted accounting principles. The following selected financial data of Damon and Southwest should be read together with the historical financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. Damon and Southwest have fiscal years ending December 31.

                                          HISTORICAL -- DAMON
                               ------------------------------------------                 HISTORICAL -- SOUTHWEST
                                                            NINE MONTHS     ----------------------------------------------------
                                      YEAR ENDED               ENDED                  YEAR ENDED                 NINE MONTHS
                                     DECEMBER 31,          SEPTEMBER 30,             DECEMBER 31,            ENDED SEPTEMBER 30,
                               ------------------------   ---------------   ------------------------------   -------------------
                                1997     1998     1999     1999     2000      1997       1998       1999       1999       2000
                               ------   ------   ------   ------   ------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................  $6,913   $6,445   $6,726   $5,181   $5,392   $ 39,373   $ 45,488   $ 62,777   $ 47,511   $ 63,532
Cost of products.............   3,274    3,187    3,549    2,723    2,784     31,504     36,260     51,022     38,592     52,339
Gross margin.................   3,639    3,258    3,177    2,458    2,608      7,869      9,228     11,755      8,919     11,193
Operating expense............   2,837    2,686    2,469    1,893    2,021      7,556      8,546     11,278      8,065     10,509
Income from operations.......     802      572      708      565      587        313        682        477        854        684
Pro forma income taxes.......     313      223      276      232      229        122        266        186        333        267
                               ------   ------   ------   ------   ------   --------   --------   --------   --------   --------
Pro forma net income.........  $  489   $  349   $  432   $  333   $  358   $    191   $    416   $    291   $    521   $    417
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========
Earnings per common share --
  basic......................  $2,222   $1,585   $1,962   $1,514   $1,627   $   1.49   $   3.25   $   2.27   $   4.07   $   3.26
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========
Earnings per share of common
  stock -- diluted...........  $2,222   $1,585   $1,962   $1,514   $1,627   $   1.49   $   3.25   $   2.27   $   4.07   $   3.26
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========
Weighted average number of
  shares of common stock
  outstanding -- basic.......     220      220      220      220      220    128,046    128,046    128,046    128,046    128,046
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========
Weighted average number of
  shares of common stock
  outstanding -- diluted.....     220      220      220      220      220    128,046    128,046    128,046    128,046    128,046
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========
Adjusted EBITDA..............  $  987   $  734   $1,102   $  804   $  884   $    828   $  1,168   $  1,267   $  1,497   $  1,665
                               ======   ======   ======   ======   ======   ========   ========   ========   ========   ========

                                          HISTORICAL -- DAMON            HISTORICAL -- SOUTHWEST
                                     -----------------------------    -----------------------------
                                       DECEMBER 31,                     DECEMBER 31,
                                     ----------------    SEPT. 30,    ----------------    SEPT. 30,
                                      1998      1999       2000        1998      1999       2000
                                     ------    ------    ---------    ------    ------    ---------
                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..........  $   --    $   --     $   --      $    1    $    1     $     1
Working capital (deficit)..........     932       859        594        (624)     (736)       (272)
Total assets.......................   2,113     2,101      2,188       7,333     7,884      10,548
Long-term liabilities..............     899       702        347         117        27          45
Total stockholders' equity.........     725       831        916         986     1,003       1,422
Total liabilities and stockholders'
  equity...........................   2,113     2,101      2,188       7,333     7,884      10,548

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion along with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements that may become inaccurate due to risks, uncertainties and assumptions, including those discussed under "Risk Factors." Our actual results may differ materially from those expressed in, or implied by, these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

OVERVIEW AND RECENT DEVELOPMENTS

     We are a specialty distributor of food and non-food products primarily to quick-service premier accounts and multi-unit accounts. Premier accounts usually require frequent deliveries of smaller quantities of food and non-food products and offer higher margins than multi-unit accounts, which generally are higher volume accounts. We commenced operations in March 1999 and were incorporated on August 13, 1999. We opened our first facility in Denver in March 1999 to distribute foodservice products in Colorado and opened a second facility in Kansas City, Kansas in July 1999 that now distributes foodservice products to customers in Kansas, Missouri, Nebraska and Oklahoma. Through November 1999, we also engaged in start-up and organizational activities, including raising our initial capital, analyzing the specialty distribution market and engaging in discussions with potential acquisition candidates. In December 1999, we completed our first acquisition by purchasing the assets of Jerry Schnell Distributors. Headquartered in Roseville, California, Jerry Schnell distributes fresh and frozen food products throughout northern and central California. We acquired Jerry Schnell's assets for approximately $750,000, consisting of cash of $50,000 and three promissory notes totaling $700,000. Two of the notes require 60 equal monthly payments of principal and interest, with interest accruing at 8% per annum, while the remaining note extends for a term of 120 months at the same interest rate.

     During the first nine months of 2000, we concentrated our efforts on building our management team, identifying additional acquisition opportunities, raising additional capital and adding experienced executives to our board of directors. We also commenced discussions with the owners of Cal Fresh, Rocky Mountain, Damon, Southwest and several other specialty distributors and began to develop our consolidation strategy and long-term objectives. This process included evaluating alternative capital structures and conducting discussions with various financing sources active in providing equity or debt financing to companies such as ours.

     In the last three months of 2000, we acquired Cal Fresh and entered into agreements to acquire Rocky Mountain and Southwest. We purchased Cal Fresh for $3.7 million, consisting of $1.4 million in cash and a promissory note for $2.3 million. The note requires monthly payments of principal and interest over a 60 month term, with interest accruing at 9% per annum. Cal Fresh is headquartered in Sacramento, California and is engaged primarily in the distribution of high quality fresh produce throughout northern and central California and northern Nevada. Rocky Mountain's purchase price was $500,000 cash which was paid at closing in February 2001. Rocky Mountain distributes high quality fresh produce and ice cream in Colorado. The purchase price for Southwest is $14 million cash to be paid from the proceeds, and concurrently with the closing, of this offering. Southwest is headquartered in Temecula, California and distributes frozen and refrigerated food products and dry goods in Arizona, California, Colorado, Nevada, New Mexico and Utah.

     In February 2001, we concluded the purchase agreement with Damon under which we will purchase Damon's assets for approximately $7.5 million, consisting of cash in the amount of $5 million and a promissory note for $2.5 million. The cash portion of Damon's purchase price will be paid from the proceeds of this offering and the closing will occur concurrently with the closing of this offering. The note requires level payments of principal and interest over 36 months, with interest accruing at 9% per annum. Damon is located in Sparks, Nevada and packages and distributes frozen and shelf stable juice and beverage concentrates primarily in Nevada, northern California and Arizona. We anticipate that our efforts will be focused on completion of this offering and the closing of the acquisitions of Southwest and Damon during the second quarter of 2001. Thereafter, we expect to devote significant management time and effort to integrating the operations, systems and marketing plans of our businesses.

     We are continuously identifying and evaluating other acquisition candidates consistent with our consolidation strategy, which targets companies that:

     - market and distribute food and related products that complement our existing product lines;

     - generate significant sales from quick-service customers not currently served by us;

     - maintain a strong competitive position within a rapidly growing segment of the specialty distribution market;

     - offer opportunities to leverage our systems, technologies and combined purchasing power to increase operating efficiencies and achieve a higher return on investment; or

     - facilitate our entry into new geographic markets not currently served by us.

     We have initiated discussions with several companies that meet one or more of these criteria but have no understandings, agreements or commitments with respect to any acquisition other than those described in this prospectus. We intend to fund future acquisitions using proceeds of this offering, our shares of common stock, internally generated cash flow and, possibly, proceeds of a debt financing. In February 2001, we entered into an agreement with R.W. Pressprich, for which one of our directors serves as a managing director, under which Pressprich will serve as our agent in seeking to place debt securities or preferred stock with one or more institutional buyers so that we can fund additional acquisitions. Such financing, if obtained, may take the form of senior or subordinated debt, convertible debt or preferred stock, or a combination with equity equivalents such as warrants. Although Pressprich is a fixed income trading and research firm and has advised other issuing entities in obtaining institutional debt financing, they are obligated only to use their best efforts to complete the financing and their success will depend, to a considerable extent, on conditions in the capital markets. Our ability to obtain financing for specific acquisitions will depend on many factors, including the sales, earnings, purchase price, presence or absence of operating synergies, markets served and competition for acquisitions within the specialty distribution market. We cannot assure you that we will succeed in obtaining debt or other financing or that we will otherwise have capital resources available to us with which to acquire other specialty distributors.

     We are currently in the process of evaluating a number of efficiencies that we believe may enhance our operating performance following the completion of this offering and the acquisitions of Damon and Southwest. These potential operating efficiencies include:

     - coordinating our purchases of food, produce, dry goods and fuel in order to achieve enhanced volume discounts;

     - restructuring our lease financing arrangements to optimize our cost of capital;

     - identifying opportunities for Damon to provide private label juice and juice products and Southwest to provide its private label products to our other acquired companies and thus enhance our operating margins;

     - consolidating duplicate storage facilities to maximize distribution efficiencies;

     - evaluating back-haul opportunities for our trucking fleet to reduce overall delivery and freight expenses; and

     - identifying opportunities to cross-sell food or produce to existing customers that currently purchase only one line of our products.

     We cannot assure you that this evaluation will result in us achieving improved financial performance following the completion of this offering. In addition, even if we are successful in recognizing some or all of these operating efficiencies, we may not necessarily report improved financial results in future periods. It is also possible that certain of these efficiencies may result in one-time improvements that would not contribute to a sustained improvement in our results of operations. It is also possible that we may incur charges that would reduce our earnings or increase our losses in future periods, if we restructured the operations of one or more of our acquired companies. We are not currently aware of any charges other than those disclosed in this prospectus that would be necessary or appropriate to take as a result of the implementation of our current operating plan, although changes in our operating plan could result in our having to take such charges in the future.

ACCOUNTING POLICIES AND PRACTICES

     We recognize revenue on delivery of products to our customers. Since food products are perishable, our customers may occasionally return food or produce to us that has been damaged in transit or otherwise. Our net sales are made up of sales to our customers net of any returns. We do not sell on consignment and offer returns only in those isolated instances when our food or produce was
damaged or we delivered an incorrect product. Our returns were less than      %
of gross sales on a combined basis in 2000.

     The acquisitions of Jerry Schnell, Cal Fresh, Rocky Mountain, Damon and Southwest have been accounted for using the purchase method of accounting. Under this method, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. Our intangible assets consist primarily of the excess of the purchase price over the fair value of tangible net assets acquired (goodwill) related to purchase business combinations, costs allocated to customer lists and non-compete agreements. The excess of the purchase prices of all of the companies we have and will acquire concurrently with the closing of this offering is approximately $20 million and is being amortized on a straight-line basis over estimated lives of 25 years.

     Damon and Southwest previously elected for federal and state income tax purposes to be treated as S corporations under the Internal Revenue Code and comparable state tax laws. Our acquisitions of Damon and Southwest will cause the automatic conversion of these companies from S corporations to C corporations. The statement of operations data for each of these companies and the pro forma statement of operations data includes a provision for federal and state income taxes as if Damon and Southwest paid federal and state corporate income taxes for the actual and pro forma periods presented.

     References in this prospectus to "adjusted EBITDA" or "earnings before interest, taxes, depreciation, amortization and non-recurring expenses" mean our income from operations before interest, other income (expense), income tax provision (benefits), depreciation, amortization and non-recurring expenses. Non-recurring expenses consist of what we consider to be excess owners' compensation and stock-based compensation arising from our prior grant of options and issuance of shares of common stock. Adjusted EBITDA is provided because we consider it to be an important indicator of operational performance of our business. Adjusted EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States, or GAAP. You should not consider it in isolation from or as an alternative to net income as an indicator of operating performance or in isolation from or as an alternative to cash flow as a measure of liquidity. We have included adjusted EBITDA as a supplemental disclosure because it may provide useful information about our ability to meet our debt service, capital expenditure and working capital requirements. We may calculate adjusted EBITDA differently than other companies or may include adjustments not made by other companies. Capital expenditures do not include the cost of acquired businesses.

     Except Rocky Mountain, our acquired companies as well as Damon and Southwest use a December 31 fiscal year. Rocky Mountain previously used a 52/53 week fiscal year ended on the Saturday closest to December 31. References in this prospectus to the years 1998 and 1999 mean Rocky Mountain's fiscal years ended January 2, 1999 and January 1, 2000, unless otherwise expressly stated. References to the nine months ended September 30, 1999 and 2000 mean the 39 weeks ended October 2, 1999 and September 30, 2000 for Rocky Mountain. Cal Fresh formerly used a June 30 fiscal year that we have since changed to December 31.

     The following describes the line items set forth in our pro forma combined statements of income (loss):

          Net sales. We recognize revenue from sales on delivery of the products to the customer. We sell frozen, refrigerated, fresh and dry food and non-food products. Our sales include warehousing and transportation services.

          Cost of goods sold. Our costs of goods sold include the cost of purchasing food and non-food products; costs of shipping those products to our facilities; and the costs of packaging for produce and private label products.

          Gross margin. Our gross margins are impacted by the mix of multi-unit and premier accounts we have at particular points in time. Multi-unit accounts are generally higher volume and lower gross margin accounts, while premier accounts are typically higher margin and lower volume accounts. For example, our pro forma gross margin percentages declined from 22.2% to 21.5% of net sales in the nine months ended September 30, 2000 from the prior year's comparable period principally as a result of Southwest's sales materially increasing to two new multi-unit accounts.

          Salaries and related expenses. These expenses include salaries, bonuses and related benefits for customer service, financial, human resource, and information services personnel; and unallocated salaries and benefits of transportation and maintenance personnel.

          Selling, general and administrative expenses. These expenses consist of executive salaries, bonuses and related benefits; sales salaries, commissions and bonuses; marketing and sales costs; travel; professional fees; reserves for bad debt; and facilities costs (including operating leases).

          Delivery. These costs are shipping expenses attributable to customer deliveries, including fuel.

          Depreciation and amortization. These expenses include depreciation of transportation and warehouse equipment, furniture and fixtures; and amortization of identifiable intangible assets and goodwill in connection with our acquisitions.

          Non-recurring expenses. These expenses are principally non-recurring owners' compensation and rental expense for duplicate facilities to be eliminated after this offering.

          Discontinued location. This represents a one-time expense for the closing of one of our facilities in southern California that we decided to eliminate when we agreed to acquire Southwest.

          Stock-based compensation. In connection with our grant of stock options and direct issuances of stock to two of our directors, we recorded compensation expense of $648,000.

          Interest expense. Interest expense consists of interest on our long-term debt and capital lease obligations.

          Income tax expense. We accrue a provision for federal and state income tax at the applicable rate.

SUMMARY OF CURRENTLY EXPECTED FIXED CHARGES

     For the next five years, we currently expect to incur fixed charges for amortization of identifiable intangible assets and goodwill of approximately $800,000 per year that will increase our losses or reduce our earnings, if we have any in the future, in the affected periods.

RESULTS OF OPERATIONS

PRO FORMA COMBINED FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999

  Net sales

     Our net sales increased $18.3 million, or 25%, from $71.5 million to $89.8 million, primarily as a result of Southwest obtaining contracts to provide specialty distribution to two significant multi-unit accounts. Southwest also experienced sales growth from existing and other new accounts, with sales increasing by $5.0 million, or 8%, without giving effect to sales to the two new multi-unit accounts.

  Cost of goods sold

     Cost of goods sold increased $14.9 million, or 27%, from $55.6 million to $70.5 million. The cost of sales growth was consistent with the growth in sales on a period to period basis and reflects primarily the cost of increased sales at Southwest. Gross margin as a percentage of net sales decreased slightly, from 22.2% to 21.5%, as a result of the impact of increased sales to multi-unit accounts that generate somewhat lower margins than premier accounts.

  Salaries and related

     Salaries and related expenses increased $1.9 million, or 26%, from $7.3 million to $9.2 million. Approximately 50% of this increase was due to Southwest's expansion to handle the increase in multi-unit accounts, while the remainder was attributable to Glacier Distribution's establishment of corporate infrastructure and the purchase of Jerry Schnell. In the prior year's comparable period, Glacier Distribution was not operating for approximately three months prior to its commencement of operations.

  Selling, general and administrative

     Selling, general and administrative expenses increased $1.2 million, or 33%, from $3.6 million to $4.8 million. These expenses also increased due to the expansion at Southwest, the new corporate infrastructure established by Glacier Distribution and the purchase of Jerry Schnell.

  Delivery

     Delivery costs rose $732,000, or 27%, from $2.7 million to $3.4 million. This increase was consistent with the rise in sales and cost of goods sold that took place in 2000.

  Depreciation and amortization

     Depreciation and amortization rose $43,000, or 3%, to $1.6 million. This increase was due primarily to Glacier Distribution's depreciation of the assets of Jerry Schnell Distributors in 2000 and additional equipment purchased by
Southwest. Amortization for the 2000 year totaled $          for the acquired
companies.

  Discontinued location

     These costs reflect a one-time increase of $207,000 incurred as a result of our electing to close a southern California facility once it became apparent that the Southwest purchase was proceeding.

  Stock-based compensation

     We incurred a non-cash expense of approximately $648,000 related to the issuance of shares of restricted stock and grants of options to purchase shares of our common stock under our 1999 Stock Incentive Plan. A part of this expense was also incurred on issuance of options in lieu of interest payable on promissory notes.

  Other income and expense

     Other income consisted of interest income earned from investment of our available cash balances. Other expense consisted of interest expense that increased $61,000, or 10.5%, from $580,000 to $641,000. Interest expense was incurred primarily from notes payable for borrowings used to fund working capital and acquisitions.

  Income taxes

     Income taxes decreased from an expense of $64,000 to a benefit of $482,000. The decrease was due to the decline in income before taxes from 1999 to 2000.

DAMON INDUSTRIES

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2000

  Sales

     Sales increased $.2 million, or 4%, from $5.2 million to $5.4 million, as a result of the addition of new accounts and growth in sales to existing accounts.

  Cost of goods sold

     Cost of goods sold increased $.1 million, or 4%, from $2.7 million to $2.8 million. Gross margin as a percentage of sales increased slightly, from 47.4% to 48.4%, reflecting slightly higher sales to premier accounts.

  Salaries and related

     Salaries and related expenses decreased $.1 million, or 10%, from $1.0 million to $.9 million. This reflects a slightly lower headcount in 2000 as opposed to 1999.

  Selling, general and administrative

     Selling, general and administrative expenses increased $.2 million, or 33%, from $.6 million to $.8 million. These expenses increased due to an increase in stockholder compensation in 2000.

  Delivery

     Delivery costs remained relatively constant at $.2 million in 1999 and 2000, increasing slightly as a result of the rise in sales that took place in 2000.

  Other expense

     Interest expense decreased $4,000, or 10%, from $41,000 to $38,000. Other expense increased $4,000, or 25%, from $16,000 to $20,000, offsetting the decrease in interest expense.

  Pro forma income taxes

     Pro forma income taxes remained relatively constant at $.2 million. The pro forma tax rate declined from 41% in 1999 to 39% in 2000.

DAMON INDUSTRIES

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

  Sales

     Sales increased $.3 million, or 5%, from $6.4 million in 1998 to $6.7 million in 1999, primarily as a result of addition of new customer accounts.

  Cost of goods sold

     Cost of goods sold increased $.3 million, or 9%, from $3.2 million to $3.5 million. Gross margin as a percentage of sales decreased from 51% to 47%, as sales of private label products declined as a percentage of total sales in 1999.

  Salaries and related

     Salaries and related expenses decreased $.1 million, or 7%, from $1.5 million to $1.4 million, principally as a result of management's increased focus on cost controls in 1999.

  Selling, general and administrative

     Selling, general and administrative expenses decreased $.1 million, or 13%, from $.8 million to $.7 million, as cost controls were implemented in 1999 as a result of reduced net income in 1998.

  Delivery

     Delivery costs remained constant at $.3 million in 1999 and 1998, but declined slightly as a percentage of sales in 1999.

  Other expense

     Other expense remained relatively constant at $54,000 in 1999 and $50,000 in 1998. Interest expense accounted for 90% of other expense in 1999 and 98% of other expense in 1998.

  Pro forma income taxes

     Pro forma income taxes increased $.1 million, or 24%, from $.2 million to $.3 million, reflecting the increase in net income in 1999. Pro forma tax rates remained constant at 39% from year to year.

DAMON INDUSTRIES

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

  Sales

     Sales decreased $.5 million, or 7%, from $6.9 million in 1997 to $6.4 million in 1998, primarily as a result of loss of customers in 1998 that were not replaced with new customer accounts.

  Cost of goods sold

     Cost of goods sold increased $.1 million, or 3%, from $3.3 million to $3.2 million. Gross margin as a percentage of sales decreased from 53% to 51%, as sales of private label products declined, and sales to multi-unit accounts rose, as a percentage of total sales in 1998.

  Salaries and related

     Salaries and related expenses increased $.2 million, or 15%, from $1.3 million to $1.5 million, as cost controls implemented in 1998 took effect only late in the year.

  Selling, general and administrative

     Selling, general and administrative expenses decreased $.3 million, or 27%, from $1.1 million to $.8 million, as management took steps to reduce these expenses as sales declined in 1998.

  Delivery

     Delivery costs remained constant at $.3 million in 1997 and 1998, but increased slightly as a percentage of sales in 1998.

  Other expense

     Other expense decreased $.1 million, or 72%, from $.2 million to $.1 million. While interest expense remained relatively constant, other net expense decreased to nil in 1998 from $130,000 in 1997.

  Pro forma income taxes

     Pro forma income taxes decreased $.1 million, or 29%, from $.3 million to $.2 million, reflecting the decrease in net income in 1998. Pro forma tax rates remained constant at 39% from year to year.

SOUTHWEST

NINE MONTHS SEPTEMBER 30, 1999 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2000

  Sales

     Sales increased $16 million, or 34%, from $47.5 million in 1999 to $63.5 million in 2000, primarily as a result of additional sales to two multi-unit customer accounts. Existing and other new accounts accounted for $5 million of the increase in sales on a period to period basis.

  Cost of goods sold

     Cost of goods sold increased $13.7 million, or 35%, from $38.6 million to $52.3 million. Gross margin as a percentage of sales decreased from 18.7% to 17.6%, as sales to multi-unit accounts with somewhat lower margins accounted for a greater percentage of total sales in 2000.

  Salaries and related

     Salaries and related expenses increased $1.1 million, or 27%, from $3.9 million to $5.0 million, principally as a result of the addition of personnel necessary to service the larger customer base in 2000.

  Selling, general and administrative

     Selling, general and administrative expenses increased $.9 million, or 36%, from $2.5 million to $3.4 million, reflecting the increase in sales in 2000. This increase was attributable to sales commissions on a higher sales base and the addition of general and administrative support to service the growing customer base.

  Delivery

     Delivery costs rose $.5 million, or 29%, from $1.7 million to $2.2 million in 1999 and 2000, but decreased slightly as a percentage of sales in 2000 as some efficiencies were realized in utilization of transportation assets.

  Other expense

     Other income declined from $13,000 in 1999 to expense of $22,000 in 2000. Interest expense increased slightly on a period to period basis, and was offset to a somewhat lesser extent in 2000 by other income.

  Pro forma income taxes

     Pro forma income taxes decreased $66,000, or 20%, from $.3 million to $.2 million, reflecting the decrease in net income in 2000 from 1999. Pro forma tax rates remained constant at 39% from year to year.

SOUTHWEST

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

  Sales

     Sales increased $17.3 million, or 38%, from $45.5 million in 1998 to $62.8 million in 1999, primarily as a result of additional sales to two multi-unit accounts.

  Cost of goods sold

     Cost of goods sold increased $14.8 million, or 41%, from $36.2 million to $51.0 million. Gross margin as a percentage of sales decreased from 20.3% to 18.7%, as sales to multi-unit accounts accounted for a greater percentage of sales in 1999.

  Salaries and related

     Salaries and related expenses increased $1.6 million, or 38%, from $4.2 million to $5.8 million, in line with the increase in sales on a year to year basis. This increase was due to a higher headcount necessary to service a larger sales base in 1999.

  Selling, general and administrative

     Selling, general and administrative expenses rose $.8 million, or 30%, from $2.5 million to $3.3 million, as general and administrative support was expanded to address the larger customer base and commissions rose on higher sales levels.

  Delivery

     Delivery costs increased $.5 million, or 30%, from $1.7 million to $2.2 million. The rise in delivery costs was less than the increase in sales as some distribution efficiencies were recognized from higher sales to existing customers.

  Other expense

     Other expense declined from $126,000 in 1998 to nil in 1999. Although interest expense increased slightly on a year to year basis, an increase in other income from $30,000 to $164,000 nearly offset in its entirety the interest expense in 1999.

  Pro forma income taxes

     Pro forma income taxes decreased $.1 million, or 30%, from $.3 million to $.2 million, reflecting the decrease in net income in 1999. Pro forma tax rates remained constant at 39% from year to year.

SOUTHWEST

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

  Sales

     Sales increased $6.1 million, or 16%, to $45.5 million in 1998 from $39.4 million in 1997, primarily as a result of increased sales to existing customers.

  Cost of goods sold

     Cost of goods sold increased $4.8 million, or 15%, from $31.5 million to $36.3 million. Gross margin as a percentage of sales remained relatively constant at approximately 20%.

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

  Salaries and related

     Salaries and related expenses increased $.8 million, or 25%, from $3.3 million to $4.2 million, as headcount increased to service a larger sales base.

  Selling, general and administrative

     Selling, general and administrative expenses increased $.1 million, or 6%, from $2.4 million to $2.5 million, as cost controls in 1998 were successful in reducing the rise in these expenses.

  Delivery

     Delivery costs remained constant at $1.7 million in 1997 and 1998, but decreased slightly as a percentage of sales in 1998.

  Other expense

     Other expense decreased $34,000, or 21%, from $160,000 to $126,000. This decrease was due to interest expense declining $27,000 and interest income increasing from nil to $16,000.

  Pro forma income taxes

     Pro forma income taxes increased $.1 million, or 117%, from $.1 million to $.3 million, reflecting the increase in net income in 1998.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2000, we had cash and cash equivalents of approximately
$          , including cash and cash equivalents of $          held by the
companies we had acquired at that date. Our cash and cash equivalents as of
December 31, 2000 represented a decrease of approximately $          from
approximately $          as of September 30, 2000, which represented an increase
of approximately $          from approximately $          as of December
31,1999. From our inception through February 11, 2001, we had raised
approximately $   million from sales of shares of our common stock. Proceeds from stock sales have provided our principal sources of liquidity during this
time period. We also received proceeds from loans totaling $          during
2000, of which $          was received from affiliates. These loans are
unsecured, bear interest at an average rate of      % per annum and are due at
various times through 2002. We expect to repay such loans from operating cash flow or proceeds of debt financing we intend to obtain following the completion of this offering.

     Our pro forma use of cash in operating activities was approximately
$          for the year ended December 31, 2000. This resulted principally from
Southwest using cash to fund additional inventory purchases and accounts receivable that were generated from sales to two new significant multi-unit accounts that became customers in late 1999.

     Our pro forma cash provided by financing activities was $          , nearly
all of which represents proceeds of our stock sales. We applied these funds to corporate overhead, a portion of the acquisition costs of our acquired companies, for deposits paid to Damon and Southwest and for professional fees.

     Southwest has recently been reviewing plans to install a new material handling system and modify its main warehouse facility to increase the efficiency of order picking and truck loading and to further enhance its order accuracy rate. We expect the purchase price and installation of the material handling system will cost approximately $2.5 million. However, this amount may increase or decrease as Southwest finalizes its plans. We expect that the substantial majority of the cost of the material handling system and associated installation expense will be funded through third-party financing. The warehouse facility's usable storage space will increase by approximately 70,000 square feet when the facility modifications are complete, the cost of which will be included within the rental amount we will pay following construction. As a result, we expect our facility rental expense will increase by approximately
$          following the
expansion. We currently anticipate that the material handling system and modifications to the facility will be completed by the third quarter of 2001. However, the timing of the installation and modifications to the facility, as well as its final design, will depend on Southwest's execution of contracts, the timing of installation and construction to be least disruptive to Southwest's business, and the availability of acceptable third-party financing.

     We have no current capital commitments with the exception of the material handling system and warehouse modification described above. Following this offering, we will evaluate various technologies to integrate our information technology systems and perhaps install a company-wide network. We have not obtained any estimates for the cost of installing integration upgrades or a company-wide network but anticipate that our information technology requirements can be funded from proceeds of this offering, operating cash flow or third party financing sources.

     On closing of our acquisitions of Damon and Southwest, we will operate a fleet of approximately 80 tractor-trailers and delivery trucks, of which approximately 90% are leased from a wide variety of lessors. We intend to evaluate our current leasing arrangements at that time and may seek to obtain a single lease finance facility for transportation and other assets if a single facility will cost less.

     We may have a contingent liability to investors who purchased shares of our common stock or promissory notes in private placements conducted in 1999 and 2000. We conducted these placements without the benefit of counsel and provided limited disclosure, together with financial projections that lacked appropriate disclaimers, to these investors. We believe our placements were exempt from the registration requirements of the Securities Act and applicable state securities laws. We base this belief on our understanding that there are no specific disclosure requirements that must be met as a result of sales to accredited investors and we received written confirmation from each purchaser that the purchaser was an accredited investor as defined under Regulation D of the Securities Act. Nonetheless, the lack of specific disclosure requirements merely indicates that we remain subject to the general requirement to comply with the anti-fraud provisions of the securities laws. We did not provide disclosure about several of the related party transactions described in this prospectus to our investors and provided projections that may have overstated our future results of operations. We could not accurately project our future financial performance because it was then, and will be, based on many factors, including the closing of acquisitions and their timing, our sales growth and that of our acquired companies, our success in integrating the operations of the acquired businesses, realization of any operating efficiencies and marketing synergies, employee hiring and retention decisions and the implementation of, and any
changes in, our strategies. In addition, we issued                warrants to
purchasers in our private placements for acting as finders and assisting us in contacting other accredited investors and did not provide written disclosure of this fact to the later purchasers.

     If one or more investors were to pursue an action for our alleged failure to comply with applicable securities laws, we may be required to repay the investors the consideration paid for the securities with interest at the statutory rate or, if they no longer own the securities, to pay damages. This right is generally exercisable for up to three years after the violation is discovered or should have been discovered. If the purchasers in the private placements were to assert a right to rescind their purchases or otherwise to recover damages, we would be liable to them for a total of up to approximately $2.7 million, plus interest. In that event, we may not have or be able to obtain sufficient cash to satisfy this liability.

     We do not believe that our actions in selling securities in these placements will give rise to actual liability that will have a material adverse effect on our results of operations or financial condition. We base this belief on the fact that rescission, if required, may not be dilutive because the shares and warrants issued to the investors were sold at a price significantly below the price of the shares being sold in this offering. We also believe that our repayment of debt owed to noteholders when this offering is completed will reduce the likelihood of noteholders seeking a recovery from us. If the price of our common stock were to significantly decline within the period in which a claim may be made against us, that decline could increase the possibility that investors would assert claims against us.

     We estimate that following this offering we will have cash and cash
equivalents totaling approximately $          . Our long-term capital
requirements will depend in large part on our results of operations, operating cash flow, the number of specialty distribution companies we acquire, the amount we pay for these companies, capital expenditures, availability of debt or other financing, and the timing of these factors. The performance of our acquired companies will also materially impact our capital requirements. We may have to significantly increase or decrease and accelerate or decelerate capital investments in, or advances to, our acquired companies based upon various factors including each company's financial performance, growth opportunities, progress toward achievement of performance goals, as well as additional funding available from third-party sources. Our plans and the related expenditures will depend on these and other factors, such as developments in the specialty distribution market and the availability of acquisition and expansion opportunities. We may not be able to obtain financing on acceptable terms, or at all, when we need it. If we require, but are unable to obtain, additional financing in the future on acceptable terms, if at all, we will not be able to continue our consolidation strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively.

     If we do not complete this offering or if the proceeds of this offering, together with any debt financing we may obtain, are insufficient to execute our consolidation strategy, we expect to take steps to reduce our costs and to seek alternative sources of capital. Our cost reduction measures would likely include laying off employees, although we do not currently know how many positions would be eliminated or who would be considered for layoffs. We have not made any specific plans with respect to these or other cost reductions, including when or how they would be implemented. We may also be required to reduce the number of acquisitions we complete by postponing or discontinuing our acquisitions of Damon or Southwest. We would also be required to scale back our plans to continue acquisitions of other specialty distributors. Based on our investment of management time, professional and other expenses and a deposit we have paid to Southwest of $250,000, we anticipate that these acquisitions will be given priority over any future acquisitions if our capital resources are constrained. In addition, we expect to intensify our efforts to secure debt financing or other sources of capital in the event market conditions in general, or those for specialty distribution companies in particular, are unfavorable.

DEPENDENCE ON MATERIAL CUSTOMERS AND SUPPLIERS

     Our business and that of our acquired companies depends on a number of material customers and suppliers. The loss of a material customer would have a material adverse impact on our operating results. Our customers can generally stop purchasing products from us at any time and on minimal or no notice. Likewise, we purchase products from our suppliers using purchase orders and have no long-term arrangements with our suppliers. Following this offering, our dependence on any one customer or supplier will be reduced as a result of the combination of Damon's and Southwest's operations with ours. This should mitigate the effect on us of losing a particular customer or supplier, but the business of the acquired company that loses a significant customer or supplier may still suffer.

     In the year ended December 31, 2000, Southwest derived approximately 45% of its sales from two customers, Jamba Juice and Starbucks Coffee. Southwest has short-term contracts with these customers that are terminable on minimal notice. We expect that Jamba Juice and Starbucks will each account for in excess of 10% of our combined sales during the year ended December 31, 2001. The loss of either of these customers would have a significant impact on our business and results of operations.

     Cal Fresh, Rocky Mountain and Damon are each dependent on a limited number of significant suppliers. These suppliers are growers or their representatives who supply produce and fruit for our operations. We believe that alternate sources of supply are available if a relationship with one of these suppliers were terminated. Some types of specialty produce grown in a limited number of international locations may have a small number of suppliers that would be difficult for us to replace on a timely basis. Supply disruptions could adversely impact our results of operations if alternate sources of supply are unavailable on short notice, if at all.

SEASONALITY

     Our business is seasonal and our sales are generally lower in the first quarter of each year. This is due to a seasonal decline in sales in the quick-service restaurant industry during the same period. We expect that our sales will continue to be impacted by this seasonality in future periods.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

     We may encounter market risks arising from fluctuations in produce prices, fuel costs and interest rates. We do not currently utilize hedging, swap, derivative or other instruments to mitigate these market risks. Changes in commodity prices have the greatest potential for materially impacting our business. Although we seek to buy produce from a number of domestic and international suppliers, adverse weather or poor harvests in one country often have material impacts on produce prices elsewhere as the produce market has become more globalized. As a result, we expect that we will continue to encounter material market risks from changes in produce prices. We may seek to manage this risk in the future by entering into futures contracts but believe that our sales volume must increase significantly before we will be able to use futures contracts effectively, if at all. In addition, some types of produce may be available from limited sources or collectively account for a smaller portion of our sales, meaning that we cannot cost-effectively mitigate the risk of price changes for this produce. Because delivery costs are a significant expense to us, fluctuations in fuel prices may materially impact our business. We believe that we may have opportunities in the future to use forward swap contracts to mitigate the effect of changing fuel prices, particularly once we centralize our fuel purchasing activities. If we enter into any futures or swap contracts, they will be used solely to manage the underlying exposure and will not be used for trading or speculative purposes. Our customers have paid us fuel surcharges in the past as fuel prices have increased. We cannot assure you we will be successful in collecting fuel surcharges in the future.

     At December 31, 2000, we had approximately $          in cash and cash
equivalents. A decrease in market rates of interest would have no material effect on the value of these assets.

RECENT ACCOUNTING PRONOUNCEMENTS

     We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position or cash flows.

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

                                    BUSINESS

     The text portion of this prospectus and a presentation of our facilities and services, which presentation is part of this prospectus, are available on the CD-ROM portion of this prospectus attached to the inside back cover of this prospectus. To view the presentation portion of this prospectus, click on the hyper link located on the cover page of the text in the CD-ROM portion of this prospectus or exit the text of the CD-ROM portion of this prospectus.

OVERVIEW

     We are a specialty foodservice distributor of frozen, refrigerated, fresh and dry products primarily to quick-service independent establishments and chain restaurants. As a specialty distributor, we focus our efforts on establishing distribution routes and delivery schedules to provide our quick-service accounts with multiple shipments each week of consistently high quality food products used in preparing or presenting complete meals, desserts, beverages or snacks. We currently market and distribute more than 8,000 commodity, private label and national brand products to our independent customers, to whom we refer as premier accounts, and our chain customers, to whom we refer as multi-unit accounts. Our premier accounts include juice bars, specialty coffee, yogurt and ice cream shops, upscale restaurants, natural and organic food stores, commercial bakeries and institutional customers. Our multi-unit accounts include corporate-owned units and franchisees of national and regional quick-service chains including Baskin Robbins, Freshens Yogurt, Gloria Jean's Coffee, Jamba Juice, Juice Stop, Macaroni Grill, The Olive Garden, Red Lobster, Starbucks, and TCBY. On completion of this offering and the acquisitions of Damon Industries and Southwest Traders, we will become one of the largest specialty foodservice distributors in the western United States.

     We are committed to providing superior customer service through accurate, timely and customized deliveries of food and non-food products that are generally ordered with short lead times and that may vary in size by customer identity, location or delivery date. Our delivery services are generally provided to customers located within 150 miles of our nine distribution centers located in Arizona, California, Colorado, Kansas and Nevada using approximately 80 tractor-trailers and delivery trucks owned or leased by us. We currently distribute to foodservice customers in these states and in Missouri, Nebraska New Mexico, Oklahoma and Utah. Our distribution infrastructure is designed to warehouse and transport frozen and refrigerated food as well as fresh produce in temperature-controlled environments that ensure delivery of food and produce in optimal condition.

     Based on industry reports, there were over 2,800 companies active in foodservice distribution in October 2000 and the ten largest distributors had increased their market share from approximately 12% in 1985 to approximately 26.7% in 1999. We believe that this increase has occurred principally as a result of larger distributors acquiring smaller distributors. We formed Glacier Distribution in August 1999 to capitalize on the opportunity to participate in the on-going consolidation of the foodservice industry and rapid growth of the quick -- service restaurant industry. Our consolidation strategy is based on acquiring other specialty distributors who market products that complement our current product lines, serve new customers or add geographic coverage to our existing operations. We also intend to leverage our distribution infrastructure and combined purchasing power to realize operating efficiencies and reduce duplicative overhead to achieve economies of scale. We initiated our consolidation strategy by acquiring Jerry Schnell Distributors in December 1999, which was followed by the acquisitions of Cal Fresh Produce in November 2000 and Rocky Mountain Fresh & Natural in February 2001. We have also signed agreements to acquire Southwest Traders and Damon concurrently with this offering.

FOODSERVICE DISTRIBUTION INDUSTRY

     The foodservice distribution industry generated sales of approximately $154 billion in 1999, a 4.8% increase over 1998, according to the Food Institute's Food Industry Review -- 1999 Edition. According to Technomic Inc., a Chicago-based food industry consultant, total foodservice distribution sales grew at a compound annual growth rate of 4.6% from 1994 to 1999. We believe that growth in foodservice distribution has been driven, in part, by demographic, economic and lifestyle trends resulting in increased demand for meals prepared away from home. The International Foodservice Manufacturers Association (IFMA) projects total foodservice industry sales will increase from an estimated $391.36 billion in 2000 to approximately $577 billion by 2010. The IFMA also projects that the foodservice distribution share of total food expenditures in the United States will increase from its current level of approximately 45% to approximately 53% by 2010.

     Companies in the foodservice distribution industry purchase, warehouse, market, and transport food products, paper products and other supplies and food-related items to establishments that prepare and serve meals, snacks or beverages to be consumed away from home. Foodservice distribution companies generally are classified as "broadline," "specialty" or "system" distributors. Broadline distributors offer a comprehensive range of food and related products and provide foodservice establishments with large, full-service deliveries. Most broadline distributors service both premier and multi-unit customers. Specialty distributors, like our company, generally are smaller, regional enterprises that supply limited product categories. Specialty distributors generally distribute to premier accounts because of their inability to attract multi-unit accounts due to a lack of geographic coverage and national coverage. Fresh and frozen produce, frozen dairy, nutritional supplements and fresh cut meat are examples of products commonly supplied by specialty distributors. System distributors typically supply a narrow range of products to a limited number of multi-unit customers operating in a broad geographical area.

BREAKDOWN OF FOODSERVICE DISTRIBUTION SEGMENTS

     According to the Food Institute's Food Industry Review -- 1999 Edition:

     - Broadline distributors (e.g., SYSCO Corp., Alliant Foodservice and U.S. Foodservice) comprise 47.6% of foodservice industry sales;

     - Specialty distributors (e.g., Glacier Corporation, United Natural Foods and Heller Distribution) comprise 36.1% of foodservice industry sales; and

     - System distributors (e.g., Marriott Distribution, MBM Corp. and Golden State Foods) comprise 16.3% of foodservice industry sales.

GROWTH STRATEGY

     Our growth strategy is to maintain and enhance our position as a leading specialty foodservice distributor targeting customers in a diverse group of high-growth industries, while expanding our geographic presence. Key elements of our strategy include:

     INCREASING MARKET SHARE OF EXISTING ACCOUNTS. We believe that customers within our existing markets for whom we are not the principal specialty supplier represent an additional market opportunity for us. We intend to increase sales to existing premier and multi-unit accounts and to become the primary specialty distributor for more of our customers. We seek to combine what we believe are our strengths in quality, service, product selection and price to increase sales per delivery to these customers. We are also taking actions to enhance the productivity of our sales representatives, allowing them to focus on account penetration and value-added selling. These actions include enhancing our current selection of order processing options by launching a web-based interactive ordering system capable of suggesting additional product orders based on prior purchases, product mix and logical add-ons; using data from customer purchase history to customize sales calls; identifying accounts with other sales opportunities to focus sales resources; and using technology and sales representative incentive compensation to improve customer service.

     - Increasing Premier Account Sales. We plan to improve profitability by increasing sales to our premier account base. We believe that premier account customers, as independent operators, are more likely to use our full range of product lines and value-added services. To serve the needs of premier accounts more effectively, we plan to increase the number of our commissioned sales representatives currently targeting these accounts. Our representatives will offer advice and assistance in a broad array of foodservice product and business related areas, including menu planning and pricing, nutritional information, product presentation advice, and food safety and market information. We believe these services will foster strong relationships with our premier accounts and enhance customer loyalty. With the assistance of our information systems, we intend to target products and product groups to enhance our premier account margins.

     - Increasing Multi-Unit Account Sales. We believe that many of our multi-unit customers, such as juice bars, organic and natural foods stores and specialty coffee establishments, are experiencing more rapid growth than other types of foodservice businesses. Our existing multi-unit customers represent significant opportunities for increased sales and new accounts. We are focusing on these growing businesses as a source of increased sales and as a means to leverage our costs by more effectively using existing capacity.

     AGGRESSIVELY PROMOTING OUR PRIVATE LABEL BRANDS. We intend to increase sales of our private label branded products by focusing on brand marketing, promotional programs, sales incentives and sales force training. We believe that private label branded products offer our customers attractive alternatives to comparable national brands across a wide range of products. Private label branded products also enhance our profitability by avoiding price premiums and higher overhead costs associated with national brands.

     PURSUING STRATEGIC ACQUISITIONS. We believe strategic acquisitions will allow us to accelerate sales growth, increase profitability and expand our geographic presence. We are continuously identifying and evaluating other acquisition candidates consistent with our consolidation strategy, which targets companies that market and distribute products that complement our existing product lines, generate significant sales from quick-service customers not currently served by us, maintain a strong competitive position within a rapidly growing segment of the specialty distribution market or facilitate our entry into new geographic markets not currently served by us.

     We believe that our decentralized operating strategy and the flexibility of our centralized computer system will facilitate the smooth and rapid integration of the operations we acquire. We believe access to our information systems, centralized purchasing operations, broad product lines and value-added services can reduce the operating expenses and enhance the sales and profit margins of an acquired business.

PRODUCTS

     Our extensive selection of high-quality food and related products enables us to be a single source of supply to a diverse base of customers with varying needs. Our product line of over 8,000 items comprises a broad selection of fresh, frozen and dry food products; nutritional supplements; organic and fresh produce; frozen dairy and other refrigerated products and related goods and supplies. We distribute a variety of non-food products and equipment, including paper products, chemicals and cleaning supplies. We also offer supplies and service for coffee and beverage equipment used with our products. To satisfy our diverse customer base, we update our product mix and use centralized purchasing, when appropriate, to ensure a consistently high level of quality for all products throughout our distribution network.

     We are continually evaluating new products each year based on existing and anticipated trends in consumer preferences and buying patterns. Our buyers regularly attend regional natural, organic, specialty and general foodservice trade shows to review the latest products likely to be of interest to our customers. We also actively solicit suggestions for new products from our customers and we encourage our buyers to react quickly to changing consumer preferences and to evaluate new products and new product categories.

     PRIVATE LABEL BRANDS. We offer customers an expanding line of quality-assured, value-priced private label products under our Smoothie EssentialsSM, Dillon FarmsSM, Rainbow's EndSM and Fruitful(TM) brand names. Several lines of our private label branded products are tailored to specific market segments. The Smoothie Essentials line of products include both frozen and shelf-stable juice concentrates in a variety of concentrations, flavors and packaging options. The Dillon Farms line of products include individually quick frozen (IQF) fruit, juice concentrates and nutritional supplements. The Rainbow's End line of products include IQF fruit, juice concentrates, nutritional supplements and frozen dairy products. The Fruitful line of products include a full line of juice concentrate products and dispensing equipment. Recognizing the growth potential, we seek to concentrate product and service development efforts in these specialized markets.

     NATIONAL BRANDS. We offer our customers a broad selection of nationally branded products, with each of our nine distribution centers carrying the product lines that best meet the needs of its customers. National brands are attractive to multi-unit accounts and other customers seeking recognized product quality, name recognition and consistency throughout their operations. Distributing nationally branded products has strengthened our relationships with many national suppliers that provide us with important sales and marketing support. These sales complement the marketing of our private label branded products.

INFORMATION SYSTEMS

     We believe that our information management systems give us a significant competitive advantage. We manage the ordering, receiving, warehousing and delivery of approximately 8,000 products through computer information systems on a facility-by-facility basis. We will perform tax, payroll, audit, financial reporting and commodity purchasing on a centralized basis from our corporate headquarters in Denver. Operating in this manner should allow consistent implementation of the best practices in the distribution industry, which we believe will generate higher returns on investment. We also believe our systems will ensure the consistency of product, sales and financial data on a company-wide basis. These systems include:

     - an integrated order management system that performs real-time allocation of inventory among our distribution facilities and allows for orders to be input through a variety of methods, including customer service call centers, and electronic transmissions from sales representatives and customers;

     - a warehouse inventory management system that allows for automatic storage and retrieval to ensure the proper rotation of products in the warehouse;

     - truck routing systems that enable us to optimize deliveries and back-haul opportunities;

     - purchasing and forecasting tools that assist us in the management of inventory by analyzing the benefits of economic order quantities and buying promotions; and

     - a data warehouse system that allows us systematically to analyze the profitability of customer accounts, sales territories and product groups.

     Upon completion of this offering, we plan to undertake technology-based initiatives we expect will enhance our efficiency, reduce distribution costs, improve customer service and generate additional sales. These initiatives include voice activated technology, electronic data interchange, web-based order fulfillment, bar code scanning and web-based/intranet purchasing and ordering.

     We have signed contracts with approximately 20 of our suppliers out of a supplier base of approximately 700, representing approximately 5-10% of our product purchases. These contracts are for terms of one year and expire at various times. These contracts require us to pay a small storage fee beginning in the sixth month of the term for products that we have not yet purchased. We purchase the remaining 90-95% of our products on spot markets. We believe that this practice will enable us to remain competitive in regards to pricing on an annual basis, and to create competition among our vendors so we will have the lowest and most consistent pricing possible. We are responsible for picking up and transporting, or paying the cost of transporting, most of the products we order for our distribution centers.

CUSTOMERS

     We have a diverse customer base and serve a wide variety of foodservice establishments. We currently ship to approximately 5,000 customer locations. Our delivery services are generally provided to customers located within 150 miles of our nine distribution centers located in Arizona, California, Colorado, Kansas and Nevada using approximately 80 tractor-trailers and delivery trucks owned or leased by us. We currently distribute to foodservice customers in these states and in Missouri, Nebraska New Mexico, Oklahoma and Utah.

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

     In 1999, premier accounts generated approximately 46%, and multi-unit accounts generated approximately 54%, of our total net sales. In 2000, premier
accounts generated      %, and multi-unit accounts generated      %, of our
total net sales. Southwest also services mobile catering businesses and vending wholesalers. The following table sets forth the components of our customer base by type of customer and the percentage of gross sales each generated in fiscal 1999 and 2000.

                                                               PERCENTAGE OF       PERCENTAGE OF
TYPE OF CUSTOMER                                              1999 GROSS SALES    2000 GROSS SALES
----------------                                              ----------------    ----------------
Juice Bars..................................................         30%
Specialty Coffee Establishments.............................         17%
Yogurt and Ice Cream Shops..................................         15%
Upscale Restaurants.........................................         13%
Natural Foods Stores........................................          5%
Commercial Bakeries.........................................          5%
Other.......................................................         15%
                                                                    ---                 ---
          Total.............................................        100%                100%
                                                                    ===                 ===

     PREMIER CUSTOMERS. Our premier customers are independent juice bars, specialty coffee establishments, yogurt and ice cream shops, upscale restaurants, natural and organic foods stores, commercial bakeries and other quick-service foodservice businesses. We service premier customers directly through commissioned sales representatives who personally call on customers, place orders, coordinate product delivery and provide additional value-added services, including menu and product consulting. We are focusing our growth efforts on premier sales because they typically generate higher profit margins than our multi-unit accounts. These higher margins are partially offset by higher sales and delivery costs attributable to the sales commissions and smaller deliveries historically associated with premier accounts.

     MULTI-UNIT CUSTOMERS. The majority of our multi-unit customers consist of franchises or corporate-owned units of national or regional juice bars, natural foods stores, yogurt and ice cream shops, specialty coffee establishments, commercial bakeries and other foodservice businesses. This category also includes bid business such as casinos, schools, prisons, military facilities, hotels and other regional institutional operators. We believe that many of our current multi-unit customers are experiencing more rapid sales growth than other types of foodservice businesses. By seeking to provide superior service, we have developed working relationships with our multi-unit customers and have created distribution programs tailored to their delivery and product specifications. We service multi-unit customers through a combination of customer service representatives and customer relationship managers who coordinate the sale and delivery of all products from our various locations. Two multi-unit customers of Southwest, Jamba Juice and Starbucks Coffee, accounted for a material portion of Southwest's net sales in 1999 and 2000. The following table summarizes information about sales to these customers in 1999 and 2000.

                                                                                      PERCENTAGE OF
                                           DOLLAR AMOUNT OF       PERCENTAGE OF       OUR PRO FORMA
                                             NET SALES IN        SOUTHWEST'S NET      COMBINED NET
                                               MILLIONS               SALES               SALES
                                           -----------------     ----------------     -------------
CUSTOMER                                    1999       2000       1999      2000      1999     2000
--------                                   ------     ------     ------     -----     ----     ----
Jamba Juice..............................  $17.5      $           27.9%         %     18.2%        %
Starbucks Coffee.........................   10.5                  16.7%         %     10.9%        %

SALES AND MARKETING

     A network of sales and customer service professionals conduct our principal marketing activities. Our premier and multi-unit account sales representatives typically transmit orders to the appropriate distribution center electronically. This process facilitates order entry through the use of pre-coded price lists and the system automatically prices orders, applies pricing controls and allows the sales representative to review the gross profit of each order at the time of sale. As part of our strategy to increase premier account sales, we have established a plan for increasing the sales force for our premier accounts.

     Our sales and customer service representatives solicit and process orders, service customers by telephone, review customer account balances and assist with the delivery of new product information to our customers. In addition, our sales representatives advise customers on menu selection, methods of preparing and serving food and other operating issues. We provide an in-house training program for entry level sales and customer service representatives, which includes seminars, on-the-job training and direct supervision by experienced sales personnel. Our sales management training program stresses the scope and quality of services provided to our customers. The sales commission program rewards account profitability and promotes our growth. We systematically measure the profitability of each account and product segment and modify our incentive programs accordingly. We maintain sales offices at each of our distribution centers and at our corporate headquarters in Denver, Colorado.

     We intend to develop a variety of supplier-sponsored marketing services that cater to a broad range of retail formats. These programs will be designed to educate consumers, profile suppliers and increase sales for retailers, the majority of which do not have the resources necessary to conduct such marketing programs independently. We are planning to supplement our market presence with advertising campaigns in regional trade publications, which will typically focus on our value-added services and our ability to service targeted industry segments. We intend to support our marketing efforts with a variety of promotional services and programs, local food shows and our web sites: glaciercorporation.com, glacierdistribution.com, southwesttraders.com and fruitful.com.

DISTRIBUTION

     We distribute products from our nine distribution centers located in Arizona, California, Colorado, Kansas and Nevada. Although we have a service radius of approximately 500 miles for our multi-unit customer base, our customers generally are located within 150 miles of one of our distribution centers. Each distribution center operates a warehouse complex housing frozen, refrigerated and dry storage areas as well as office space for sales, marketing, administration and distribution personnel.

     Approximately 90% of our orders are placed for delivery the next day. Products are automatically reserved for distribution at the time of order, thereby ensuring complete fulfillment of orders upon delivery. Prior to loading, customer orders are assembled and sorted in the warehouse to ensure order completeness. The products are staged according to the required delivery sequence. We deliver products using a fleet of approximately 80 trucks, each of which is refrigerated. Our computerized routing system dispatches trucks, thereby optimizing delivery efficiency and minimizing drive time, wait time and excess mileage. We believe that our fleet of trucks is adequate to meet our needs in the near future.

FACILITIES AND EQUIPMENT

     Our corporate headquarters in Denver, Colorado, consists of approximately 4,000 square feet of office space and is occupied under a lease that expires on January 4, 2004. We have two five-year options to renew our office lease.

     We lease our nine full-service distribution centers. The following chart provides information on each of our distribution centers and storage facilities.

LOCATION                                                 AREA IN SQUARE FEET    LEASE TERMINATION DATE
--------                                                 -------------------    ----------------------
GLACIER DISTRIBUTION
Denver, Colorado (corporate headquarters)..............         3,698           March 31, 2004
Denver, Colorado.......................................        20,000           March 20, 2003
Sacramento, California.................................         3,600           February 28, 2001
Sacramento, California.................................         5,312           February 28, 2001
Kansas City, Kansas....................................         9,400           May 14, 2002

LOCATION                                                 AREA IN SQUARE FEET    LEASE TERMINATION DATE
--------                                                 -------------------    ----------------------
CAL FRESH PRODUCE
Sacramento, California.................................        35,000           July 1, 2020
ROCKY MOUNTAIN
Denver, Colorado.......................................        10,000           October 31, 2001
DAMON INDUSTRIES
Sparks, Nevada.........................................        43,200           January 31, 2002
SOUTHWEST TRADERS
Denver, Colorado.......................................         6,153           April 30, 2003
Temecula, California...................................        66,797           December 9, 2004
Temecula, California...................................        10,000           March 31, 2001

     We consider our properties to be generally in good condition and we believe that our facilities are adequate for our current operations and provide sufficient capacity to meet our current needs. We anticipate that we will require additional facilities to support our long-term growth, and that additional facilities will be available on commercially reasonable terms, as the need arises.

     We intend to consolidate the operations of two facilities located in Denver and Sacramento. We plan to close the current facility in Denver for Rocky Mountain in March 2001 and merge its operations into the Glacier Distribution facility in Denver. We will attempt to negotiate a settlement with the landlord upon vacating the premises. We intend to merge the Glacier Distribution facility in Sacramento into the Cal Fresh facility in Sacramento in February 2001, the time the current lease expires.

     The equipment and machinery used in our operations consist principally of electronic data processing equipment, product handling equipment and vehicles. We lease approximately 90% of our trucks and own the others. We lease our trucks from a number of different lessors. Leasing trucks provides us with better access to vehicles due to the availability of replacement trucks and unlimited service programs provided by the leasing companies, thus allowing us to minimize downtime of the vehicles.

SUPPLIERS

     We employ buyers with expertise in specific product lines to purchase products from approximately 700 suppliers located throughout the United States and abroad. With the exception of some produce and other customer and market specific products purchased locally, most of our products are procured through a centralized purchasing department located at our corporate headquarters where we intend to manage purchases and vendor relationships throughout the procurement cycle. Substantially all of the products we distribute are available from multiple suppliers, thus minimizing our dependence on any single source of supply and encouraging competition among our suppliers.

     By consolidating the majority of our procurement operations, we believe we can lower costs through increased purchasing leverage with suppliers and increase ordering efficiency. To maximize the benefits of our centralized purchasing function, we intend to concentrate purchases with selected suppliers. This strategy enables us to buy high-quality products on advantageous terms. We intend to work closely with these suppliers to promote existing product lines and create new product lines. Some of our suppliers assist in training our sales force and customers in creating new products, identifying industry trends and developing menu ideas. Some of our suppliers also collaborate with us in advertising and promoting these products through printed advertisements and annual branch-sponsored food shows. Centralizing purchasing at the corporate level should provide our buyers with early access to new product concepts, which if attractive, can be quickly introduced to our customers.

COMPETITION

     In recent years, the foodservice distribution industry has been characterized by significant consolidation and the emergence of larger competitors. We compete in each of our markets with at least one large national distribution company, generally SYSCO Corp., U.S. Foodservice or Alliant Foodservice, Inc., as well as with numerous regional and local specialty distributors such as United Natural Foods, Inc. Additionally, we compete with the distributors of companies that distribute to their own retail facilities. Furthermore, although distributors of conventional grocery stores are currently focused on a different market and many of these distributors are owned by grocery chains, these distributors could seek to expand their business by distributing food service items to our quick-service and other customers and directly compete with us.

     We believe that distributors in the foodservice industry compete principally on the basis of service and reliability, product quality, price and customer relations. We believe we will be able to compete with smaller regional and local distributors because of our wider product selection, the cost advantages resulting from our size and centralized purchasing operations, and our ability to offer broad and consistent market coverage. We compete against broadline and other regional specialty distributors primarily by providing our customers with accurate and timely filled orders, flexible delivery schedules, lower prices and an array of value-added services. Although we believe we currently compete effectively within our industry, we may not be able to maintain our competitive position against current and potential competitors.

REGULATION

     As a marketer and distributor of food products, we must operate our business in compliance with the Federal Food, Drug and Cosmetic Act and regulations issued by the U.S. Food and Drug Administration. The FDA regulates manufacturing and holding requirements for foods through its current good manufacturing practice regulations, specifies the standards of identity for specified foods and prescribes the format and content of information required to appear on food product labels. The FDA also regulates hazard analysis critical control points (HACCP) compliance for seafood processors. Some product lines are regulated by the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act and other regulations issued by the U.S. Department of Agriculture. The USDA imposes standards for product quality and sanitation including the inspection, labeling and HACCP compliance of meat and poultry products and the grading and commercial acceptance of produce shipments from our suppliers. We must also comply with state and local regulation relating to the licensing of our facilities, enforcement by state and local health agencies of state and local standards for our products and regulation of our trade practices in connection with the sale of our products. Our facilities generally are inspected at least annually by state and/or federal authorities. Our facilities may be inspected by, and we must comply with regulations issued under, the Occupational Safety and Health Act by the Department of Labor, which require us to comply with manufacturing, health and safety standards to protect our employees from accidents and to establish hazard communication programs to transmit information on the hazards of various chemicals present in products that we distribute and use.

     We are regulated by numerous federal, state and local regulatory agencies, including the U.S. Department of Labor, which sets employment practice standards for workers, and the U.S. Department of Transportation, which regulates qualification and licensing of drivers, transportation of perishable and hazardous materials, and waste. We believe that we are in compliance in all material respects with all applicable government regulations.

ENVIRONMENTAL MATTERS

     We must comply with federal, state and local environmental requirements, including those relating to discharges of substances in the air, water and land, the handling, storage and disposal of wastes and the clean up of properties affected by pollutants. We do not currently anticipate any material adverse effect on our business or financial condition as a result of our efforts to comply with environmental requirements.

INTELLECTUAL PROPERTY

     We have a number of trademarks we use in our business, including trademarks used in connection with the marketing of our private and signature brand products. Three of these trademarks are registered with the U.S. Patent and Trademark Office, each for an initial period of 20 years, and are renewable for as long as we continue to use the trademarks. We intend to maintain the integrity of our trademarks and other proprietary names and marks against unauthorized use and to protect against infringement and unfair competition where circumstances warrant. We are not aware of any currently infringing uses.

EMPLOYEES

     At December 31, 2000, we had approximately 120 full-time employees, of which approximately 15 were employed in corporate management and administration at our corporate offices. We have not experienced any labor disputes or work stoppages, and have no collective bargaining contracts. We believe that our relationships with our employees are good.

LEGAL PROCEEDINGS

     From time to time, we are involved in litigation and proceedings arising in the ordinary course of our business. There are no pending material legal proceedings to which we are a party or to which our property is subject.

     On November 17, 1998, Juice Stop International, Inc. voluntarily filed for protection in the Bankruptcy Court for the District of Colorado, Case No. 98-26359 CEM, under Chapter 11 of the U.S. Bankruptcy Code. Juice Stop's petition for Chapter 11 protection was converted to a Chapter 7 liquidation in January 1999. Mr. Oblas was the chief financial officer of Juice Stop from 1996 until he resigned on August 1, 1998. Mr. Gonzalez was a vice president and controller of Juice Stop from 1996 until he joined us. Juice Stop was controlled by a third party prior to the time Mr. Oblas resigned from Juice Stop and it is the opinion of Messrs. Oblas and Gonzalez that their service as officers did not cause or result in such filing.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below contains information about our executive officers and directors as of February 10, 2001.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Carl R. Vertuca, Jr..................  53     Chairman of the Board of Directors
Joseph A. Oblas......................  28     Chief Executive Officer and Director
                                              President, Chief Operating Officer and Director
Mark R. Laramie......................  50     Nominee
                                              Chief Financial Officer, Treasurer and Director
Brian O'D. White.....................  55     Nominee
Thomas R. Modisette..................  53     Director
John T. Sheehy.......................  58     Director
Grant S. Gordon......................  36     Director
Frederick LaFontaine.................  52     Director
Michael E. Huse......................  45     Director

     Mr. Vertuca has been our Chairman of the board of directors since January 2001 and formerly served as a director since August 2000. Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Before forming The Vertuca Group, he was executive vice president and a board member of The Dii Group, a publicly held contract manufacturing company, which was acquired by Flextronics International for $2.3 billion in April 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. Mr. Vertuca received his Bachelor of Science degree in mechanical engineering, a Bachelor of Science degree in business and a Master of Business Administration degree from the University of Kentucky.

     Mr. Oblas, one of our founders, has been our Chief Executive Officer since our inception and served as our chairman of the board of directors from our inception until January 2001, at which time he resigned as chairman and remained a director. From 1996 to 1998, Mr. Oblas served as chief financial officer of Juice Stop International, Inc., a national franchiser of juice bars. In 1996, Mr. Oblas founded a specialty distribution subsidiary of Juice Stop, Mongo Distribution, LLC. For additional information concerning a filing made under the U.S. Bankruptcy Code by Juice Stop International after Mr. Oblas resigned, see "Business -- Legal Proceedings." From 1993 to 1996 he served as the chief operating officer for Juice Stop Franchising Corporation, where he implemented plans to develop franchised juice bars throughout the country. Mr. Oblas received an Associate of Arts degree from Moorpark College.

     Mr. Laramie has been our President and Chief Operating Officer since January 2001. Mr. Laramie will become a member of our board of directors on completion of this offering. From June 2000 until January 2001, Mr. Laramie was the president and chief executive officer of Quizno's of Canada, a master franchise organization that owns the rights to the Quizno's brand in Canada and the United Kingdom. From 1998 to June 2000, Mr. Laramie served as chief operating officer of Quizno's Corporation, a publicly traded retail foodservice chain. From 1996 to 1998, Mr. Laramie served as chief executive officer of Peer Group Enterprises, an area franchisee of Little Caesar's Enterprises. Mr. Laramie served as group vice president of Little Caesar's Enterprises from 1983 to 1996, where he was responsible for all franchising activity for over 3,500 stores. Mr. Laramie received a Bachelor of Science degree from Eastern Michigan University.

     Mr. White has been our Chief Financial Officer and Treasurer since January 2001 and served as a consultant to us from November 2000 through December 2000. Mr. White will become a member of our board of directors on completion of this offering. From 1998 to 2000, Mr. White served as chief financial officer of STS Hotel Net, a Denver-based application services provider focused on IP-based communications services for the lodging industry. From 1988 to 2000, Mr. White also served as a partner of Dennis White & Co., a Denver-based corporate development and consulting firm. Mr. White received a Bachelor of Arts degree from the University of Minnesota and a Master of Business Administration degree with a finance concentration from the University of Denver.

     Mr. Modisette has been a director since April 2000. Mr. Modisette co-founded The Value Group, a Monterey, California-based private equity firm in 1997, and has been one of its managing members since 1997. Mr. Modisette and several other investors acquired the predecessor of Royal Pacific Foods, the country's largest importer and marketer of ginger products, in 1985. Mr. Modisette has served on the board of directors of Royal Pacific Foods since that time. Mr. Modisette also founded and served as the chief executive officer of MacFarms International from 1986 until 1990, one of the world's largest growers and processors of macadamia products and founded and has served as chief executive officer of RAM Group, Inc., an Oakland-based marketing company since its inception in 1980. Mr. Modisette received a Bachelor of Science degree in finance from Northern Arizona University.

     Mr. Sheehy has been a director since August 2000. Mr. Sheehy is a managing director of investment banking of R.W. Pressprich & Company, Inc., a New York-based fixed income trading and research firm and has served in this position since July 2000. Mr. Sheehy co-founded The Value Group and has been one of its managing members since 1997. From January 1996 to March 1997, he served as a managing director of Black & Co., Inc., a regional investment banking firm. From 1987 to 1995, Mr. Sheehy was a managing director of Sphere Capital Partners, L.P., a private equity group. He also served in a variety of positions in the syndicate, underwriting, mergers and acquisitions and international investment banking units of Bear Stearns & Co. from 1972 to 1987, including three years as director of mergers and acquisitions. Mr. Sheehy is a director of The First Australia Fund, Inc., The First Australia Prime Income Fund, Inc., The First Australia Prime Income Investment Company Limited, and The First Commonwealth Fund, Inc. Mr. Sheehy received a Bachelor of Arts degree from the University of Pennsylvania, a Master of Arts degree from New York University and a Master of Business Administration degree from Columbia University.

     Mr. Gordon has been a director since August 2000. Since 1999, Mr. Gordon has served as the vice president of Worldwide Service for Apple Computer, Inc. From 1993 to 1999, Mr. Gordon served as director of global service operations for Cisco Systems, Inc., a worldwide leader in Internet networking. From 1986 to 1993, Mr. Gordon served as senior project manager for Sun Microsystems, Inc. Mr. Gordon received a Bachelor of Science degree in Biological Sciences from the University of California Irvine and an Master of Arts degree in organizational management from the University of Phoenix.

     Mr. LaFontaine has been a director since August 2000. Mr. La Fontaine has served as the director of purchasing for Inhale Therapeutics Systems, Inc., a publicly traded developer of pulmonary delivery systems for drug therapies, since 2000. From 1993 until 2000, he consulted with a variety of companies including Inhale Therapeutics, Compaq Computer, Sun Microsystems, Pacific Bell, Kaiser Permanente, and Swan Instruments. Mr. LaFontaine's consulting activities have encompassed subject matters such as global strategy, process re-engineering and reorganization, and information technology restructuring and reorganization. Mr. La Fontaine received a Bachelor of Science degree in Chemical Engineering from the University of Massachusetts and a Master of Business Administration degree in management science and engineering from Worcester Polytechnic Institute.

     Mr. Huse has been a director since November 2000. Mr. Huse was employed for 29 years by Quality Food Centers, Inc., rising from store manager of four stores to president and chief operating officer of this independent grocery store chain with 89 stores and over $1 billion in annual sales. Quality Food Centers was merged with Fred Meyer in March 1998, prior to which it was a publicly traded company with securities listed on the NYSE. He retired from Quality Food Centers in 1999 and is currently engaged in management of his investments. Mr. Huse was formerly a director of the Western Association of Food Chains and the Washington Food Industry. Mr. Huse received his Associate of Science degree in business from the Bellevue Community College.

KEY EMPLOYEES

NAME                                   AGE                           POSITION
----                                   ---                           --------
Peter G. Smith.......................  42     Vice President of Operations
Peter C. Gonzalez....................  28     Vice President of Finance and Secretary
Barry D. Stolbof.....................  44     Vice President of Sales and Marketing
Jeffrey T. Woodruff..................  40     Vice President of Technology
J. Peters Fowler.....................  55     Vice President of Purchasing

     Mr. Smith has been our Vice President of Operations since January 2001 and served as our Chief Operating Officer from November 2000 until January 2001. From 1997 to 2000, Mr. Smith served as the executive vice president and chief financial officer of Baron Enterprises, a plastic extrusion company. From 1995 to 1997, Mr. Smith served as chief financial officer of PTI Engineering Plastics, a plastic injection molding company. Mr. Smith received a Bachelor of Science degree in accounting from the University of Detroit.

     Mr. Gonzalez has been our Vice President of Finance and Secretary since our inception and was our treasurer from our inception until January 2001. From 1996 to 1999, Mr. Gonzalez served as controller of Juice Stop International, Inc. Juice Stop International filed for voluntary protection under Chapter 11 of the Bankruptcy Code in November 1998. For more information concerning this filing, see "Business -- Legal Proceedings." Mr. Gonzalez served as a staff accountant for the Shipley-Phillips Oil Company from 1993 to 1996. Mr. Gonzalez received a Bachelor of Science degree in accounting from Arizona State University.

     Mr. Stolbof has been our Vice President of Sales and Marketing since February 2001. Mr. Stolbof was a founder of Rocky Mountain Fresh & Natural, Inc., a Denver-based specialty produce distributor, and has served as its president from its inception in 1988. We acquired Rocky Mountain in February 2001. From 1985 to 1988, Mr. Stolbof served as regional sales manager for Kraft Foods, Inc., a multinational food processing company and broadline distributor. Mr. Stolbof received a Bachelor of Science degree in Business and a Master of Business Administration degree with a concentration in finance from the University of Denver.

     Mr. Woodruff has been our Vice President of Technology since February 2001. From 1995 to 2000, Mr. Woodruff was vice president of technology of Integro, Inc., a computer consulting company specializing in Microsoft and Lotus products. While employed by Integro, Mr. Woodruff also served as the acting chief information officer for The Dii Group from 1997 though 2000. Mr. Woodruff has provided computer consulting services for approximately 15 years to multinational companies, telecommunications concerns, governmental organizations and small businesses.

     Mr. Fowler has been our Vice President of Purchasing since February 2001. From 1997 to 2001, Mr. Fowler was vice president of purchasing and distribution for Quizno's Corporation, then a publicly traded retail foodservice chain. From 1990 to 1997, Mr. Fowler served as the president of F&S Marketing, a Phoenix-based foodservice broker. Mr. Fowler has approximately 29 years experience in the foodservice industry. Mr. Fowler received a Bachelor of Science degree in English and geology from the University of Wisconsin.

DIRECTOR NOMINEES

     Kenneth C. Smith has agreed to become a member of our board of directors on closing of this offering. Mr. Smith founded Southwest Traders in 1977 and has served as its president since that time. Southwest Traders will be acquired by us concurrently with the closing of this offering.

     Messrs. Laramie and White will also become members of our board of directors on closing of this offering.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has established an acquisition committee, an audit committee, a compensation committee, and a conflicts committee.

     Our acquisition committee has responsibility for reviewing and recommending acquisition transactions to our board of directors. Our acquisition committee is comprised of Messrs. Vertuca, Oblas, Sheehy and Modisette.

     Our audit committee recommends the independent public accountants to be engaged by us. It also reviews the plan, scope and results of our annual audit, reviews our accounting and financial controls and reviews our accounting principles and financial disclosure practices with our independent public accountants. Our audit committee also reviews issues related to independence of our independent public accountants. Our audit committee consists solely of non-employee directors. The current members of the audit committee are Messrs. Vertuca, Sheehy and LaFontaine.

     Our compensation committee reviews, monitors, administers and establishes or recommends to our full Board of Directors compensation arrangements for our Chief Executive Officer and other members of our senior management. Our compensation committee also administers our incentive compensation plans and determines the number of shares covered by, and terms of, options to be granted to executive officers and other key employees under these plans. Our compensation committee consists solely of non-employee directors. The current members of the compensation committee are Messrs. Modisette, Gordon and Huse.

     Our conflicts committee has principal responsibility for approving contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or officers or those of our subsidiaries or any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers or have financial interests, on the other hand. Our conflicts committee consists solely of non-employee directors. The current members of the conflicts committee are Messrs. Vertuca, Gordon and Huse.

COMPENSATION OF DIRECTORS

     Our directors currently receive $1,500 per meeting in cash compensation for their service as members of our Board of Directors. We do not currently compensate directors for attendance at committee meetings, although we intend to
provide them with cash compensation of $     per committee meeting attended
following completion of this offering. We reimburse each director who is not an officer or employee for reasonable our-of-pocket expenses incurred in attending board and committee meetings. In 2000, Messrs. Sheehy and Modisette were each
issued          shares of our common stock at the time each joined our board of directors. Each other non-employee director was granted an option to
purchase          shares of our common stock at an exercise price of $     per
share. For more information about these options, see "-- 1999 Stock Incentive Plan." Directors who are also our employees receive no additional compensation from us for services they render in their capacity as directors.

EXECUTIVE COMPENSATION

     The following table contains information with respect to all compensation paid by us during 2000 to our chief executive officer, our only executive officer whose combined salary and bonus exceeded $100,000 during that year.

                                                           ANNUAL COMPENSATION AWARDS
                                             ------------------------------------------------------
                                                                                         SECURITIES
                                                                       OTHER ANNUAL      UNDERLYING
NAME AND POSITION                            SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)
-----------------                            ---------    --------    ---------------    ----------
Joseph A. Oblas, Chief Executive Officer...  $101,000      $7,700          $-0-             --

2000 OPTION GRANTS

     The following table contains information regarding our grant of stock options to our chief executive officer, our only executive officer whose combined salary and bonus exceeded $100,000 for 2000.

                                             INDIVIDUAL GRANTS
                       -------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF     PERCENTAGE OF                                   ASSUMED ANNUAL RATES OF STOCK
                          SHARES       TOTAL OPTIONS                                   PRICE APPRECIATION FOR OPTION
                        UNDERLYING      GRANTED TO     EXERCISE                                   TERM(3)
                          OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION       ------------------------------
                       GRANTED(#)(1)    FISCAL 2000    ($/SH)(2)         DATE           0%($)      5%($)      10%($)
                       -------------   -------------   ---------   -----------------   --------   --------   --------
Joseph A. Oblas......                           %      $                               $          $          $

---------------
(1) These options are immediately exercisable, but vest in equal annual installments on the first three anniversaries of the grant date if the executive continues to be employed by us on each of these anniversaries. The shares of our common stock issuable upon exercise of these options have restrictions on transfer. These restrictions expire based on the option vesting schedule.

(2) The exercise price of each of these options equals the fair market value per share of our common stock on the grant date, as determined by our Board of Directors, based upon the most recent price at which we sold our common stock before the grant date in capital raising transactions.

(3) Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise. It is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock.
    Using the assumed initial public offering price of $          for purposes
    of these calculation, the potential realizable values of these options at the assumed annual rates of stock price appreciation, would be as follows:
    $          at 5% and $          at 10%. Actual gains will be dependent on
    the future performance of our common stock and the option holder's continued employment through the vesting periods.

     Our other executive officers were granted options in 2001 to purchase the
following number of shares of common stock at an exercise price of $     per
share: Mr. Laramie,           shares; Mr. Smith,           shares; and Mr.
White,           shares.

2000 OPTION VALUES

     The following table shows information regarding the unexercised options, all of which were immediately exercisable, held by our chief executive officer, our only executive officer whose combined salary and bonus exceeded $100,000 for 2000. None of our executive officers exercised any options during 2000.

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED
                                                                  OPTIONS AS OF
NAME                                                            DECEMBER 31, 2000       EXERCISABLE
----                                                          ----------------------    -----------
Joseph A. Oblas.............................................

     None of the options held by Mr. Oblas were in-the-money as of December 31, 2000, because the exercise price of these options equaled the fair market value
of our common stock of $     per share on December 31, 2000, as determined by
the compensation committee of our Board of Directors, based upon the most recent price prior to December 31, 2000 at which we sold our common stock in capital raising transactions. Using the assumed initial public offering price of
$          for the purpose of calculating the value of unexercised in-the-money options held by Mr. Oblas as of December 31, 2000, the value would have been
$          .

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Upon completion of this offering, our compensation committee will make all compensation decisions and will administer our incentive compensation programs and plans. Messrs. Modisette, Gordon and Huse currently serve as the members of our compensation committee. None of our executive officers, directors or compensation committee members currently serve, or in the past served, on the compensation committee of any other company the executive officers or directors of which serve on our compensation committee.

     The members of our compensation committee purchased shares of our common
stock for $     per share, as shown in the following table:

                                                               SHARES OF
COMMITTEE MEMBER                                              COMMON STOCK
----------------                                              ------------
Thomas R. Modisette.........................................
Grant S. Gordon.............................................
Michael E. Huse.............................................

     In addition, members of our compensation committee have management positions with, and economic interests in, entities with which we have engaged in transactions, or have engaged in transactions directly with us as follows:

     - Mr. Modisette is one of the founding members of The Value Group, a private equity firm that has advanced $100,000 to us that has since been repaid, and which will receive a fee from us of 2 1/2% of the purchase price for Damon and Southwest, or $540,000, for advising on these acquisitions and was paid $116,000 in notes, stock and warrants for advising us on the purchases of Cal Fresh and Rocky Mountain;

     - Messrs. Modisette and Gordon advanced an aggregate of $550,000 to us in December 2000 that we used to fund part of the purchase price for Cal Fresh. The advance from Mr. Modisette of $50,000, together with interest calculated at 10% per annum, has since been repaid. Mr. Gordon's advance bears interest at 18.5% per annum, is unsecured, and is due in May 2002.
       We issued warrants exercisable for five years to acquire          shares
       of common stock to Messrs. Modisette and Gordon as additional consideration for such advances; and

     - Mr. Modisette received          shares of our common stock at the time he
       became a member of our board of directors and Messrs. Gordon and Huse received five-year options exercisable at $
      per share to purchase          shares of our common stock at the time they
       became members of our board of directors.

EMPLOYMENT AND NON-COMPETE AGREEMENTS

     Messrs. Oblas, Laramie, and White have entered into employment and non-compete agreements under which each has agreed to provide services to us for a three year period beginning February 1, 2001.

     The employment agreements contain non-compete provisions that prohibit the officers from participating or engaging, directly or indirectly, on their own behalf of on behalf of others in any activities or business marketing or distributing any food or non-food products offered by us during the term of the employment agreement unless the officer earlier resigns or his services are terminated.

     Under the agreements, competitive activities which Messrs. Oblas, Laramie and White are prohibited from conducting include:

     - selling goods or rendering services, or assisting another person to sell goods or render services or attempt to sell goods or render services, of the type, or similar to the type, sold or rendered by us; and

     - soliciting or assisting another person to solicit or attempt to solicit persons or entities that are or were customers during the term of each agreement, or were prospective customers of us or our acquired companies before the end of the respective employment periods, unless the solicitation of these customers is for goods or services unrelated to any specialty distribution activity which competes with us.

     The agreements also prohibit each of the officers from performing any action, activity or course of conduct that is detrimental in any material respect to us and our subsidiaries' businesses or business reputation, such as soliciting, recruiting or hiring any employees of us or any of our affiliates and soliciting or encouraging any our or our subsidiaries' employees to leave their employment, except that the officers may hire, but not solicit or recruit
(1) any terminated employees of us; or (2) employees of us in connection with a business that is not an activity that competes with us. In addition, each officer may not disclose to any other person or use any confidential information relating to, or used by, us or any of our acquired companies, except in connection with the performance of the officer's duties under the agreement.

     At the time we purchased Jerry Schnell, Cal Fresh and Rocky Mountain, we entered into employment or consulting agreements with each company's principals. We will also enter into employment agreements with Kenneth C. Smith, the founder of Southwest, and Larry Grant, Damon's chief financial officer, on closing of the Southwest and Damon acquisitions.

1999 STOCK INCENTIVE PLAN

     Effective March 15, 1999, we adopted our 1999 stock incentive plan that was amended and restated in December 2000. Our officers, employees, directors, consultants and advisors are eligible to participate in this plan. The purpose of this plan is to attract and retain persons eligible to participate in the plan, motivate participants to achieve our long-term goals and further align the interest of participants with those of our stockholders through compensation that is directly linked to the profitability of our business and increases in
stockholder value. We have made available          shares of our common stock
for issuance under the plan. Our compensation committee will administer the stock incentive plan. This plan provides our directors, consultants and advisors to whom awards may be granted, as well as the type, size and terms and conditions of each award. The stock incentive compensation plan will permit grants of the following types of awards:

     - non-qualified and incentive stock options;

     - stock appreciate rights;

     - restricted stock; and

     - other stock-based awards.

     Options granted will provide for the purchase of common stock at prices determined by our compensation committee. Options granted under the plan become fully exercisable and vested upon a change in control of us.

     The stock incentive plan provides for the automatic grant on December 1 of each year, beginning on December 1, 2001, of an option to purchase shares of common stock to each of our non-employee directors. Options granted to non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant. Stock options granted to non-employee directors will expire on the earliest of (1) ten years after their date of grant, (2) one year after the termination of the non-employee director's service as our director because of death, disability or retirement at or after age 65, or (3) 90 days after the termination of the non-employee director's service as our director for any other reason. In the event that a non-employee director's service as a director is terminated before the first anniversary of the grant date of any stock option for any reason other than death, disability or retirement at or after age 65, we have the right to re-purchase the shares obtained upon exercise of the stock option at a price per share equal to the lesser of (1) the exercise price per share under the stock option, or (2) the fair market value per share as of the date the shares are repurchased.

     As of January 25, 2001, options to purchase          shares of our common
stock had been issued under our stock incentive plan to officers and other
employees upon exercise of outstanding options at prices ranging from $     to
$     per share and options to purchase          shares had been issued to
non-employee directors and consultants. Each of these outstanding options is immediately exercisable in full, but vests in equal annual installments on the first three anniversaries of the grant date if the option recipient continues to be employed by us on each of these anniversaries. The shares of our common stock issuable or issued upon exercise of each of these options have restrictions on transfer. These restrictions on transfer expire based on the option vesting schedule.

2001 EMPLOYEE STOCK PURCHASE PLAN

     Once approved by our stockholders, we adopted effective January 31, 2001
our 2001 employee stock purchase plan, under which a total of           shares
of common stock are available for sale to our employees and employees of our majority-owned subsidiaries. Through this plan, our eligible employees can purchase common stock through payroll deductions and other cash contributions.

     Initially, this stock purchase plan will operate over two-year plan periods, except that the first plan period will be shorter as described below. The stock purchase plan generally will be implemented in a series of offering periods, beginning, in each case, on the first day of the two-year plan period and ending every six months during this plan period. Accordingly, the offering periods will be three, six, nine, 12, 15, 18, and 24 months long. The first plan period, however, will begin on the date of his prospectus and end on
            .

     Each participant will be granted an option to purchase our common stock on the first day of the plan period, and the option will be automatically exercised on the last day of each offering period. The purchase price of each share of common stock under the stock purchase plan will equal 85% of the lesser of (1) the fair market value of our common stock on the first day of the plan period, or (2) the fair market value on the date of purchase. Accordingly, the fair market value of our common stock on the first day of the first plan period will equal our initial public offering price. Our Board of Directors and compensation committee can change the length of the plan periods and offering periods and the other terms described above.

     Payroll deductions may not exceed $25,000 for any employee in any offering period. Further, no participating employee may purchase more than that number of shares which is equal to $25,000 divided by 85% of the fair market value of our common stock on the first day of the plan period. In addition, no employee can purchase common stock under the stock purchase plan if that person, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all outstanding shares of all classes of our capital stock.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     - any breach of the director's duty of loyalty to us or our stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violating of law;

     - unlawful dividends or unlawful stock purchasers or redemptions; or

     - any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of the director's duty of care. However, these provisions do not affect a director's responsibilities under any other laws, including federal securities laws.

INDEMNIFICATION

     Our certificate of incorporation provides for the indemnification of our directors to the fullest extent authorized by the Delaware General Corporation law, and of selected officers, employees and agents, to the extent determined by our Board of Directors, except that we will generally not be obligated to indemnify a person in connection with an action initiated by that person without our prior written consent. The indemnification provided under our certificate of incorporation obligates us to pay the expenses of a director, or an officer who is entitled to indemnification, in advance of the final disposition of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if ultimately the director or officer is not entitled to indemnification. We have entered into indemnification agreements with each of our directors and executive officers providing for the described indemnification.

INSURANCE

     Under our certificate of incorporation, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by a person in any of these capacities, or arising out of the person's fulfilling one of these capacities, whether or not we would have the power to indemnify the person against the claim under the provisions or our certificate of incorporation. We have purchased director and officer liability insurance on behalf of our directors and officers.

                     RELATIONSHIPS AND CERTAIN TRANSACTIONS

     The following is a description of the relationships and transactions to which we have been a party since our inception, in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our common stock has or will have a direct or indirect material interest, other than compensation arrangements which are described under "Management."

OUR ORGANIZATION

     Joseph A. Oblas, Peter C. Gonzalez, Thomas B. Humphreys, Jr., David Diaz-Infante and Derek S. Humphreys were involved in our founding and organization and may be considered our promoters. At our inception in August
1999, we issued           ,           ,           ,           , and
shares of common stock to Messrs. Oblas, Gonzalez, Thomas B. Humphreys, Jr., Diaz-Infante, and Derek S. Humphreys, respectively, who contributed a total aggregate amount of $82,000 for our initial capitalization.

RECENT FINANCINGS

COMMON STOCK FINANCING

     Since our inception, we have funded our operations primarily through the sale of common stock. We have issued the following shares to our directors, executive officers and beneficial owners of more than five percent of our common stock:

DIRECTORS, EXECUTIVE OFFICERS                                  SHARES OF
AND 5% OR MORE STOCKHOLDERS                                   COMMON STOCK
-----------------------------                                 ------------
Carl R. Vertuca, Jr. .......................................     400,000(1)
Joseph A. Oblas.............................................   2,500,000
Mark R. Laramie.............................................          --
Brian O'D. White............................................          --
Thomas R. Modisette.........................................      50,000
John T. Sheehy..............................................      50,000
Grant S. Gordon.............................................      50,000
Frederick LaFontaine........................................     117,500
Michael E. Huse.............................................      25,000
Peter C. Gonzalez...........................................   1,250,000
David Diaz-Infante..........................................   1,250,000
Thomas B. Humphreys, Jr. ...................................   2,500,000
Derek S. Humphreys..........................................   2,500,000

---------------
(1) Includes 200,000 shares of common stock owned of record by SOB Ventures.

DEBT FINANCING

     We have received loans from the following directors, executive officers and beneficial owners of more than five percent of our common stock or their affiliates, some of which have been repaid as noted below:

DIRECTORS, EXECUTIVE OFFICERS   PRINCIPAL     INTEREST          REPAID/           WARRANTS
AND 5% OR MORE STOCKHOLDERS    LOAN AMOUNT      RATE            DUE DATE          FOR STOCK
-----------------------------  -----------    --------    --------------------    ---------
Carl R. Vertuca, Jr. ........   $175,000          10%     $100,000/on demand
                                 200,000          10%         --/on demand
Brian O'D. White.............     50,000          10%     18,000/February 2001
Thomas R. Modisette..........     50,000          10%          50,000/--
Grant S. Gordon..............    500,000        18.5%         --/May 2002
Thomas B. Humphreys,
  Jr.(1).....................     87,000           9%          69,000/--
David Diaz-Infante...........    155,000          18%       65,000/on demand

DIRECTORS, EXECUTIVE OFFICERS   PRINCIPAL     INTEREST          REPAID/           WARRANTS
AND 5% OR MORE STOCKHOLDERS    LOAN AMOUNT      RATE            DUE DATE          FOR STOCK
-----------------------------  -----------    --------    --------------------    ---------
Derek S. Humphreys...........     75,000          10%          75,000/--
The Value Group(2)...........    100,000           9%          100,000/--

---------------
(1) A trust controlled by Mr. Humphreys advanced these funds.

(2) Messrs. Modisette and Sheehy are founders and managing members of The Value Group.

STOCKHOLDER AGREEMENTS

     At the time our existing stockholders acquired their stock in us, each stockholder entered into an agreement with us and Messrs. Oblas, Gonzalez, Thomas B. Humphreys, Jr., Derek S. Humphreys, and Diaz-Infante under which they agreed to specific restrictions on their ability to transfer their shares of stock and granted us and our other stockholders a right of first refusal to repurchase their shares prior to any sale to a third party. The stockholders also agreed to vote in favor of director nominees designated by our founders and granted an irrevocable proxy to our secretary to vote such shares of common stock at any meeting of stockholders called for the purpose of electing or removing directors. These agreements expire by their terms on closing of this offering.

OTHER TRANSACTIONS

     Messrs. Oblas, Thomas B. Humphreys, Jr., and Derek S. Humphreys personally guaranteed lease obligations that we believe totaled approximately $1 million to a third party leasing firm while employed by Juice Stop International. The proceeds of the lease financing were used to provide funds for equipment purchases and build-out of facilities of Juice Stop. Juice Stop subsequently ceased making the lease payments. In April and June 1999, Glacier Distribution, which was then a limited liability company, agreed to assume the lease obligations and take possession of the equipment, and new leases were executed by Glacier Distribution and personally guaranteed by Messrs. Oblas, Thomas B. Humphreys, Jr., Derek S. Humphreys, Gonzalez and Diaz-Infante and their wives, whom we refer to as "guarantors." In June 1999, the lessor also paid Glacier Distribution $300,000 in cash when Glacier Distribution became obligated under the leases, which was used as working capital. At December 31, 1999, the balance of outstanding principal payments due under the leases was $568,000. We treated the difference between the cash Glacier Distribution received and the value of the leased equipment, on the one hand, and the balance of principal payments due under the leases, on the other hand, as advances to stockholders. These advances, together with interest, totaled $299,000 at December 31, 1999 and $332,000 at September 30, 2000. The leasing firm filed for protection under Chapter 11 of the U.S. Bankruptcy Code in April 2000. After initiating discussions with the assignee of the lessor, we agreed in December 2000 to pay $475,000 to the assignee of the lessor in full satisfaction of all obligations under the leases. The terms of the agreement required us to pay $100,000 to the assignee of the lessor at the time of execution of the agreement and monthly payments of $25,000 for a period of 15 months. Payments due from us under the agreement are personally guaranteed by Messrs. Oblas, Thomas B. Humphreys, Jr., Derek S. Humphreys, Gonzalez and Diaz-Infante and their wives.

     Because our conflicts committee was not then formed and our board of directors did not have a majority of disinterested members at the time of the transactions, our board of directors approved these transactions in January 2001 after the board of directors was expanded to include a majority of disinterested members. We have also requested our stockholders to approve these transactions in a meeting to be held in February 2001. Messrs. Oblas, Thomas B. Humphreys, Jr., Derek S. Humphreys, Gonzalez and Diaz-Infante and their wives will abstain from the stockholder vote although their shares may be counted as present for the purpose of establishing a quorum.

     Mr. Sheehy is the managing director-investment banking of R.W. Pressprich & Company, Inc., a New York-based fixed income trading and research firm. We have entered into an agreement with R.W. Pressprich under which they have agreed to serve as our agent in placing debt securities or preferred stock with institutional buyers for compensation of between 2.5% and 7% of any debt financing we receive.

Mr. Sheehy is also a founder and managing member of The Value Group. Mr. Sheehy's involvement with The Value Group pre-dated his joining R.W. Pressprich. Mr. Sheehy provided disclosure to R.W. Pressprich of his role at The Value Group at the time he joined R.W. Pressprich.

COMPANY POLICY

     We intend that any future transactions between us and our officers, directors and affiliates will be on terms no less favorable to us than can be obtained on an arm's length basis from affiliated third parties. Further, any of these transactions which we do not consider to be in the ordinary course of business will be approved by the conflicts committee of our Board of Directors. Each of the transactions described under "Relationships and Certain Transactions" was approved or ratified by our conflicts committee. Members of our conflicts committee recuse themselves from votes on matters in which they have an interest.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information regarding the beneficial ownership of our common stock as of December 31, 2000 and as adjusted to reflect the sale of the shares of common stock in this offering, by:

     - each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of our common stock;

     - each of our directors and executive officers; and

     - all of our directors and executive officers as a group.

     Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares and percent of class beneficially owned by a person and the percentage ownership of that person include all shares of common stock subject to options held by that person, because all of our options are immediately exercisable in full. The percent of total voting power held by a person is based on the percent of each class of our common stock beneficially owned by that person. Where the percent of class or percent of total voting power is represented by an asterisk (*), the person owns less than one percent beneficial ownership interest. Percentage of beneficial ownership is based upon 14,283,500 shares of common stock outstanding before this offering and shares of common stock outstanding after this offering, based on the number of shares outstanding as of December 31, 2000. Unless we indicate otherwise the address of each person who beneficially owns 5% or more of the outstanding shares of our common stock is c/o Glacier Corporation, 1050 Seventeenth Street, Suit 195, Denver, Colorado 80265.

                                                                               PERCENT OF TOTAL
                                                      COMMON STOCK               VOTING POWER
                                                 -----------------------    -----------------------
                                                 NUMBER OF    PERCENT OF    BEFORE THE    AFTER THE
NAME OF BENEFICIAL OWNER                          SHARES        CLASS        OFFERING     OFFERING
------------------------                         ---------    ----------    ----------    ---------
Carl R. Vertuca, Jr.(1)........................    575,000
Joseph A. Oblas(2).............................  2,710,000
Mark R. Laramie(3).............................    120,000
Brian O'D. White(4)............................    120,000
Thomas R. Modisette............................     50,000
John T. Sheehy.................................     50,000
Grant S. Gordon(5).............................    150,000
Frederick LaFontaine...........................    117,500
Michael E. Huse................................     25,000
Peter C. Gonzalez(6)...........................  1,385,000
Thomas B. Humphreys(7).........................  2,617,500
David Diaz-Infante.............................  1,250,000
  7229 Dove Court
  Parker, Colorado 80034
Derek S. Humphreys.............................  2,500,000
  17265 Cornerstone Lane
  Parker, Colorado 80134
All directors and executive officers as a group
  (11 persons).................................  5,482,000

---------------
(1) Includes 175,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(2) Includes 210,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(3) Includes 240,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(4) Includes 120,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(5) Includes 100,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(6) Includes 135,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(7) Includes 117,500 shares of common stock issuable upon exercise of currently exercisable stock options.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following summary describes the material terms of our capital stock. It also summarizes material provisions of our certificate of incorporation and our bylaws. We filed our certificate of incorporation with the Secretary of State of Delaware in January 2001. We have filed a form of our certificate of incorporation and a copy of our bylaws as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

     Our certificate of incorporation authorizes us to issue 95,000,000 shares of capital stock, of which 90,000,000 shares are designated common stock, $0.0001 par value per share and 5,000,000 shares will be designated preferred stock, $0.0001 par value per share. We have no outstanding shares of preferred stock. Of our authorized common stock, upon completion of this offering:

     - shares of our common stock will be issued and outstanding;

     - shares of our common stock will be reserved for issuance upon exercise of currently outstanding options under our 1999 Stock Incentive Plan;

     - 500,000 shares of our common stock will be reserved for future awards under our 1999 Stock Incentive Plan;

     - shares of our common stock will be reserved for issuance under our 2001 Employee Stock Purchase Plan; and

     - shares of our common stock will be reserved for issuance under non-plan options and warrants.

VOTING

     Holders of our common stock are entitled to one vote per share. All actions submitted to a vote of stockholders will be voted on by holders of common stock voting together as a single class, except as provided by law. Our stockholders are not permitted to cumulate their votes when electing directors.

DIVIDENDS

     Holders of common stock are entitled to receive cash dividends equally on a per share basis if and when dividends are declared by our Board of Directors from legally available funds.

LIQUIDATION

     After satisfaction of the liquidation preferences of all securities ranking senior to the common stock, the holders of common stock will share with each other on an equal basis as a single class in any net assets available for distribution to holders of shares of common stock upon liquidation.

     The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares of common stock offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.

PREFERRED STOCK

     Under the terms of our certificate of incorporation, our Board of Directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

     The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances, providing desirable flexibility in connection with possible acquisitions and other corporate purposes. Our issuance of preferred stock could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

SECTION 203 OF DELAWARE GENERAL CORPORATE LAW

     Section 203 of the General Corporation Law of Delaware applies to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved by our Board of Directors and/or our stockholders in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. With limited exceptions, an "interested stockholder" is a person who, together with affiliates and associates owns, or within three years did own, 15% or more of the corporation's voting stock.

CLASSIFIED BOARD OF DIRECTORS

     Our certificate of incorporation and bylaws provide for the division of our Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. Directors may only be removed for cause by the holders of at least 66 2/3% of the voting power of our outstanding capital stock. Any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitation on filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. In addition, classification of our Board of Directors could delay attempts by stockholders who do not approve of our policies or procedures to elect a majority of our Board of Directors.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our certificate of incorporation provides that our stockholders may not take action by written consent instead of a meeting. Our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and that special meetings of our stockholders may only be called by our Chairman of the Board of Directors or Chief Executive Officer or a majority of our Board of Directors. In order for any matter to be considered properly brought before a meeting, a stockholder must comply with certain requirements regarding advance notice and provide certain information to us. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders' meeting and not by written consent.

WAIVER OF BUSINESS OPPORTUNITIES

     An amendment to the Delaware General Corporation Law, which became effective on July 1, 2000, clarifies that a corporation has the power to waive in advance, in its certificate of incorporation or by action of its board of directors, the corporation's interest or expectations in business opportunities or classes or categories of business opportunities, as those opportunities may be defined by the corporation. These classes or categories of opportunities could be defined in many different ways, including by type of business, by who originated the business opportunity, by who has an interest in the business opportunity, by the period of time, or by geographic location. Our Board of Directors may consider and take actions as permitted by this new statutory provision, although it has no current plans to do so.

TRANSFER AGENT, REGISTRAR AND ESCROW AGENT

     The transfer agent and registrar for the common stock is ComputerShare Trust Company, Inc. The transfer agent and registrar also serves as escrow agent for 500,000 shares of common stock owned by our founders that will not be released from escrow until we achieve designated performance objectives, are acquired or merge with another entity, sell our assets, or seven years have passed from completion of this offering. For more information, see "Shares Eligible For Future Sale -- Founders Stock Escrow."

                        SHARES ELIGIBLE FOR FUTURE SALE

     When we complete the offering, we will have                outstanding
shares of common stock. The 3,000,000 shares of our common stock sold in this offering will be freely transferable unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The
remaining total of                outstanding shares of our common stock will be
restricted, which means they were originally issued in offerings, or upon conversion of warrants issued in offerings, that were not registered on a
registration statement filed with the SEC. These                restricted
shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144, and all of these restricted shares are locked-up as described below.

     In addition, on completion of this offering, options to purchase shares of common stock will be issued and outstanding, all of which will be exercisable in full once the applicable vesting periods have passed.

LOCK-UP AGREEMENTS

     Our directors, executive officers and stockholders owning 5% or more of the common stock prior to this offering have agreed with the underwriters that, for a period of 12 months after the date of this prospectus, they will not, without the prior written consent of the representative of the underwriters, directly or indirectly offer, sell, transfer or dispose of any shares of our common stock, or any securities convertible into or exercisable for shares of our common stock, or enter into a transaction that would have the same effect, or publicly announce an intention to effect any of these transactions. All of our stockholders who own less than 5% of our common stock have agreed to similar restrictions for a period of 180 days after the date of this prospectus. As a result of these contractual restrictions, the locked-up shares cannot be sold until the agreements expire or unless prior written consent is received from the representative of the underwriters, even if they are earlier eligible for sale under Rules 144, 144(k) or 701 of the Securities Act discussed below. Any early waiver of the lock-up agreements by the underwriters which, if granted, could permit sales of a substantial number of shares and could adversely affect the trading price of our shares, may not be accompanied by an advance public announcement by us. The representative of the underwriters may release all or a portion of the locked-up shares at any time without notice. For a more detailed description of the lock-up arrangements relating to this offering, see "Underwriting."

RULE 144

     In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

     - 1% of the number of shares of our common stock then outstanding, which
       will equal approximately          shares immediately after this offering;
       or

     - the average weekly trading volume of our common stock on The Nasdaq Stock Market's National Market during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

     Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us.
From March 2001 through December 2001,             restricted shares of our
common stock will become eligible for sale pursuant to Rule 144, if these volume and manner of sale limitations are complied with and the lock-up agreements described above have expired or been waived. These shares exclude the shares which will be eligible for sale under Rule 701 of the Securities Act, as described below. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

RULE 144(k)

     Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned for at least two years the shares proposed to be sold, including the holding period of any prior owner other than an affiliate, would be entitled to sell these shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

     Beginning 90 days after the date of this prospectus,             shares of
our common stock issued under our stock incentive plan upon exercise of options before the effective date of the registration statement of which this prospectus is a part will be eligible for sale in the public market through Rule 701 under the Securities Act, subject in each instance to a 12 month underwriters' lock up agreement in the form discussed above. Rule 701 covers shares issued before an initial public offering under compensatory benefit plans and contracts. In general, Rule 701 permits resales of these shares beginning 90 days after the issuer becomes a reporting company under the Securities Exchange Act in reliance upon Rule 144, but without compliance with the holding period requirements and other restrictions contained in Rule 144.

FOUNDERS STOCK ESCROW

     On completion of this offering, Messrs. Oblas, Gonzalez, Thomas J. Humphreys, Diaz-Infante, and Derek S. Humphreys, our founders, will place 500,000 shares of common stock owned by them in an escrow account under an agreement with the representative and ComputerShare Trust Company, Inc. The common stock will be released from escrow on the earlier to occur of:

     - our net sales exceeding $250 million and our net income after tax exceeding $6 million in 2001;

     - our net sales exceeding $300 million and net income after tax exceeding $7.5 million in 2002;

     - we are acquired by, or merged with, an entity in which our stockholders own less than 50% of the entity's equity after the transaction or after which we are not the surviving entity;

     - all or substantially all of our assets are sold following approval by a majority of our stockholders excluding votes attributable to the stock in the escrow account; or

     - seven years from the date of this offering.

     The escrowed shares of common stock are not transferable or assignable, but may be voted by the founders during the escrow period. The net sales and income levels were determined by negotiations between us and the representative, and should not be construed as implying we will achieve these objectives or predicting our future net sales or income.

REGISTRATION RIGHTS

     At any time following the consummation of this offering, the representative and its permitted transferees will be entitled to demand registration rights, allowing them to require us to file a registration statement covering all or part of 300,000 shares issuable to the holders on exercise of the representative's warrants for registration under the Securities Act, with limited exceptions. We are required to pay the expenses of no more than two demand registrations for these holders. In the event that a registration statement filed pursuant to these demand registration rights is an underwritten offering, and the managing underwriter advises us that the number of shares to be included in the offering exceeds the number of shares which can be sold in an orderly manner, we will include shares in the offering as follows: first, shares of stockholders requesting the demand registration and other shares with equivalent rights, on a pro rata basis, and second, other securities requested to be included.

     In addition, after the completion of this offering, these holders will be entitled to request us to register their shares under the Securities Act for resale to the public in the event that we propose to register our common stock for us or on demand of other stockholders. These rights, commonly referred to a piggyback registration rights have certain limitations, including the right of the underwriters to limit the number of shares included in such registration. The holders of shares having piggyback rights are entitled to receive notice of the registration and are entitled to include their shares in the registration. These piggyback registration rights have limitations, including the right of the underwriters of an offering to limit the number os shares included in a registration. If the number of shares is so limited, we will include shares with piggyback registration rights in the registration statement in accordance with their priority level.

     We are generally required to bear all of the expenses of all these registrations, except underwriting discounts, selling commissions, applicable transfer taxes and fees of counsel retained by any stockholder. If we register shares of common stock held by security holders with registration rights, those holders would be able to publicly sell those shares immediately upon effectiveness of the registration statement and as long as the registration statement remains effective.

REGISTRATION STATEMENT ON FORM S-8

     After 12 months from the date of this prospectus, we intend to file a registration statement on Form S-8 under the Securities Act to register:

     -             shares of common stock issuable upon exercise of outstanding
       options under our 1999 stock      incentive plan;

     - shares of common stock reserved for future grants under our 1999 stock incentive plan; and

     - shares of common stock issuable under our 2001 employee stock purchase plan.

We expect this registration statement to become effective upon filing with the SEC. Shares covered by this registration statement will be freely tradeable, once the options are vested and exercised and, in the case of affiliates only, to the restrictions of Rule 144, other than the holding period requirements. These shares will also be locked-up by the underwriters as described above.

                                  UNDERWRITING

     Under the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Schneider Securities, Inc. is representative, the number of shares of common stock set forth opposite each name below:

UNDERWRITERS                                                  NO. OF SHARES
------------                                                  -------------
Schneider Securities........................................

                                                                ---------
          Total.............................................    3,000,000
                                                                =========

     The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

     We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 450,000 additional shares at the initial public offering price less underwriting discounts. The option may be exercised only to cover any over-allotments of common stock.

     The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $     per share. The
underwriters and selling group members may allow a discount of $     per share
on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

     Underwriting compensation will consist of the underwriting discount, a non-accountable expense allowance, representative's warrants and reimbursement of expenses described below. The underwriting discount consists of the difference between the amount paid by the underwriters to purchase the shares of common stock from us and the offering price of the shares to the public. The underwriting discount is expected to represent approximately 10% of the public offering price per share of common stock. The non-accountable expense allowance is 3% of the public offering price per share of common stock. The following table summarizes the underwriting compensation and estimated expenses of $ we will pay.

                                                 PER SHARE                             TOTAL
                                      --------------------------------    --------------------------------
                                         WITHOUT             WITH            WITHOUT             WITH
                                      OVER-ALLOTMENT    OVER-ALLOTMENT    OVER-ALLOTMENT    OVER-ALLOTMENT
                                      --------------    --------------    --------------    --------------
Underwriting discounts paid by us...     $                 $                 $                 $
Non-accountable expense allowance
  paid by us........................     $                 $                 $                 $
Expenses payable by us..............     $                 $                 $                 $

     The underwriters have informed us that they do not expect sales to accounts over which any underwriter exercises discretionary authority to exceed 1% of the shares of common stock being offered.

     We and each of our executive officers, directors, stockholders and option holders have agreed not to offer, sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities convertible into or exercisable for shares of our common stock, or enter into a transaction that would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior consent of the representative for a period of 12 months or, on the case or stockholders owning less than 5% of our common stock, 180 days after the date of this prospectus except, in our case, issuances (a) upon the exercise of employee stock options outstanding on the date of this prospectus,

(b) under our stock incentive plan in effect on the date of this prospectus, (c) under our employee stock purchase plan in effect on the date of this prospectus, and (d) for acquisitions, provided that the parties receiving shares in these acquisitions agree to be bound by the restrictions described above for the remainder of the lock-up period.

     This prospectus in electronic format may be made available on the web site maintained by the representative of the underwriters. Electronic prospectuses may also be made available on the web sites maintained by one or more of the other underwriters participating in this offering. We may also post this prospectus on our web site.

     The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations. The representative will not be making an Internet distribution for its own account.

     Other than the prospectus in electronic format, the information contained on any underwriter's web site and any information contained on any other web site maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as an underwriter and should not be relied upon by investors.

     We have agreed that the representative may have an observer attend meetings of our board of directors for a period of five years from completion of this offering. The observer will receive compensation, other than stock or options, equal to that paid to our non-management directors, as well as expense reimbursements.

     On completion of this offering, we will sell to the representative for $100 warrants to purchase 300,000 shares of common stock. The representative's warrants will become exercisable one year after this offering at an exercise
price of $     per share and will expire after five years. The representative's warrants and underlying shares of common stock will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this prospectus, except to the representative, underwriters, selling group members and their officers or partners. During the exercise period, holders of the representative's warrants are entitled to certain demand and incidental registration rights. The common stock issuable on exercise of the representative's warrants is subject to adjustment in certain events to prevent dilution.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     We have applied to list the shares of common stock on The Nasdaq Stock Market's National Market under the symbol "GLCR."

     Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation between us and the representative. The principal factors considered in determining the public offering price will include:

     - the information set forth in this prospectus and otherwise available to the representative;

     - the history of, and the prospects for, us and the industry in which we compete;

     - an assessment of our management;

     - the prospects for, and the timing of, our future earnings;

     - the present state of our development and our current financial condition;

     - the general condition of the securities markets at the time of this offering;

     - the recent market prices of, and the demand for, publicly-traded common stock of generally comparable companies; and

     - market conditions for initial public offerings.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in a stabilizing transaction or in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq Stock Market's National Market or otherwise and, if commenced, may be discontinued at any time.

     The underwriters have reserved for sale, at the initial public offering
price, up to           shares of the common stock for employees, directors and
certain other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in this offering will be reduced to the extent those persons purchase reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

                                 LEGAL MATTERS

     Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado, will pass upon the validity of the common stock offered in this offering for us. A shareholder
of such firm holds options to acquire           shares of our common stock.
Dorsey & Whitney LLP, Denver, Colorado, will pass upon selected legal maters in connection with this offering for the representative.

                                    EXPERTS

     The consolidated financial statements of Glacier Distribution Company, Inc. as of December 31, 1999 and for the period from March 1, 1999 (date of inception) through December 31, 1999 have been included herein and in the registration statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

     The financial statements of The Miles Smith Family Corporation, doing business as Cal Fresh Produce, as of June 30, 1999 and 2000, and for the years ended June 30, 1999 and 2000 have been included herein and in the registration statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

     The financial statements of Rocky Mountain Fresh & Natural, Inc., as of January 2, 1999 and January 1, 2000 and for the years then ended have been included herein and in the registration statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

     The financial statements of Damon Distributing Co., d/b/a Damon Industries as of December 31, 1998 and 1999 for the years ended December 31, 1997, 1998 and 1999 have been included herein and in the registration statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

     The financial statements of Southwest Traders, Inc. as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 have been included herein and in the registration statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in auditing and accounting.

     With respect to the unaudited interim financial information for Glacier Distribution Company, Inc., the Miles Smith Family Corporation, d/b/a Cal Fresh Produce, Rocky Mountain Fresh & Natural, Inc., Damon Distributing Co., d/b/a Damon Industries, and Southwest Traders, Inc. as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000, the independent certified public accountants have not audited or reviewed the financial information and have not expressed an opinion or any other form of assurance with respect to the financial information.

     The unaudited pro forma combined statements of operations for the year ended December 31, 1999 and the nine month period ended September 30, 2000 and the unaudited pro forma combined balance sheet as of September 30, 2000 have not been audited or reviewed by the independent certified public accountants and they do not express an opinion or purport to give any other form of assurance on them.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1 under the Securities Act with the SEC in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information contained in the registration statement or any of the exhibits filed with the registration statement. For further information about us and our common stock, please see the registration statement and the exhibits filed with the registration statement. Summaries in this prospectus of the contents of any agreement or other document filed as an exhibit to this registration statement are not necessarily complete. In each instance, please refer to the copy of the agreement or other document filed as an exhibit to the registration statement.

     After we complete this offering, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any document we file with the SEC, including the registration statement and the exhibits filed with the registration statement, without charge, at the following SEC public reference rooms:

   450 Fifth Street, N.W      Seven World Trade Center          Citicorp Center
      Judiciary Plaza                Suite 1300             500 West Madison Street
         Room 1024            New York, New York 10048            Suite 1400
  Washington, D.C. 20549                                    Chicago, Illinois 60661

     You may copy all or any part of our SEC filings from these offices upon payment of the fees charged by the SEC. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are available from the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
GLACIER CORPORATION
Unaudited Pro Forma Combined Financial Information, Basis of
  Presentation and Notes....................................    F-2
Unaudited Combined Balance Sheet............................    F-3
Unaudited Combined Statements of Operations.................    F-4
GLACIER DISTRIBUTION COMPANY, INC.
Independent Auditors' Report................................    F-7
Consolidated Financial Statements
  Consolidated Balance Sheet................................    F-8
  Consolidated Statements of Operations.....................    F-9
  Consolidated Statement of Stockholders' Deficit...........   F-10
  Consolidated Statements of Cash Flows.....................   F-11
Notes to Consolidated Financial Statements..................   F-13
JERRY SCHNELL DISTRIBUTORS, INC.
Independent Auditors' Report................................   F-24
Financial Statements
  Balance Sheets............................................   F-25
  Statements of Operations..................................   F-26
  Statement of Stockholder's Deficit........................   F-27
  Statements of Cash Flows..................................   F-28
Notes to Financial Statements...............................   F-29
ROCKY MOUNTAIN FRESH AND NATURAL, INC.
Independent Auditors' Report................................   F-34
Financial Statements
  Balance Sheets............................................   F-35
  Statements of Operations..................................   F-36
  Statement of Stockholder's Equity.........................   F-37
  Statements of Cash Flows..................................   F-38
Notes to Financial Statements...............................   F-40
THE MILES SMITH FAMILY CORPORATION D/B/A CAL FRESH PRODUCE
Independent Auditors' Report................................   F-47
Financial Statements
  Balance Sheets............................................   F-48
  Statements of Operations..................................   F-49
  Statement of Stockholders' Equity.........................   F-50
  Statements of Cash Flows..................................   F-51
Notes to Financial Statements...............................   F-53
DAMON DISTRIBUTING CO. D/B/A DAMON INDUSTRIES
Independent Auditors' Report................................   F-61
Financial Statements
  Balance Sheets............................................   F-62
  Statements of Operations..................................   F-63
  Statement of Stockholder's Equity.........................   F-64
  Statements of Cash Flows..................................   F-65
Notes to Financial Statements...............................   F-66
SOUTHWEST TRADERS, INC.
Independent Auditors' Report................................   F-72
Financial Statements
  Balance Sheets............................................   F-73
  Statements of Operations..................................   F-74
  Statement of Stockholder's Equity.........................   F-75
  Statements of Cash Flows..................................   F-76
Notes to Financial Statements...............................   F-77

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION,
                        BASIS OF PRESENTATION AND NOTES

     The following unaudited pro forma combined balance sheet as of September 30, 2000 and the unaudited pro forma combined statements of operations for the year ended December 31, 1999 and the nine-month period ended September 30, 2000 give effect to the business combinations of Glacier Distribution Company, Inc. ("Glacier") with the following entities: Jerry Schnell Distributors, Inc., Rocky Mountain Fresh and Natural, Inc., The Miles Smith Family Corporation d/b/a Cal Fresh Produce, Damon Distributing Co. d/b/a Damon Industries, Southwest Traders, Inc., collectively the "Acquired Companies." The acquisitions will be accounted for under the purchase method of accounting applying the provisions of Accounting Principles Board Opinion No. 16 ("APB"). Pursuant to the requirements of APB 16, the aggregate purchase price, based on fair values, will be allocated to the tangible and intangible assets and liabilities assumed based on their estimated fair value at the date of the consummation of the transactions.

     The unaudited pro forma combined statements of operations have been prepared as if the proposed transactions occurred on January 1, 1999. The unaudited pro forma combined balance sheet has been prepared as if the proposed transactions occurred September 30, 2000. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transactions become effective on the above-mentioned date.

     The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet should be read in conjunction with the separate historical financial statements and notes thereto.

                       GLACIER DISTRIBUTION COMPANY, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                        GLACIER                             FAMILY             DAMON
                                      DISTRIBUTION     ROCKY MOUNTAIN     CORPORATION     DISTRIBUTING CO.
                                     COMPANY, INC.       FRESH AND      D/B/A CAL FRESH     D/B/A DAMON        SOUTHWEST
                                    AND SUBSIDIARIES   NATURAL, INC.    PRODUCE PRODUCE      INDUSTRIES      TRADERS, INC.
                                    ----------------   --------------   ---------------   ----------------   -------------
ASSETS
Current assets
  Cash............................    $   399,686         $    200        $    1,500         $       --       $       550
  Accounts receivable, net........        134,756          333,560         2,016,165            763,801         4,492,364
  Inventory.......................        235,383           96,549           246,464            737,767         4,057,718
  Prepaid expenses and other
    current assets................        111,943           57,219            80,270             18,089           258,288
                                      -----------         --------        ----------         ----------       -----------
        Total current assets......        881,768          487,528         2,344,399          1,519,657         8,808,920
Property and equipment, net.......        204,434          218,010           684,363            281,784         1,637,120
Goodwill, intangibles and other...      1,165,336           11,000            40,167            386,945           101,974
                                      -----------         --------        ----------         ----------       -----------
        Total assets..............    $ 2,251,538         $716,538        $3,068,929         $2,188,386       $10,548,014
                                      ===========         ========        ==========         ==========       ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Accounts payable..................    $   907,156         $200,615        $1,398,985         $  209,191       $ 4,224,194
Checks written in excess of bank
  balance.........................             --          132,458           642,521                 --         2,279,935
Accrued expenses..................        109,402           45,146           207,650            295,377           495,803
Bank line-of-credit...............         26,051               --           157,447                 --         2,063,629
Current portion of long term
  debt............................        894,290           47,477           131,000            421,321            17,642
Deferred income taxes.............             --               --            54,101                 --                --
                                      -----------         --------        ----------         ----------       -----------
        Total current
          liabilities.............      1,936,899          425,696         2,591,704            925,889         9,081,203
Long term debt....................        552,344          185,762            96,241            346,576            45,137
Deferred income taxes.............             --               --            52,171                 --                --
                                      -----------         --------        ----------         ----------       -----------
        Total liabilities.........      2,489,243          611,458         2,740,116          1,272,465         9,126,340
                                      -----------         --------        ----------         ----------       -----------
Stockholders' (deficit) equity
  Common stock....................      2,911,000            5,000            75,000                220           128,046
  Additional paid-in capital......             --               --                --                 --           351,454
  Due from shareholders...........       (332,271)              --                --                 --                --
  Retained earnings...............     (2,816,434)         100,080           253,813            915,701           942,174
                                      -----------         --------        ----------         ----------       -----------
        Total stockholders'
          (deficit) equity........       (237,705)         105,080           328,813            915,921         1,421,674
                                      -----------         --------        ----------         ----------       -----------
        Total liabilities and
          stockholders' (deficit)
          equity..................    $ 2,251,538         $716,538        $3,068,929         $2,188,386       $10,548,014
                                      ===========         ========        ==========         ==========       ===========


                                       SUBTOTAL
                                      PRO FORMA       PRO FORMA        PRO FORMA
                                       COMBINED      ADJUSTMENTS        COMBINED
                                    --------------   ------------     ------------
ASSETS
Current assets
  Cash............................   $   401,936     $         --(1)  $(20,473,064)
                                                      (20,875,000)(3)
  Accounts receivable, net........     7,740,646               --        7,740,646
  Inventory.......................     5,373,881               --        5,373,881
  Prepaid expenses and other
    current assets................       525,809               --          525,809
                                     -----------     ------------     ------------
        Total current assets......    14,042,272      (20,875,000)      (6,832,728)
Property and equipment, net.......     3,025,711        3,942,800(4)     6,968,511
Goodwill, intangibles and other...     1,705,422       19,025,712(4)    20,731,134
                                     -----------     ------------     ------------
        Total assets..............   $18,773,405     $  2,093,512     $ 20,866,917
                                     ===========     ============     ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Accounts payable..................   $ 6,940,141     $         --     $  6,940,141
Checks written in excess of bank
  balance.........................     3,054,914               --        3,054,914
Accrued expenses..................     1,153,378               --        1,153,378
Bank line-of-credit...............     2,247,127               --        2,247,127
Current portion of long term
  debt............................     1,511,730          703,494(3)     2,215,224
Deferred income taxes.............        54,101               --           54,101
                                     -----------     ------------     ------------
        Total current
          liabilities.............    14,961,391          703,494       15,664,885
Long term debt....................     1,226,060        4,161,506(3)     5,387,566
Deferred income taxes.............        52,171               --           52,171
                                     -----------     ------------     ------------
        Total liabilities.........    16,239,622        4,865,000       21,104,622
                                     -----------     ------------     ------------
Stockholders' (deficit) equity
  Common stock....................     3,119,266               --(1)     2,911,000
                                                         (208,266)(2)
  Additional paid-in capital......       351,454               --(1)            --
                                                         (351,454)(2)
  Due from shareholders...........      (332,271)                         (332,271)
  Retained earnings...............      (604,666)      (2,211,768)(2)   (2,816,434)
                                     -----------     ------------     ------------
        Total stockholders'
          (deficit) equity........     2,533,783       (2,771,488)        (237,705)
                                     -----------     ------------     ------------
        Total liabilities and
          stockholders' (deficit)
          equity..................   $18,773,405     $  2,093,512     $ 20,866,917
                                     ===========     ============     ============

                       GLACIER DISTRIBUTION COMPANY, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                       **GLACIER                                      *THE MILES        DAMON
                                     DISTRIBUTION                        ROCKY       SMITH FAMILY    DISTRIBUTING
                                     COMPANY, INC.   JERRY SCHNELL     MOUNTAIN       CORPORATION     CO. D/B/A       SOUTHWEST
                                          AND        DISTRIBUTORS,     FRESH AND       D/B/A CAL        DAMON         TRADERS,
                                     SUBSIDIARIES        INC.        NATURAL, INC.   FRESH PRODUCE    INDUSTRIES        INC.
                                     -------------   -------------   -------------   -------------   ------------   -------------
Net sales..........................   $ 1,397,522     $3,075,809      $4,156,209      $17,812,164     $6,726,458     $62,776,736
Cost of goods sold.................       924,993      2,352,594       3,176,368       12,918,738      3,548,718      51,021,657
                                      -----------     ----------      ----------      -----------     ----------     -----------
Gross margin.......................       472,529        723,215         979,841        4,893,426      3,177,740      11,755,079
                                      -----------     ----------      ----------      -----------     ----------     -----------
Salaries and related...............       278,085        377,674         704,009        2,437,447      1,036,460       5,440,686
Selling, general and
  administrative...................       461,509        209,074         164,448          861,699        621,659       3,000,802
Delivery...........................       182,342         61,548          86,986          967,410        285,903       2,210,918
Depreciation and amortization......        15,399         23,973          19,176          216,126        122,012         308,466
Non-recurring......................            --             --              --               --        350,660         310,000
Stock based compensation...........            --             --              --               --             --              --
                                      -----------     ----------      ----------      -----------     ----------     -----------
        Total operating expenses...       937,335        672,269         974,619        4,482,682      2,416,694      11,270,872
                                      -----------     ----------      ----------      -----------     ----------     -----------
Income (loss) from operations......      (464,806)        50,946           5,222          410,744        761,046         484,207
                                      -----------     ----------      ----------      -----------     ----------     -----------
Other income (expense)
  Interest expense.................       (39,115)       (12,380)         (5,341)         (51,931)       (48,497)       (171,894)
  Other income (expense)...........         3,418         (1,641)         50,190          (12,015)        (5,101)        164,264
                                      -----------     ----------      ----------      -----------     ----------     -----------
        Total other income
          (expense)................       (35,697)       (14,021)         44,849          (63,946)       (53,598)         (7,630)
                                      -----------     ----------      ----------      -----------     ----------     -----------
Net income (loss) before income
  taxes............................      (500,503)        36,925          50,071          346,798        707,448         476,577
Income tax (expense) benefit.......            --             --          (7,125)        (146,152)            --              --
                                      -----------     ----------      ----------      -----------     ----------     -----------
Net income (loss)..................   $  (500,503)    $   36,925      $   42,946      $   200,646     $  707,448     $   476,577
                                      ===========     ==========      ==========      ===========     ==========     ===========
Shares outstanding.................    10,349,000
                                      ===========
Net income (loss) per share........   $     (0.05)
                                      ===========
EBITDA.............................   $  (445,989)    $   73,278      $   74,588      $   614,855     $  877,957     $   956,937
                                      ===========     ==========      ==========      ===========     ==========     ===========
EBITDA per share...................   $     (0.04)
                                      ===========
Adjusted EBITDA....................   $  (445,989)    $   73,278      $   74,588      $   614,855     $1,101,709     $ 1,266,937
                                      ===========     ==========      ==========      ===========     ==========     ===========
Adjusted EBITDA per share..........   $     (0.04)
                                      ===========


                                       SUBTOTAL
                                      PRO FORMA      PRO FORMA       PRO FORMA
                                       COMBINED     ADJUSTMENTS      COMBINED
                                     ------------   -----------     -----------
Net sales..........................  $95,944,898    $        --     $95,944,898
Cost of goods sold.................   73,943,068             --      73,943,068
                                     -----------    -----------     -----------
Gross margin.......................   22,001,830             --      22,001,830
                                     -----------                    -----------
Salaries and related...............   10,274,361             --      10,274,361
Selling, general and
  administrative...................    5,319,191             --       5,319,191
Delivery...........................    3,795,107             --       3,795,107
Depreciation and amortization......      705,152      1,365,880(4)    2,071,032
Non-recurring......................      660,660       (533,752)(8)     126,908
Stock based compensation...........           --             --              --
                                     -----------    -----------     -----------
        Total operating expenses...   20,754,471        832,128      21,586,599
                                     -----------    -----------     -----------
Income (loss) from operations......    1,247,359       (832,128)        415,231
                                     -----------    -----------     -----------
Other income (expense)
  Interest expense.................     (329,158)      (437,850)(6)    (767,008)
  Other income (expense)...........      199,115             --         199,115
                                     -----------    -----------     -----------
        Total other income
          (expense)................     (130,043)      (437,850)       (567,893)
                                     -----------    -----------     -----------
Net income (loss) before income
  taxes............................    1,117,316     (1,269,978)       (152,662)
Income tax (expense) benefit.......     (153,277)       170,664(7)       17,387
                                     -----------    -----------     -----------
Net income (loss)..................  $   964,039    $(1,099,314)    $  (135,275)
                                     ===========    ===========     ===========
Shares outstanding.................                          --(1)   10,349,000
                                                    ===========     ===========
Net income (loss) per share........                                 $     (0.01)
                                                                    ===========
EBITDA.............................  $ 2,151,626                    $ 2,685,378
                                     ===========                    ===========
EBITDA per share...................                                 $      0.26
                                                                    ===========
Adjusted EBITDA....................  $ 2,685,378                    $ 2,685,378
                                     ===========                    ===========
Adjusted EBITDA per share..........                                 $      0.26
                                                                    ===========

---------------

 * The Miles Smith Family Corporation d/b/a Cal Fresh Produce income statement is for the fiscal year end 6/30/00.

** The Company's inception date was March 1, 1999.

                       GLACIER DISTRIBUTION COMPANY, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                          THE MILES
                                           GLACIER                      SMITH FAMILY       DAMON
                                        DISTRIBUTION        ROCKY        CORPORATION    DISTRIBUTING
                                        COMPANY, INC.     MOUNTAIN        D/B/A CAL      CO. D/B/A                      SUBTOTAL
                                             AND          FRESH AND     FRESH PRODUCE      DAMON         SOUTHWEST      PRO FORMA
                                        SUBSIDIARIES    NATURAL, INC.      PRODUCE       INDUSTRIES    TRADERS, INC.    COMBINED
                                        -------------   -------------   -------------   ------------   -------------   -----------
Net sales.............................   $ 3,599,791     $3,801,225      $13,452,022     $5,392,489     $63,531,768    $89,777,295
Cost of goods sold....................     2,832,728      2,902,026        9,635,640      2,783,780      52,339,481     70,493,655
                                         -----------     ----------      -----------     ----------     -----------    -----------
Gross margin..........................       767,063        899,199        3,816,382      2,608,709      11,192,287     19,283,640
                                         -----------     ----------      -----------     ----------     -----------    -----------
Salaries and related..................     1,140,947        629,437        2,001,981        758,450       4,707,587      9,238,402
Selling, general and administrative...       694,616        122,765          715,247        606,039       2,673,262      4,811,929
Delivery..............................       234,571        110,744          734,523        234,799       2,156,624      3,471,261
Depreciation and amortization.........        86,376         30,704          182,430         84,956         233,445        617,911
Non-recurring.........................            --             --               --        279,938         715,189        995,127
Discontinued location.................       207,574             --               --             --              --        207,574
Stock based compensation..............       647,500             --               --             --              --        647,500
                                         -----------     ----------      -----------     ----------     -----------    -----------
         Total operating expenses.....     3,011,584        893,650        3,634,181      1,964,182      10,486,107     19,989,704
                                         -----------     ----------      -----------     ----------     -----------    -----------
Income (loss) from operations.........    (2,244,521)         5,549          182,201        644,527         706,180       (706,064)
                                         -----------     ----------      -----------     ----------     -----------    -----------
Other income (expense)
  Interest expense....................       (92,668)       (12,378)         (24,552)       (37,688)       (145,293)      (312,579)
  Other income (expense)..............        21,258         24,794           (2,515)       (20,074)        123,322        146,785
                                         -----------     ----------      -----------     ----------     -----------    -----------
         Total other income
           (expense)..................       (71,410)        12,416          (27,067)       (57,762)        (21,971)      (165,794)
                                         -----------     ----------      -----------     ----------     -----------    -----------
Net income (loss) before income
  taxes...............................    (2,315,931)        17,965          155,134        586,765         684,209       (871,858)
Income tax (expense) benefit..........            --         (3,691)         (65,379)            --              --        (69,070)
                                         -----------     ----------      -----------     ----------     -----------    -----------
Net income (loss).....................   $(2,315,931)    $   14,274      $    89,755     $  586,765     $   684,209    $  (940,928)
                                         ===========     ==========      ===========     ==========     ===========    ===========
Shares outstanding....................    13,081,000
                                         ===========
Net income (loss) per share...........   $     (0.18)
                                         ===========
EBITDA................................   $(2,136,887)    $   61,047      $   362,116     $  709,409     $ 1,062,947    $    58,632
                                         ===========     ==========      ===========     ==========     ===========    ===========
EBITDA per share......................   $     (0.16)
                                         ===========
Adjusted EBITDA.......................   $(1,489,387)    $   61,047      $   362,116     $  883,530     $ 1,664,713    $ 1,482,019
                                         ===========     ==========      ===========     ==========     ===========    ===========
Adjusted EBITDA per share.............   $     (0.11)
                                         ===========


                                         PRO FORMA     PRO FORMA
                                        ADJUSTMENTS    COMBINED
                                        -----------   -----------
Net sales.............................   $      --    $89,777,295
Cost of goods sold....................          --     70,493,655
                                         ---------    -----------
Gross margin..........................          --     19,283,640
                                                      -----------
Salaries and related..................          --      9,238,402
Selling, general and administrative...          --      4,811,929
Delivery..............................          --      3,471,261
Depreciation and amortization.........     993,214(4)   1,611,125
Non-recurring.........................    (775,887)(8)     219,240
Discontinued location.................          --        207,574
Stock based compensation..............          --        647,500
                                         ---------    -----------
         Total operating expenses.....     217,327     20,207,031
                                         ---------    -----------
Income (loss) from operations.........    (217,327)      (923,391)
                                         ---------    -----------
Other income (expense)
  Interest expense....................    (328,388)(6)    (640,967)
  Other income (expense)..............          --        146,785
                                         ---------    -----------
         Total other income
           (expense)..................    (328,388)      (494,182)
                                         ---------    -----------
Net income (loss) before income
  taxes...............................    (545,715)    (1,417,573)
Income tax (expense) benefit..........     551,218(7)     482,148
                                         ---------    -----------
Net income (loss).....................   $   5,503    $  (935,425)
                                         =========    ===========
Shares outstanding....................          --(1)  13,081,000
                                         =========    ===========
Net income (loss) per share...........                $     (0.07)
                                                      ===========
EBITDA................................                $   834,519
                                                      ===========
EBITDA per share......................                $      0.06
                                                      ===========
Adjusted EBITDA.......................                $ 1,482,019
                                                      ===========
Adjusted EBITDA per share.............                $      0.11
                                                      ===========

     EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus non-recurring compensation. Neither EBITDA or adjusted EBITDA should be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating the unaudited pro forma combined financial statements.

     The allocation of the purchase price for purposes of the pro forma financial information has been estimated as follows:

                                                                                      DAMON
                                                     ROCKY          THE MILES      DISTRIBUTING
                                                   MOUNTAIN       SMITH FAMILY      CO. D/B/A
                              JERRY SCHNELL         FRESH &        CORPORATION        DAMON         SOUTHWEST
PURCHASE PRICE ALLOCATION   DISTRIBUTORS, INC.   NATURAL, INC.   D/B/A CAL FRESH    INDUSTRIES    TRADERS, INC.
-------------------------   ------------------   -------------   ---------------   ------------   -------------
Cash......................      $     179          $     200       $     1,500     $        --     $       550
Accounts receivable.......         28,624            333,560         2,016,165         763,801       4,492,364
Inventories...............        125,357             96,549           246,464         737,767       4,057,718
Other current assets......             --             57,219            80,270          18,089         258,288
Property and equipment....         91,901            430,000         1,486,414         970,000       3,877,663
Note receivable...........             --                 --                           281,798              --
Other long-term assets....             --             11,000            40,167         105,147         101,974
Intangibles...............        917,679            182,930         2,609,136       5,895,863      10,337,783
Liabilities assumed.......       (420,772)          (611,458)       (2,740,116)     (1,272,465)     (9,126,340)
                                ---------          ---------       -----------     -----------     -----------
Net purchase price........      $ 742,968          $ 500,000       $ 3,740,000     $ 7,500,000     $14,000,000
                                =========          =========       ===========     ===========     ===========
Cash......................      $  47,772          $ 500,000       $ 1,375,000     $ 5,000,000     $14,000,000
Notes payable.............        695,196                 --         2,365,000       2,500,000              --
                                ---------          ---------       -----------     -----------     -----------
                                $ 742,968          $ 500,000       $ 3,740,000     $ 7,500,000     $14,000,000
                                =========          =========       ===========     ===========     ===========

     The preliminary excess purchase price over net assets acquired has been allocated to intangible assets.

     The following adjustments were made to the unaudited proforma combined financial statements:

          1. To record proceeds of the public offering.

          2. To eliminate equity of the acquired companies.

          3. To record the purchase of: Rocky Mountain Fresh and Natural, Inc for $500,000 cash, The Miles Smith Family Corporation for $1,375,000 cash and $2,365,000 debt, Damon Industries for $5,000,000 cash and $2,500,000 debt, and Southwest Traders, Inc. for $14,000,000 cash.

          4. To adjust fixed assets to fair value at the time of acquisition and to record depreciation and amortization on fixed assets and intangible assets acquired. Fixed assets are depreciated over a seven-year life; intangibles are amortized over a 25-year life.

          5. To adjust for assets not acquired or liabilities not assumed.

          6. To record 9% interest on debt incurred as part of consideration for the acquired companies.

          7. Pro forma income tax adjustment at the statutory rate of 36%.

          8. To eliminate compensation paid to owners of businesses that will not continue with Glacier.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Glacier Distribution Company, Inc.
Denver, Colorado

     We have audited the accompanying consolidated balance sheet of Glacier Distribution Company, Inc. as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows from March 1, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glacier Distribution Company, Inc. as of December 31, 1999, and the results of its operations and its cash flows from March 1, 1999 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16(b) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

January 5, 2001
Denver, Colorado

                       GLACIER DISTRIBUTION COMPANY, INC.

                           CONSOLIDATED BALANCE SHEET

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS

Current assets
  Cash......................................................   $   67,944     $   399,686
  Accounts receivable.......................................      126,191         134,756
  Inventory.................................................      554,446         235,383
  Other assets..............................................       41,526         111,943
                                                               ----------     -----------
          Total current assets..............................      790,107         881,768
Property and equipment, net.................................      210,763         204,434
Intangible assets, net......................................      917,677         868,989
Deferred offering and acquisitions costs....................           --         286,000
Other long-term assets......................................        4,800          10,347
                                                               ----------     -----------
          Total assets......................................   $1,923,347     $ 2,251,538
                                                               ==========     ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Line-of-credit............................................   $   30,296     $    26,051
  Accounts payable..........................................      989,598         907,156
  Accrued expenses..........................................       39,810         109,402
  Current portion of notes payable..........................      169,600         883,153
  Current portion of capital lease obligations..............        5,759          11,137
                                                               ----------     -----------
          Total current liabilities.........................    1,235,063       1,936,899
Notes payable, less current portion.........................    1,182,487         537,039
Capital lease obligations less current portion..............       13,633          15,305
                                                               ----------     -----------
          Total liabilities.................................    2,431,183       2,489,243
                                                               ----------     -----------
Commitments
Stockholders' deficit
  Common stock, no par value, 20,000,000 shares authorized;
     10,349,000 and 13,081,000 shares issued and outstanding
     at December 31, 1999 and September 30, 2000,
     respectively...........................................      291,500       2,911,000
  Due from stockholders.....................................     (298,833)       (332,271)
  Accumulated deficit.......................................     (500,503)     (2,816,434)
                                                               ----------     -----------
          Total stockholders' deficit.......................     (507,836)       (237,705)
                                                               ----------     -----------
          Total liabilities and stockholders' deficit.......   $1,923,347     $ 2,251,538
                                                               ==========     ===========

                       See notes to financial statements.

                       GLACIER DISTRIBUTION COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      FROM MARCH 1,      FROM MARCH 1,     FOR THE NINE
                                                     1999 (INCEPTION)   1999 (INCEPTION)      MONTHS
                                                         THROUGH            THROUGH            ENDED
                                                       DECEMBER 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                           1999               1999             2000
                                                     ----------------   ----------------   -------------
                                                                          (UNAUDITED)       (UNAUDITED)
Sales..............................................     $1,397,522         $  828,645       $ 3,599,791
Costs of sales.....................................        924,993            645,182         2,832,728
                                                        ----------         ----------       -----------
          Gross profit.............................        472,529            183,463           767,063
                                                        ----------         ----------       -----------
Operating expenses
Salaries and related costs.........................        278,085            108,317         1,140,947
  Selling, general and administrative..............        476,908            180,406           780,992
  Delivery.........................................        182,342             63,747           234,571
  Stock based compensation.........................             --                 --           647,500
  Discontinued location............................             --                 --           207,574
                                                        ----------         ----------       -----------
                                                           937,335            352,470         3,011,584
                                                        ----------         ----------       -----------
Loss from operations...............................       (464,806)          (169,007)       (2,244,521)
Other income (expense)
  Interest expense.................................        (39,115)           (21,536)          (92,668)
  Other income.....................................          3,418              1,842            21,258
                                                        ----------         ----------       -----------
          Total other expense......................        (35,697)           (19,694)          (71,410)
                                                        ----------         ----------       -----------
Net loss before income taxes.......................       (500,503)          (188,701)       (2,315,931)
Provision for income taxes.........................             --                 --                --
                                                        ----------         ----------       -----------
          Net loss.................................     $ (500,503)        $ (188,701)      $(2,315,931)
                                                        ==========         ==========       ===========
Basic loss per common share........................     $     (.07)        $     (.03)      $      (.21)
                                                        ==========         ==========       ===========
Weighted average number of shares outstanding......      7,201,679          7,183,419        11,095,544
                                                        ==========         ==========       ===========

                       See notes to financial statements.

                       GLACIER DISTRIBUTION COMPANY, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                                          TOTAL
                                 -----------------------     DUE FROM     ACCUMULATED   STOCKHOLDERS'
                                   SHARES       AMOUNT     STOCKHOLDERS     DEFICIT        DEFICIT
                                 ----------   ----------   ------------   -----------   -------------
Balance -- March 1, 1999.......          --   $       --    $      --     $        --    $        --
  Common stock issued for cash
     at $.002 to $.04..........  10,000,000       82,000           --              --         82,000
     at $.50...................     349,000      174,500           --              --        174,500
  Due from shareholders........          --           --     (298,833)                      (298,833)
  Options issued for
     services..................          --       35,000           --              --         35,000
  Net loss -- for the period
     from March 1, 1999
     (inception) to December
     31, 1999..................          --           --           --        (500,503)      (500,503)
                                 ----------   ----------    ---------     -----------    -----------
Balance -- December 31, 1999...  10,349,000      291,500     (298,833)       (500,503)      (507,836)
  Common stock issued for cash
     (unaudited)
     at $.50 to $.78...........     180,000      117,500           --              --        117,500
     at $1.00..................   1,854,500    1,854,500           --              --      1,854,500
  Common stock issued for
     services (unaudited)
     valued at $.50 to $1.00
     per share.................     697,500      647,500           --              --        647,500
  Due from shareholders
     (unaudited)...............          --           --      (33,438)             --        (33,438)
  Net loss -- for the
     nine-months ended
     September 30, 2000
     (unaudited)...............          --           --           --      (2,315,931)    (2,315,931)
                                 ----------   ----------    ---------     -----------    -----------
Balance -- September 30, 2000
  (unaudited)..................  13,081,000   $2,911,000    $(332,271)    $(2,816,434)   $  (237,705)
                                 ==========   ==========    =========     ===========    ===========

                       See notes to financial statements.

                       GLACIER DISTRIBUTION COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      FROM MARCH 1,      FROM MARCH 1,
                                                     1999 (INCEPTION)   1999 (INCEPTION)   FOR THE NINE
                                                         THROUGH            THROUGH        MONTHS ENDED
                                                       DECEMBER 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                           1999               1999             2000
                                                     ----------------   ----------------   -------------
                                                                          (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities
  Net loss.........................................     $(500,503)         $(188,701)       $(2,315,931)
                                                        ---------          ---------        -----------
  Adjustments to reconcile net loss to net cash
     used in operating activities
     Depreciation and amortization.................        15,399              5,058             86,376
     Stock based compensation......................            --                 --            647,500
     Bad debt expense..............................       208,397            208,397            193,391
     Interest income...............................       (23,833)           (14,611)           (33,438)
     Interest expense..............................        52,157             26,229             72,962
     Changes in assets and liabilities
       Accounts receivable.........................      (305,964)          (314,816)          (201,956)
       Inventory...................................      (429,089)          (342,990)           267,843
       Other assets................................       (46,326)          (151,408)           (24,744)
       Accounts payable............................       594,517            390,760             (3,908)
       Accrued expenses............................         8,508                 --             69,592
                                                        ---------          ---------        -----------
                                                           73,766           (193,381)         1,073,618
                                                        ---------          ---------        -----------
          Net cash used in operating activities....      (426,737)          (382,082)        (1,242,313)
                                                        ---------          ---------        -----------
Cash flows from investing activities
  Purchases of property and equipment..............      (104,055)           (82,310)           (17,024)
  Proceeds on sale of assets.......................        15,000             15,000                 --
                                                        ---------          ---------        -----------
          Net cash used in investing activities....       (89,055)           (67,310)           (17,024)
                                                        ---------          ---------        -----------
Cash flows from financing activities
  Net payment on line of credit....................            --                 --             (4,245)
  Proceeds from long-term debt.....................       377,207            325,000            254,535
  Principal payments on long-term debt.............       (84,971)           (76,860)          (345,211)
  Proceeds from issuance of common stock...........       291,500            179,000          1,972,000
  Checks written in excess of bank balance.........            --             22,252                 --
  Offering and acquisition costs...................            --                 --           (286,000)
                                                        ---------          ---------        -----------
          Net cash provided by financing
            activities.............................       583,736            449,392          1,591,079
                                                        ---------          ---------        -----------
Net increase in cash...............................        67,944                 --            331,742
Cash at beginning of period........................            --                 --             67,944
                                                        ---------          ---------        -----------
Cash at end of period..............................     $  67,944          $      --        $   399,686
                                                        =========          =========        ===========

                                                        (Continued on next page)

                       See notes to financial statements.

                       GLACIER DISTRIBUTION COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued from previous page)

Supplemental disclosure of cash flow information

     Cash paid for interest for the period December 31, 1999 and for the periods ended September 30, 1999 (unaudited) and 2000 (unaudited) was $39,115, $21,536 and $92,668, respectively.

Non-cash investing and financing transactions:

     During the periods ending December 31, 1999 and September 30, 2000 (unaudited), the Company acquired assets under capital leases totaling $20,206 and $14,335, respectively.

     In addition, during 1999, the Company entered into a debt agreement where the Company became obliged for an amount greater than assets received. The amount of assets acquired totaled $25,000. The amount of obligation in excess of fair value received is $275,000 (Note 6).

     During 1999, the Company acquired the assets of Jerry Schnell Distributors, Inc. for consideration of $742,968 (Note 2).

     During 2000 (unaudited), the Company advanced inventory of $51,220 to a joint venture.

     During 2000 (unaudited), the Company issued a note payable for forgiveness of a trade account payable of $78,534.

                       GLACIER DISTRIBUTION COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Glacier Distribution Company, Inc. (the "Company") was formed March 1, 1999, in the State of Colorado as a limited liability corporation. In August of 1999 the Company reorganized into a C Corporation. All transactions have been recorded as if the Company had always been a C Corporation. The Company operates a food distribution business in Colorado.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company. and its wholly owned subsidiaries, which hereinafter are collectively referred to as the Company. All significant intercompany transactions and balances have been eliminated.

  Interim Financial Information

     The unaudited financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and the period from March 1, 1999 (inception) to September 30, 1999 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

  Allowance for Doubtful Accounts

     The Company periodically reviews its accounts receivable for collectibility and any amount deemed uncollectible is reserved. At December 31, 1999 and September 30, 2000, the Company had established an allowance for doubtful accounts of $46,434.

  Inventory

     Inventory consists primarily of fresh and frozen food products and is stated at the lower of cost or market, determined using a weighted average first-in, first-out method (FIFO). There is no work in progress because the inventory does not involve a production process.

  Property and Equipment

     Property and equipment are recorded at cost while equipment under capital lease is stated at the lower of fair value or net present value of minimum lease payments at the inception of the lease. Depreciation and amortization are computed on the straight-line method over the estimated useful lives ranging from three to seven years.

  Intangibles

     Intangibles include goodwill and non-compete agreements. Goodwill represents the excess of the purchase price to acquire the Company over the underlying fair value of net assets at the date of the acquisition and is amortized over 25 years on a straight-line basis. The amount paid for non-compete agreements are being amortized over the life of the agreements (5 years) on a straight-line basis.

                       GLACIER DISTRIBUTION COMPANY, INC.

  Deferred Offering and Acquisitions Costs

     Deferred offering costs consist of costs associated with the Company's proposed initial public offering. These costs will be netted against the proceeds of the offering if successful or charged to expense if the offering is unsuccessful.

     Deferred acquisition costs consist of professional fees associated with acquisition of the Company. These costs will be included in the cost of the acquisition and allocated to the acquisition when completed. If the acquisition is not successful they will be charged to expense.

  Valuation of Long-Lived Assets

     The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurating with the risk involved.

  Concentration of Credit Risk

     The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued liabilities approximate their fair values as of December 31, 1999 and September 30, 2000 (unaudited), because of the relatively short maturity of these instruments.

     The carrying amounts of capital lease obligations and debt outstanding also approximate their fair values as of December 31, 1999 and September 30, 2000 (unaudited), because interest rates on these instruments approximate the interest rates on debt with similar terms available to the Company.

  Revenue Recognition

     Revenue is recognized when products are delivered to the customer.

  Advertising

     The Company expenses advertising costs as incurred. Advertising expense was $3,461 for the period ended December 31, 1999, and $1,744 and $7,140, for the periods ended September 30, 1999 (unaudited) and September 30, 2000 (unaudited), respectively.

  Income Taxes

     The Company calculates and records the amount of taxes payable or refundable currently or in future years for temporary differences between the financial statement basis and income tax basis based on current enacted tax laws. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible

                       GLACIER DISTRIBUTION COMPANY, INC.

amounts in future years. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share are presented, as there are no potential dilutive common shares.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101 which, as amended, will become effective for financial statements no later than the fourth quarter for fiscal years beginning after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

                       GLACIER DISTRIBUTION COMPANY, INC.

NOTE 2 -- ACQUISITION OF ASSETS

     On December 30, 1999, the Company purchased the assets and assumed certain liabilities of Jerry Schnell Distributors, Inc. ("Schnell"). Total consideration for the assets purchased was $742,968. This purchase was accounted for under the purchase method. The components of consideration and the purchase price based on fair market values at the date of acquisition were as follows:

     Consideration consisted of the following:

Cash.....................................................   $ 47,772
Notes payable............................................    695,196
                                                            --------
                                                            $742,968
                                                            ========

     The purchase price was allocated as follows:

Cash....................................................   $     179
Accounts receivable.....................................      28,624
Inventory...............................................     125,357
Property and equipment..................................      91,901
Intangibles.............................................     917,679
Liabilities assumed.....................................    (420,772)
                                                           ---------
          Net assets acquired...........................   $ 742,968
                                                           =========

     The following table summarizes the unaudited pro forma results of the Company giving effect to the Schnell acquisition as if it had occurred on January 1, 1999. The unaudited pro forma information is not necessarily indicative of the results of operations of the Company had this acquisition occurred at the beginning of the year presented, nor is it indicative of future results. Additionally, as the Company's inception date was March 1, 1999, the Company's operating results do not include any January or February 1999 activity.

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              1999
                                                          ------------
Revenue................................................    $4,473,331
                                                           ==========
Net loss...............................................    $ (463,578)
                                                           ==========
Basic loss per share...................................    $     (.06)
                                                           ==========

                       GLACIER DISTRIBUTION COMPANY, INC.

NOTE 3 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
Furniture and equipment.....................................   $  16,700       $  21,081
Distribution equipment......................................     175,817         193,943
Vehicles....................................................      32,083         136,164
Computer equipment and software.............................      87,357          25,135
Leasehold improvements......................................     136,164         100,378
                                                               ---------       ---------
                                                                 448,121         476,701
Less accumulated depreciation and amortization..............    (237,358)       (272,267)
                                                               ---------       ---------
                                                               $ 210,763       $ 204,434
                                                               =========       =========

NOTE 4 -- CAPITAL LEASE OBLIGATIONS

     In October 1999, the Company entered into a capital lease for computer equipment with monthly payments of $732 and interest at 19.5%. The future minimum rental payments due under this capital lease are as follows:

YEAR ENDING DECEMBER
--------------------
2000......................................................   $ 8,781
2001......................................................     8,781
2002......................................................     7,319
                                                             -------
Total minimum lease payments..............................    24,881
Less amount representing interest.........................    (5,489)
                                                             -------
Net minimum lease payments................................    19,392
Less current portion......................................     5,759
                                                             -------
                                                             $13,633
                                                             =======

     Included in property and equipment are the following assets held under capital leases:

                                                          DECEMBER 31,
                                                              1999
                                                          ------------
Computer equipment.....................................     $20,206
Less accumulated depreciation..........................      (1,123)
                                                            -------
                                                            $19,083
                                                            =======

                       GLACIER DISTRIBUTION COMPANY, INC.

NOTE 5 -- NOTES PAYABLE

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
Note payable to stockholders, interest at 9% and due on
  demand. The note is unsecured.............................       77,028         18,197
Note payable to a credit corporation, interest at 14.1%,
  principal and interest due in monthly installments of $680
  through June 2001, collateralized by a vehicle............       11,863          7,749
Note payable to a credit corporation payable in monthly
  payments of $6,416 to $16,384 through 2004, interest at
  18%.......................................................
The note is collateralized by equipment and personal
  guarantees of officers of the Company, and was in default
  at September 30, 2000. Note 11 describes the settlement
  agreement entered into subsequent to September 30, 2000...      568,000        640,692
Note payable to a related party, interest at 8%, due in 60
  monthly installments of $2,588 through February 2005. The
  note is unsecured and is contingent on individuals meeting
  all requirements of a non-compete agreement...............      126,888        113,389
Note payable to a corporation, interest at 8%, due in 120
  monthly installments of $2,514 through February 2010. The
  note is collateralized by the assets purchased from Jerry
  Schnell Distributors, Inc. ...............................      206,054        188,982
Note payable to a corporation, interest at 8% due in 60
  monthly installments of $7,389 through February 2005,
  interest at 8%. The note is collateralized by the assets
  purchased from Jerry Schnell Distributors, Inc. ..........      362,254        331,683
Note payable to an individual, interest at 18%, principal
  due in August 2000. The note is unsecured.................           --         29,480
Note payable to a corporation, non-interest bearing,
  principal due in May 2000. The note is unsecured..........           --         18,810
Note payable to a vendor, interest at 6%, due upon demand.
  The note is unsecured.....................................           --         71,210
                                                               ----------     ----------
                                                                1,352,087      1,420,192
Less current maturities.....................................     (169,600)      (883,153)
                                                               ----------     ----------
                                                               $1,182,487     $  537,039
                                                               ==========     ==========

     Future maturities of notes payable as of December 31, 1999 are as follows:

YEAR ENDING DECEMBER 31,                      UNRELATED PARTIES   RELATED PARTIES     TOTAL
------------------------                      -----------------   ---------------   ----------
2000........................................      $ 16,981           $152,619       $  169,600
2001........................................       109,745            104,077          213,822
2002........................................       125,026            112,716          237,742
2003........................................       149,483            122,071          271,554
2004........................................       178,628            132,204          310,832
Thereafter..................................            --            148,538          148,537
                                                  --------           --------       ----------
                                                  $579,863           $772,225       $1,352,087
                                                  ========           ========       ==========

                       GLACIER DISTRIBUTION COMPANY, INC.

     A note payable with a balance of $640,692 was in default at September 30, 2000, which by defined terms makes the entire balance due. Therefore, at September 30, 2000, the entire amount was recorded as a current liability. Subsequent to September 30, 2000, the note was renegotiated.

NOTE 6 -- DUE FROM STOCKHOLDERS

     During 1999, the Company entered into a debt agreement whereby the Company became obligated for an amount $275,000 greater than assets received. This agreement released certain stockholders from another obligation to which they were personal guarantors; therefore, the obligation amount in excess of fair value received has been recorded as a contra equity amount -- due from stockholders. As of September 30, 2000 (unaudited), stockholders have repaid no amounts. With the allocation of interest, due from stockholders was $298,833 at December 31, 1999 and $289,611 and $332,271 at September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

NOTE 7 -- INCOME TAXES

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

     The net changes of temporary differences during the period ended December 31, 1999 and September 30, 1999, were not significant. The Company has generated net operating loss carryforwards of approximately $400,000 and $2,100,000. Applying estimated statutory rates of 37% would result in the recognition of a deferred tax asset of approximately $150,000 and $775,000 at December 31, 1999 and September 30, 2000, respectively. Since the Company has not yet demonstrated the ability to recognize a benefit if a deferred tax asset were recorded, a reserve for the entire amount of the aforementioned tax has been recorded.

NOTE 8 -- COMMITMENTS

  Operating Leases

     The Company leases office and warehouse space, vehicles and a copier under non-cancelable operating leases, which expire through 2006. The rental expense for these leases was $142,448, $98,880 and $424,330 for the period ended December 31, 1999, September 30, 1999 (unaudited) and September 30, 2000 (unaudited).

     Approximate future minimum lease payments as of December 31, 1999 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000.....................................................   $140,000
2001.....................................................    147,000
2002.....................................................    113,000
2003.....................................................     35,000
2004.....................................................     15,000
Thereafter...............................................     26,000
                                                            --------
                                                            $476,000
                                                            ========

                       GLACIER DISTRIBUTION COMPANY, INC.

NOTE 9 -- STOCK OPTIONS AND WARRANTS

  Employee Stock Options

     During the period ended December 31, 1999, the Company issued 270,000 stock options exercisable at issuance at $.50 per share, which represented fair market value at the grant date. The options expire 5 years from the date of grant. These options were issued to employees; as such no expense has been recognized.

     During the nine-months ended September 30, 2000 (unaudited), the Company issued 1,107,500 stock options exercisable for 5 years at $1.00 -- $1.20, which approximated fair market value at the grant date. These options were issued to employees and directors, and as such no expense has been recognized. The options vest in accordance with the following table:

                                                           NUMBER OF
                                                            OPTIONS
YEAR ENDING DECEMBER 31,                                    VESTING
------------------------                                   ----------
2000....................................................   $  273,500
2001....................................................      433,000
2002....................................................      280,500
2003....................................................      108,500
2004....................................................       12,000
                                                           ----------
                                                           $1,107,500
                                                           ==========

     The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost is recognized for the issuances of stock options to employees when the exercise price approximates market. Pursuant to the Accounting Principles Board Options No. 25 ("APB 25"), the Company would recognize compensation expense on issuances of stock options to employees when the exercise price is less than the fair value of the stock and the option exercise price. No compensation expense has been recognized by the Company for the periods ended December 31, 1999 and September 30, 2000 as stock options were issued at fair value. Had compensation cost for the Company's issuances of all stock options been determined based on fair value at the date of grant consistent with provisions of SFAS No. 123, the Company's net loss and loss per share for those periods would have been increased to the pro forma amounts indicated below:

                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1999           2000
                                                             ------------   -------------
                                                                             (UNAUDITED)
Net loss -- as reported....................................   $(500,513)     $(2,315,931)
Net loss -- pro forma......................................    (535,513)      (2,610,931)
Loss per share -- basic -- as reported.....................        (.07)            (.21)
                                                              =========      ===========
Loss -- per share -- basic -- pro forma....................        (.07)            (.23)
                                                              =========      ===========

     The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options or warrants with the following assumptions used for grants through the year ended December 31, 1999: dividend yield of 0.0%; expected average annual volatility of 0% average annual risk-free interest rate of 6.0%; and expected term of 5 or 10 years.

  Stock Warrants

     During the period ending December 31, 1999 and the nine months ended September 30, 2000, the Company issued 135,000 and 605,000 warrants, respectively as compensation to individuals who identified

                       GLACIER DISTRIBUTION COMPANY, INC.

investors for the various private placements. The warrants have an exercise price of $1.00 and expire from September 2004 through September 2005. No adjustment has been reflected in these financial statements, as offering costs they are netted in stockholders' equity.

     The following is a summary of options and warrants granted.

                                                                                                                      WEIGHTED
                                                                                                                      AVERAGE
                                                              WEIGHTED       WEIGHTED                              EXERCISE PRICE
                                                               AVERAGE     AVERAGE FAIR                              OF OPTIONS
                                                              EXERCISE       VALUE OF                                   AND
                                                              PRICE OF     OPTIONS AND    CURRENTLY EXERCISABLE     WARRANTS --
                                                             OPTIONS AND     WARRANTS     ----------------------     CURRENTLY
                                       OPTIONS    WARRANTS    WARRANTS       GRANTED       OPTIONS     WARRANTS     EXERCISABLE
                                      ---------   --------   -----------   ------------   ---------   ----------   --------------
Outstanding March 1, 1999...........         --        --         --                            --           --          --
  Granted...........................    270,000   135,000    .79....           .17
                                      ---------   -------       ----                       -------      -------         ---
Outstanding December 31, 1999.......    270,000   135,000        .79                       270,000      135,000         .67
  Granted (unaudited)...............  1,107,500   605,000       1.04           .26
                                      ---------   -------       ----                       -------      -------         ---
Outstanding September 30, 2000
  (unaudited).......................  1,377,500   740,000        .97                       541,500      740,000         .77
                                      =========   =======       ====                       =======      =======         ===

     The following is a summary of stock options and warrants by price range.

                                                 DECEMBER 31, 1999
                   -----------------------------------------------------------------------------
                        OPTIONS AND WARRANTS OUTSTANDING        OPTIONS AND WARRANTS EXERCISABLE
                   ------------------------------------------   --------------------------------
                                                   WEIGHTED
                                                    AVERAGE
EXERCISE PRICE OF                   WEIGHTED       REMAINING                        WEIGHTED
   OPTIONS AND       NUMBER         AVERAGE       CONTRACTUAL      NUMBER           AVERAGE
    WARRANTS       OUTSTANDING   EXERCISE PRICE      LIFE        EXERCISABLE     EXERCISE PRICE
-----------------  -----------   --------------   -----------   -------------   ----------------
      $ .50          270,000         $ .50         4.2 years       270,000             .50
      $1.00          135,000          1.00         4.9 years            --              --
                     -------         -----                         -------             ---
                     405,000         $ .66         4.4 years            --              --
                     =======         =====                         =======             ===

                                                 DECEMBER 31, 1999
                   -----------------------------------------------------------------------------
                        OPTIONS AND WARRANTS OUTSTANDING        OPTIONS AND WARRANTS EXERCISABLE
                   ------------------------------------------   --------------------------------
                                                   WEIGHTED
                                                    AVERAGE
EXERCISE PRICE OF                   WEIGHTED       REMAINING                        WEIGHTED
   OPTIONS AND       NUMBER         AVERAGE       CONTRACTUAL      NUMBER           AVERAGE
    WARRANTS       OUTSTANDING   EXERCISE PRICE      LIFE        EXERCISABLE     EXERCISE PRICE
-----------------  -----------   --------------   -----------   -------------   ----------------
      $ .50           270,000        $ .50         3.4 years       270,000             .50
   $1.00-1.20       1,847,500         1.04         4.8 years       301,000            1.05
                    ---------        -----                         -------            ----
                    2,117,500        $ .97         4.6 years       571,000             .77
                    =========        =====                         =======            ====

NOTE 10 -- CONTINGENCY

     As of September 30, 2000, the Company had sold 13,081,000 (unaudited) shares of stock in 1999 and 2000 in private placements. These private placements resulted in $2,911,000 (unaudited) of proceeds being received by the Company. These private placements were conducted without the benefit of counsel and provided limited disclosures together with financial projections that lacked appropriate disclaimers to the stockholders. While the Company believed that these placements were exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws, counsel has advised the Company that since certain disclosures such as related party transactions and the fact that the projections contained in these private placement documents did not include all of the appropriate disclaimers, the

                       GLACIER DISTRIBUTION COMPANY, INC.

Company may be liable to repay investors the consideration that they paid for the securities with interest at a statutory rate. If the purchasers in the private placement were to exercise their right to rescind their purchase or otherwise recover damages the Company may be liable to them for a total of approximately $2.9 million plus interest. Management of the Company does not believe that their actions in selling common stock in these private placements will give rise to a liability that will have a material effect on the financial condition of the Company.

NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED)

  Note Payable Settlement Agreement

     In December 2000, the Company entered into a settlement agreement related to the note payable with a credit corporation. The note balance at September 30, 2000 was $640,692 and the settlement amount is for $475,000 in total payments. The settlement requires a payment of $100,000 upon execution of the agreement and 15 principal and interest payments of $25,000 each month thereafter. The payment of $100,000 required at execution was made in January 2001.

  Loans from Directors, Officers and Significant Stockholders

     Subsequent to September 30, 2000, the Company received loans from certain directors, officers and stockholders who held greater than 5% of the outstanding shares. The Company received approximately $1,412,000 of loan proceeds with interest rates ranging from 9.5% to 18.5%. The loans are due on demand. As of February 12, 2000, $735,000 remained outstanding. In connection with these loans, warrants to acquire 150,000 shares of common stock at an exercise price of $1.00 were issued.

  Sale of Common Stock and Issuances of Options and Warrants

     Subsequent to September 30, 2000, the Company sold 1,751,000 shares of common stock in private placements resulting in proceeds of $1,751,000.

     The Company issued 75,000 shares of common stock and warrants to acquire 775,000 shares of common stock as part of consideration for receiving loan proceeds. As consideration for certain consulting services, the Company issued 75,000 shares of common stock and warrants to acquire 175,000 shares of common stock. Additionally, 200,000 shares of common stock and warrants to acquire 120,000 shares of common stock were issued to investors to identify additional investors for private placement sales. All the aforementioned warrants issued to acquire common stock have an exercise price of $1.00.

     Subsequent to September 30, 2000, the Company issued options to acquire 1,430,000 shares of common stock to certain key employees at an exercise price of $1.00. Additionally, the Company issued 150,000 options to acquire 150,000 shares of common stock for directors' fees at an exercise price of $1.20 and another 50,000 at an exercise price of $1.00.

     Subsequent to September 30, 2000, the Company received loan proceeds of approximately $1.695 million due on various dates during 2001. The interest rates range from 10% to 18%.

  Purchase of Cal Fresh Produce

     On December 1, 2000, the Company acquired all of the issued and outstanding common stock of The Miles Smith Family Corporation d/b/a Cal Fresh Produce.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     In addition to the related party transactions disclosed in Notes 5, 6 and 11, the Company entered into an agreement with a fixed income trading and research firm to which a director of the Company is the

                       GLACIER DISTRIBUTION COMPANY, INC.

managing director of investment banking. The agreement is to introduce the Company to institutional debt financing sources for compensation of between 2.5% and 6% of any debt financing the Company receives as a result of such introductions.

     Two directors of the Company are founders of a private equity firm that has entered into an agreement with the Company that will entitle them to an advisory fee of 2.5% of the purchase price of companies acquired. Currently, the Company is in negotiations to acquire two companies that would result in combined introduction fees of approximately $500,000 if the acquisitions are consummated. Subsequent to September 30, 2000, the Company paid $104,000 advisory fee related to the acquisition of Cal Fresh Produce.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Jerry Schnell Distributors, Inc.
Roseville, California

     We have audited the accompanying balance sheets of Jerry Schnell Distributors, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jerry Schnell Distributors, Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

January 5, 2001
Denver, Colorado

                        JERRY SCHNELL DISTRIBUTORS, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
                                      ASSETS
Current assets
  Cash......................................................  $     456   $     179
  Accounts receivable.......................................     44,921      28,624
  Inventory.................................................    106,329     125,357
                                                              ---------   ---------
          Total current assets..............................    151,706     154,160
Property and equipment, net.................................     59,506      57,692
                                                              ---------   ---------
          Total assets......................................  $ 211,212   $ 211,852
                                                              =========   =========

                       LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
  Line-of-credit............................................  $  29,729   $  30,295
  Accounts payable..........................................    369,598     367,073
  Accrued expenses..........................................     11,944      11,540
  Notes payable -- related parties..........................    148,878      40,467
  Current portion of long-term debt.........................      3,575       6,685
                                                              ---------   ---------
          Total current liabilities.........................    563,724     456,060
Long-term debt..............................................      8,883       5,178
                                                              ---------   ---------
          Total liabilities.................................    572,607     461,238
                                                              ---------   ---------
Commitments
Stockholder's deficit
  Common stock, no par value, 500 shares authorized, issued
     and outstanding........................................     10,000      10,000
  Additional paid-in capital................................     40,598     115,682
  Accumulated deficit.......................................   (411,993)   (375,068)
                                                              ---------   ---------
          Total stockholder's deficit.......................   (361,395)   (249,386)
                                                              ---------   ---------
          Total liabilities and stockholder's deficit.......  $ 211,212   $ 211,852
                                                              =========   =========

                       See notes to financial statements.

                        JERRY SCHNELL DISTRIBUTORS, INC.

                            STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
Sales.......................................................  $2,932,049   $3,075,809
Costs of sales..............................................   2,301,515    2,352,594
                                                              ----------   ----------
          Gross profit......................................     630,534      723,215
Operating expenses
  Salaries and related costs................................     372,894      377,674
  Selling, general and administrative.......................     221,210      233,047
  Delivery..................................................      62,458       61,548
                                                              ----------   ----------
                                                                 656,562      672,269
                                                              ----------   ----------
(Loss) income from operations...............................     (26,028)      50,946
Other (expense) income
  Interest expense..........................................     (35,080)     (12,380)
  Other.....................................................       1,376       (1,641)
                                                              ----------   ----------
          Total other expense...............................     (33,704)     (14,021)
                                                              ----------   ----------
          Net (loss) income.................................  $  (59,732)  $   36,925
                                                              ==========   ==========
Basic (loss) income per common share........................  $  (119.46)  $    73.85
                                                              ==========   ==========
Basic weighted average common shares outstanding............         500          500
                                                              ==========   ==========

                       See notes to financial statements.

                        JERRY SCHNELL DISTRIBUTORS, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                                             COMMON STOCK     ADDITIONAL                     TOTAL
                                           ----------------    PAID-IN     ACCUMULATED   STOCKHOLDER'S
                                           SHARES   AMOUNT     CAPITAL       DEFICIT        DEFICIT
                                           ------   -------   ----------   -----------   -------------
Balance -- December 31, 1997.............   500     $10,000    $ 39,786     $(352,261)     $(302,475)
  Cash contributions from stockholder....    --          --         812            --            812
  Net loss...............................                --          --       (59,732)       (59,732)
                                            ---     -------    --------     ---------      ---------
Balance -- December 31, 1998.............   500      10,000      40,598      (411,993)      (361,395)
  Cash contributions from stockholders...    --          --      75,084            --         75,084
  Net income.............................    --          --          --        36,925         36,925
                                            ---     -------    --------     ---------      ---------
Balance -- December 31, 1999.............   500     $10,000    $115,682     $(375,068)     $(249,386)
                                            ===     =======    ========     =========      =========

                       See notes to financial statements.

                        JERRY SCHNELL DISTRIBUTORS, INC.

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998       1999
                                                              --------   ---------
Cash flows from operating activities
  Net (loss) income.........................................  $(59,732)  $  36,925
                                                              --------   ---------
  Adjustments to reconcile net (loss) income to net cash
     provided by operating activities
     Depreciation...........................................    27,814      23,973
     Loss on sale of assets.................................        --       1,640
     Changes in assets and liabilities
       Accounts receivable..................................    11,966      16,297
       Inventory............................................    65,797     (19,028)
       Other assets.........................................     6,725          --
       Accounts payable.....................................   (45,049)     (2,525)
       Accrued expenses.....................................      (439)       (404)
                                                              --------   ---------
                                                                66,814      19,953
                                                              --------   ---------
          Net cash provided by operating activities.........     7,082      56,878
                                                              --------   ---------
Cash flows from investing activities
  Purchases of property and equipment.......................        --      (3,861)
                                                              --------   ---------
          Net cash used in investing activities.............        --      (3,861)
                                                              --------   ---------
Cash flows from financing activities
  Proceeds from long-term debt..............................    15,000          --
  Net borrowings on line of credit..........................    18,987         566
  Principal payments on long-term debt......................   (41,467)   (128,944)
  Contributions by stockholder..............................       812      75,084
                                                              --------   ---------
          Net cash used in financing activities.............    (6,668)    (53,294)
                                                              --------   ---------
Net increase (decrease) in cash.............................       414        (277)
Cash at beginning of year...................................        42         456
                                                              --------   ---------
Cash at end of year.........................................  $    456   $     179
                                                              ========   =========

Supplemental disclosure of cash flow information

     Cash paid for interest for the years ended December 31, 1998 and 1999 was $35,080 and $12,380, respectively.

Non-cash investing and financing transactions:

     During the year ended December 31, 1999, the Company acquired assets through issuance of long-term debt totaling $19,938.

                       See notes to financial statements.

                        JERRY SCHNELL DISTRIBUTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Jerry Schnell Distributors, Inc. (the "Company") was incorporated June 17, 1981, in the State of California. The Company operates a food distribution business in Northern California.

     Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

  Inventory

     Inventory primarily consists of fresh and frozen food products and is stated at the lower of cost or market, determined using a first-in, first-out method (FIFO). There is no work in progress because the inventory does not involve a production process.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives ranging from five to ten years.

  Valuation of Long-Lived Assets

     The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

  Revenue Recognition

     The Company recognizes revenue when products are delivered to customers.

  Advertising

     The Company expenses advertising costs as incurred. Advertising expense was $72 and $1,246 for the years ended December 31, 1998 and 1999, respectively.

  Income Taxes

     The Company calculates and records the amount of taxes payable or refundable currently or in future years for temporary differences between the financial statement basis and income tax basis based on current enacted tax laws. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                        JERRY SCHNELL DISTRIBUTORS, INC.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share is presented as there are no potential dilutive common shares.

  Concentration of Credit Risk

     The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued liabilities approximate their fair values as of December 31, 1998 and 1999, because of the relatively short maturity of these instruments.

     The carrying amounts of debt outstanding also approximate their fair values as of December 31, 1998 and 1999, because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as

                        JERRY SCHNELL DISTRIBUTORS, INC.

either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101 which, as amended, will become effective for financial statements no later than the forth quarter of fiscal years beginning with periods ending after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
Furniture and fixtures......................................  $   9,296   $   8,901
Equipment...................................................    117,847     117,270
Vehicles....................................................    116,226     136,164
Leasehold improvements......................................     49,076      51,526
                                                              ---------   ---------
                                                                292,445     313,861
Less accumulated depreciation and amortization..............   (232,939)   (256,169)
                                                              ---------   ---------
                                                              $  59,506   $  57,692
                                                              =========   =========

NOTE 3 -- LINE-OF-CREDIT

     The Company has available a $30,000 line-of-credit with interest at the bank's reference rate plus 3% (11.6% at December 31, 1999). The line matures December 31, 1999 and is personally guaranteed by the Company's stockholder. At December 31, 1998 and 1999, $29,729 and $30,295, respectively, was borrowed against the line.

                        JERRY SCHNELL DISTRIBUTORS, INC.

NOTE 4 -- LONG-TERM DEBT

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
Note payable to a relative of the stockholder, interest at
  10%, principal and interest payable in monthly
  installments of $2,785 through April 2000, collateralized
  and personally guaranteed by certain assets of the
  Company's stockholder.....................................  $  54,881   $ 23,167
Notes payable to a relative of the stockholder, interest at
  15%, interest payable in monthly installments ranging from
  $44 to $625 through November 1998 when the entire
  principal was due. The note was in default at December 31,
  1998, and 1999. Personally guaranteed by the Company's
  stockholder...............................................     93,500     17,300
Note payable to a credit institution, interest at 14.1%,
  principal and interest due in monthly installments of $680
  through June 2001, collateralized by a vehicle............         --     11,863
Note payable to a credit institution, paid in full in
  December 1999.............................................     12,458         --
Note payable to a relative of the stockholder, paid in full
  May 1999..................................................        497         --
                                                              ---------   --------
                                                                161,336     52,330
Less current maturities.....................................   (152,453)   (47,152)
                                                              ---------   --------
                                                              $   8,883   $  5,178
                                                              =========   ========

     Future maturities of notes payable as of December 31, 1999, are as follows:

               YEAR ENDING DECEMBER                   UNRELATED   RELATED PARTIES    TOTAL
               --------------------                   ---------   ---------------   -------
2000...............................................    $ 6,685        $40,467       $47,152
2001...............................................      5,178             --         5,178
                                                       -------        -------       -------
                                                       $11,863        $40,467       $52,330
                                                       =======        =======       =======

NOTE 5 -- INCOME TAXES

     The Company recognizes deferred tax assets and liabilities in accordance with SFAS 109, "Accounting for income taxes" for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between financial statement basis and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that based on available evidence, are not expected to be realized.

     The Company has no significant timing differences other then net operating loss carryforwards of approximately $400,000 and $360,000 at December 31, 1998 and 1999, respectively. The net operating loss carryforwards expire during the fiscal years ending December 31, 2007 through 2018. A deferred tax asset for net operating loss carryforwards has not been recorded by the Company as the Company has incurred recurring losses since December 31, 1992. During 1999, the Company generated taxable income which had a 21% effective rate. The Company realized current income tax expense, however this was offset against deferred tax benefits utilized from net operating loss carryforwards.

                        JERRY SCHNELL DISTRIBUTORS, INC.

NOTE 6 -- COMMITMENTS

  Operating Leases

     The Company leases office and warehouse space on a month-to-month basis. The rental expense for this lease was $44,297 and $46,784 for the years ended December 31, 1998 and 1999, respectively.

NOTE 7 -- MAJOR VENDORS

     The Company has two suppliers that accounted for 49% and 52% of the Company's total purchases for the year ended December 31, 1998 and 1999.

NOTE 8 -- SALE OF ASSETS

     On December 30, 1999, an unrelated third party purchased the assets and assumed certain liabilities of the Company for approximately $50,000 cash and a $700,000 note receivable. The December 31, 1999 balance sheet is subsequent to the sale of assets but is presented for comparative purposes.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Rocky Mountain Fresh and Natural, Inc.
Denver, Colorado

     We have audited the accompanying balance sheets of Rocky Mountain Fresh and Natural, Inc. as of January 2, 1999 and January 1, 2000, and the related statements of operations, stockholder's equity and cash flows for the years ended January 2, 1999 and January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Mountain Fresh and Natural, Inc. as of January 2, 1999 and January 1, 2000, and the results of its operations and its cash flows for the years ended January 2, 1999 and January 1, 2000, in conformity with generally accepted accounting principles.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

September 7, 2000
Denver, Colorado

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                                 BALANCE SHEETS

                                                             JANUARY 2,   JANUARY 1,   SEPTEMBER 30,
                                                                1999         2000          2000
                                                             ----------   ----------   -------------
                                                                                        (UNAUDITED)
                                               ASSETS
Current assets
  Cash.....................................................   $  2,169     $  1,121      $    200
  Accounts receivable......................................    339,496      430,288       333,560
  Inventory................................................     83,146       99,482        96,549
  Other assets.............................................     23,391       16,047        57,219
                                                              --------     --------      --------
          Total current assets.............................    448,202      546,938       487,528
Property and equipment, net................................     32,759       89,018       218,010
Deferred tax asset.........................................     11,000       11,000        11,000
                                                              --------     --------      --------
          Total assets.....................................   $491,961     $646,956      $716,538
                                                              ========     ========      ========

                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable.........................................   $254,261     $311,671      $200,615
  Checks issued in excess of bank balance..................    115,680      107,248       132,458
  Accrued expenses.........................................     15,663       23,814        45,146
  Current portion of notes payable.........................     56,434       19,739        21,650
  Current portion of capital lease obligations.............         --        8,888        25,827
                                                              --------     --------      --------
          Total current liabilities........................    442,038      471,360       425,696
Notes payable..............................................      2,063       42,876        55,627
Capital lease obligations less current portion.............         --       41,914       130,135
                                                              --------     --------      --------
          Total liabilities................................    444,101      556,150       611,458
                                                              --------     --------      --------
Commitments
Stockholder's equity
  Common stock, no par value, 500,000 shares authorized;
     5,000 shares issued and outstanding...................      5,000        5,000         5,000
  Retained earnings........................................     42,860       85,806       100,080
                                                              --------     --------      --------
          Total stockholder's equity.......................     47,860       90,806       105,080
                                                              --------     --------      --------
          Total liabilities and stockholder's equity.......   $491,961     $646,956      $716,538
                                                              ========     ========      ========

                       See notes to financial statements.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                            STATEMENTS OF OPERATIONS

                                                                         FOR THE THIRTY-NINE WEEKS
                                                FOR THE YEARS ENDED                ENDED
                                              -----------------------   ---------------------------
                                              JANUARY 2,   JANUARY 1,   OCTOBER 2,    SEPTEMBER 30,
                                                 1999         2000         1999           2000
                                              ----------   ----------   -----------   -------------
                                                                        (UNAUDITED)    (UNAUDITED)
Sales.......................................  $3,369,851   $4,156,209   $3,021,903     $3,801,225
Cost of goods sold..........................   2,590,355    3,176,368    2,304,052      2,902,026
                                              ----------   ----------   ----------     ----------
          Gross profit......................     779,496      979,841      717,851        899,199
                                              ----------   ----------   ----------     ----------
Operating expenses
  Salaries and related costs................     538,200      704,009      511,890        629,437
  Selling, general and administrative.......     137,935      183,624      137,237        153,469
  Delivery..................................      88,872       86,986       65,492        110,744
                                              ----------   ----------   ----------     ----------
                                                 765,007      974,619      714,619        893,650
Income from operations......................      14,489        5,222        3,232          5,549
                                              ----------   ----------   ----------     ----------
Other income (expense)
  Interest expense..........................      (9,215)      (5,341)      (3,895)       (12,378)
  Other income..............................      16,385       50,190       17,812         24,794
                                              ----------   ----------   ----------     ----------
          Total other income................       7,170       44,849       13,917         12,416
                                              ----------   ----------   ----------     ----------
Net income before income taxes..............      21,659       50,071       17,149         17,965
Provision for income taxes..................       3,249        7,125        3,087          3,691
                                              ----------   ----------   ----------     ----------
          Net income........................  $   18,410   $   42,946   $   14,062     $   14,274
                                              ==========   ==========   ==========     ==========
Basic earnings per common share.............  $     3.68   $     8.59   $     2.81     $     2.85
                                              ==========   ==========   ==========     ==========
Weighted average common shares
  outstanding...............................       5,000        5,000        5,000          5,000
                                              ==========   ==========   ==========     ==========

                       See notes to financial statements.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                         COMMON STOCK                    TOTAL
                                                        ---------------   RETAINED   STOCKHOLDER'S
                                                        SHARES   AMOUNT   EARNINGS      EQUITY
                                                        ------   ------   --------   -------------
Balance -- December 27, 1997..........................  5,000    $5,000   $ 24,450     $ 29,450
  Net income..........................................     --        --     18,410       18,410
                                                        -----    ------   --------     --------
Balance -- January 2, 1999............................  5,000     5,000     42,860       47,860
  Net income..........................................     --        --     42,946       42,946
                                                        -----    ------   --------     --------
Balance -- January 1, 2000............................  5,000     5,000     85,806       90,806
  Net Income -- thirty-nine weeks ended 9/30/00
     (Unaudited)......................................     --        --     14,274       14,274
                                                        -----    ------   --------     --------
Balance -- September 30, 2000 (Unaudited).............  5,000    $5,000   $100,080     $105,080
                                                        =====    ======   ========     ========

                       See notes to financial statements.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE THIRTY-NINE
                                                  FOR THE YEARS ENDED             WEEKS ENDED
                                                -----------------------   ---------------------------
                                                JANUARY 2,   JANUARY 1,   OCTOBER 2,    SEPTEMBER 30,
                                                   1999         2000         1999           2000
                                                ----------   ----------   -----------   -------------
                                                                          (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
  Net income..................................  $  18,410     $ 42,946     $  14,062      $  14,274
                                                ---------     --------     ---------      ---------
  Adjustments to reconcile net income to net
     cash (used in) provided by operating
     activities
     Depreciation.............................     23,179       19,186        13,967         30,704
     Gain on sale of assets...................         --      (18,531)           --             --
     Changes in assets and liabilities
       Accounts receivable....................   (131,910)     (90,792)       65,606         96,728
       Inventory..............................    (14,568)     (16,336)       16,756          2,933
       Other assets...........................     (6,375)       7,344         1,588        (41,172)
       Accounts payable.......................    111,306       57,410      (117,109)      (111,056)
       Accrued expenses.......................     (5,456)       8,151        27,889         21,332
                                                ---------     --------     ---------      ---------
                                                  (23,824)     (33,568)        8,697           (531)
                                                ---------     --------     ---------      ---------
          Net cash (used in) provided by
            operating activities..............     (5,414)       9,378        22,759         13,743
                                                ---------     --------     ---------      ---------
Cash flows from investing activities
  Proceeds from sale of property and
     equipment................................         --       18,531            --             --
  Purchases of property and equipment.........    (14,112)     (24,643)       (4,582)        (9,092)
                                                ---------     --------     ---------      ---------
          Net cash used in investing
            activities........................    (14,112)      (6,112)       (4,582)        (9,092)
                                                ---------     --------     ---------      ---------
Cash flows from financing activities
  Proceeds from long-term debt................     35,156       75,000            --             --
  Net payments line of credit.................    (75,298)          --            --             --
  Principal payments on long-term debt........         --      (70,882)      (12,116)       (16,276)
  Principal payments on capital lease
     obligations..............................         --           --            --        (14,506)
  Increase (decrease) in checks written in
     excess of bank balance...................     60,647       (8,432)       (8,030)        25,210
                                                ---------     --------     ---------      ---------
          Net cash provided by (used in)
            financing activities..............     20,505       (4,314)      (20,146)        (5,572)
                                                ---------     --------     ---------      ---------
Net increase (decrease) in cash...............        979       (1,048)       (1,969)          (921)
Cash at beginning of year.....................      1,190        2,169         2,169          1,121
                                                ---------     --------     ---------      ---------
Cash at end of year...........................  $   2,169     $  1,121     $     200      $     200
                                                =========     ========     =========      =========

                                                       (Continued on next page.)

                       See notes to financial statements.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                            STATEMENTS OF CASH FLOWS

(Continued from previous page.)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid for interest for the years ended January 2, 1999 and January 1, 2000 and for the thirty-nine weeks ended October 2, 1999 (unaudited) and September 30, 2000 (unaudited) was $9,215, $5,341, $3,895 and $12,378, respectively.

     No cash was paid for income taxes for the years ended January 2, 1999 and January 1, 2000, and for the thirty-nine weeks ended October 2, 1999 and September 30, 2000.

NON-CASH INVESTING AND FINANCING TRANSACTIONS:

     During the year ended January 1, 2000, the Company acquired assets under capital leases totaling $50,802.

     During the nine months ended September 30, 2000 (unaudited), the Company acquired assets under capital leases totaling $119,666.

     During the nine months ended September 30, 2000 (unaudited), the Company acquired assets under a note payable totaling $30,938.

                       See notes to financial statements.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Rocky Mountain Fresh and Natural, Inc. (the "Company") was incorporated March 31, 1988, in the State of Colorado. The Company operates a food distribution business in Colorado.

  Year-End

     The Company uses a 52 -- 53 week year, which requires it to end its fiscal year on the Saturday of the last week beginning in December.

  Interim Financial Information

     The unaudited financial statements as of September 30, 2000 and for the thirty-nine weeks ended October 2, 1999 and September 30, 2000 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the thirty-nine weeks ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

  Inventory

     Inventory is stated at the lower of cost or market, determined using a weighted average first-in, first-out method (FIFO). There is no work in progress because the inventory does not involve a production process.

  Property and Equipment

     Property and equipment are recorded at cost while equipment under capital lease is stated at the lower of fair value or net present value of minimum lease payments at the inception of the lease. Depreciation and amortization are computed on the straight-line method over the estimated useful lives ranging from three to six years.

  Checks Issued in Excess of Bank Balance

     The Company issues checks in excess of book balances in anticipation of funding. Checks are never issued in excess of the expected funding amounts.

  Revenue Recognition

     Revenue is recognized when product is delivered to customers.

  Advertising

     The Company expenses advertising costs as incurred. Advertising expense was $2,536, $3,587, $5,625 and $2,475 at January 2, 1999, January 1, 2000,
October 2, 1999 (unaudited) and September 30, 2000 (unaudited), respectively.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share is presented, as there are no potential dilutive common shares.

  Valuation of Long-Lived Assets

     The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

  Concentration of Credit Risk

     The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued liabilities approximate their fair values as of January 2, 1999, January 1, 2000, and September 30, 2000 (unaudited), because of the relatively short maturity of these instruments.

     The carrying amounts of capital lease obligations and debt outstanding also approximates their fair values as of January 2, 1999, January 1, 2000, and September 30, 2000 (unaudited), because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101 which, as amended will become effective for financial statements no later than the fourth quarter of fiscal years beginning after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   JANUARY 2,   JANUARY 1,   SEPTEMBER 30,
                                                      1999         2000          2000
                                                   ----------   ----------   -------------
Furniture and equipment..........................  $  98,608    $ 103,788      $ 103,788
Distribution equipment...........................     28,357       28,750         37,227
Vehicles.........................................     93,385      138,196        288,774
                                                   ---------    ---------      ---------
                                                     220,350      270,734        429,789
Less accumulated depreciation and amortization...   (187,591)    (181,716)      (211,779)
                                                   ---------    ---------      ---------
                                                   $  32,759    $  89,018      $ 218,010
                                                   =========    =========      =========

NOTE 3 -- LINE-OF-CREDIT

     The Company has available a $25,000 line-of-credit with interest at 2.0% over prime (totaling 10.5% at January 1, 2000). The line matures in January 2000 and is personally guaranteed by the Company's stockholder. At January 1, 2000 and September 30, 2000 (unaudited), no amounts were borrowed against the line.

     Subsequent to January 1, 2000, the Company renewed this line-of-credit with a maturity of May 2001.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

NOTE 4 -- CAPITAL LEASE OBLIGATIONS

     The Company has entered into a capital leases for delivery trucks and transportation equipment with monthly payments of ranging from $360 to $994 and interest at 5% -- 12%. The future minimum rental payments due under capital leases are as follows:

                                                                AS OF          AS OF
                                                              JANUARY 1,   SEPTEMBER 30,
YEAR ENDING DECEMBER                                             2000          2000
--------------------                                          ----------   -------------
                                                                            (UNAUDITED)
2000........................................................   $11,928       $  9,440
2001........................................................    11,928         37,761
2002........................................................    11,928         37,761
2003........................................................    11,928         37,761
2004........................................................    11,928         37,761
Thereafter..................................................        --         37,841
                                                               -------       --------
Total minimum lease payments................................    59,640        198,325
Less amount representing interest...........................    (8,838)       (42,363)
                                                               -------       --------
Net minimum lease payments..................................    50,802        155,962
Less current portion........................................    (8,888)       (25,827)
                                                               -------       --------
                                                               $41,914       $130,135
                                                               =======       ========

     Included in property and equipment are the following assets held under capital leases:

                                                              JANUARY 1,   SEPTEMBER 30,
                                                                 2000          2000
                                                              ----------   -------------
                                                                            (UNAUDITED)
Cost........................................................   $50,802       $170,468
Less accumulated depreciation...............................        --        (18,780)
                                                               -------       --------
                                                               $50,802       $151,688
                                                               =======       ========

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

NOTE 5 -- NOTES PAYABLE

                                                             JANUARY 2,   JANUARY 1,   SEPTEMBER 30,
                                                                1999         2000          2000
                                                             ----------   ----------   -------------
                                                                                        (UNAUDITED)
Note payable to a bank, paid in full April 1999............   $50,067      $     --      $     --
Note payable to a bank, interest at 10.73%, principal and
  interest payable in monthly installments of $517 through
  May 2000, collateralized by a vehicle, paid in full May
  2000.....................................................     8,430         2,064            --
Note payable to a bank, interest at 9.75%, principal and
  interest payable in monthly installments of $1,262
  through January 2003, collateralized by all inventory,
  accounts receivable and equipment of the Company and is
  personally guaranteed by the Company's stockholder.......        --        41,038        31,935
Note payable to a bank, interest at 10.25%, principal and
  interest payable in monthly installments of $646 through
  November 2002, collateralized by all inventory, accounts
  receivable and equipment of the Company and is personally
  guaranteed by the Company's stockholder..................        --        19,513        15,061
Note payable to a finance corporation, interest at 8.99%,
  principal and interest payable in monthly installments of
  $557 through July 2006, collateralized by a vehicle......        --            --        30,281
                                                              -------      --------      --------
                                                               58,497        62,615        77,277
Less current maturities....................................   (56,434)      (19,739)      (21,650)
                                                              -------      --------      --------
                                                              $ 2,063      $ 42,876      $ 55,627
                                                              =======      ========      ========

     Future maturities of note payable are as follows:

YEAR
ENDING
DECEMBER
--------
2000........................................................   $19,739
2001........................................................    19,510
2002........................................................    20,949
2003........................................................     2,417
                                                               -------
                                                               $62,615
                                                               =======

NOTE 6 -- INCOME TAXES

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

     Deferred taxes are recorded based upon differences between the financial statement basis and tax basis of assets and liabilities. Temporary differences are primarily attributable to the Company reporting income taxes on a cash basis and net operating loss carryforwards as detailed below:

                                                              JANUARY 2,   JANUARY 1,
                                                                 1999         2000
                                                              ----------   ----------
Differences related to cash basis income tax reporting......   $(22,000)    $ (9,000)
  Net operating loss carryforwards..........................     33,000       20,000
                                                               --------     --------
                                                               $ 11,000     $ 11,000
                                                               ========     ========

     The Company's net operating loss carryforwards expire beginning in 2011 through 2018.

     The net changes of temporary differences during the years ended January 2, 1999 and January 1, 2000, were not significant, and therefore, no provision has been recorded for deferred taxes and the current provision is based on the estimated statutory rates summarized as follows:

                                                                          FOR THE THIRTY-NINE
                                              FOR THE YEARS ENDED             WEEKS ENDED
                                            -----------------------   ---------------------------
                                            JANUARY 2,   JANUARY 1,   OCTOBER 2,    SEPTEMBER 30,
                                               1999         2000         1999           2000
                                            ----------   ----------   -----------   -------------
                                                                      (UNAUDITED)    (UNAUDITED)
Current income tax expense................    $3,249       $7,125       $3,087         $3,691
                                              ======       ======       ======         ======

NOTE 7 -- COMMITMENTS

  Operating Leases

     The Company leases office and warehouse space, a truck and a copier under non-cancelable operating leases, which expire through 2004. The rental expense for these leases was $38,064, $40,224, $29,898 and $30,978 for the years ended January 2, 1999 and January 1, 2000, and the thirty-nine weeks ended October 2, 1999 (unaudited) and September 30, 2000 (unaudited), respectively.

     Future minimum lease payments as of January 1, 2000 are as follows:

YEAR ENDING DECEMBER
--------------------
2000........................................................  $41,310
2001........................................................   36,510
2002........................................................    4,785
2003........................................................    3,240
2004........................................................    1,080
                                                              -------
                                                              $86,925
                                                              =======

                     ROCKY MOUNTAIN FRESH AND NATURAL, INC.

NOTE 8 -- MAJOR VENDORS

     The Company has three suppliers that accounted for 39% and 37% of the Company's total purchases for the year ended January 2, 1999 and January 1, 2000, respectively.

NOTE 9 -- RETIREMENT PLAN

     The Company has a qualified 401(k) plan (the Plan) for those employees who meet certain eligibility requirements set forth in the Plan. A participant's vested benefit is fully distributed upon death or disability and is distributed upon termination of employment. Employee and employer contributions are immediately vested.

     Annual employer contributions to the Plan are at the discretion of the Board of Directors. The Company made no contributions to the Plan for the years ended January 2, 1999 and January 1, 2000, and for the nine weeks ended September 30, 1999 (unaudited) and September 30, 2000 (unaudited), respectively.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
The Miles Smith Family Corporation
d/b/a Cal Fresh Produce
Sacramento, California

     We have audited the accompanying balance sheets of The Miles Smith Family Corporation d/b/a Cal Fresh Produce as of June 30, 1999 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Miles Smith Family Corporation d/b/a Cal Fresh Produce as of June 30, 1999 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

September 15, 2000
Denver, Colorado

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                                 BALANCE SHEETS

                                                                 JUNE 30,
                                                          -----------------------   SEPTEMBER 30,
                                                             1999         2000          2000
                                                          ----------   ----------   -------------
                                                                                     (UNAUDITED)
                                             ASSETS

Current assets
  Cash..................................................  $    1,500   $    1,500    $    1,500
  Accounts receivable...................................   2,083,155    1,737,159     2,016,165
  Inventory.............................................     263,380      218,699       246,464
  Prepaid expenses......................................      91,207       29,263        80,270
                                                          ----------   ----------    ----------
          Total current assets..........................   2,439,242    1,986,621     2,344,399
Property and equipment, net.............................     748,942      704,824       684,363
Other assets............................................      48,455       41,428        40,167
                                                          ----------   ----------    ----------
          Total assets..................................  $3,236,639   $2,732,873    $3,068,929
                                                          ==========   ==========    ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Line-of-credit........................................  $  400,000   $       --    $  157,447
  Checks issued in excess of bank balance...............     153,598      313,209       642,521
  Accounts payable......................................   1,864,372    1,508,303     1,398,985
  Accrued expenses......................................     123,810      135,836       144,574
  Income taxes payable..................................          --       84,503        63,076
  Current portion of notes payable......................      52,263       48,187        48,187
  Current portion of capital lease obligations..........      67,047       82,813        82,813
  Deferred income taxes.................................      11,725       54,101        54,101
                                                          ----------   ----------    ----------
          Total current liabilities.....................   2,672,815    2,226,952     2,591,704
Notes payable less current portion......................     111,295       69,672        58,271
Capital lease obligations less current portion..........     107,137       60,277        37,970
Deferred income taxes...................................      35,898       52,171        52,171
                                                          ----------   ----------    ----------
          Total liabilities.............................   2,927,145    2,409,072     2,740,116
                                                          ----------   ----------    ----------
Commitments
Stockholders' equity
  Common stock, no par value, 50,000 shares authorized;
     15,000 shares issued and outstanding...............      75,000       75,000        75,000
  Advances to stockholders..............................     (99,596)    (285,935)     (368,774)
  Retained earnings.....................................     334,090      534,736       622,587
                                                          ----------   ----------    ----------
          Total stockholders' equity....................     309,494      323,801       328,813
                                                          ----------   ----------    ----------
          Total liabilities and stockholders' equity....  $3,236,639   $2,732,873    $3,068,929
                                                          ==========   ==========    ==========

                       See notes to financial statements.

                       THE MILES SMITH FAMILY CORPORATION
                            d/b/a CAL FRESH PRODUCE

                            STATEMENTS OF OPERATIONS

                                              FOR THE YEARS ENDED      FOR THE NINE MONTHS ENDED
                                                   JUNE 30,                  SEPTEMBER 30,
                                           -------------------------   -------------------------
                                              1999          2000          1999          2000
                                           -----------   -----------   -----------   -----------
                                                                       (UNAUDITED)   (UNAUDITED)
Sales....................................  $21,351,431   $17,812,164   $14,921,649   $13,452,022
Costs of sales...........................   16,649,148    12,918,738    11,356,434     9,635,640
                                           -----------   -----------   -----------   -----------
          Gross profit...................    4,702,283     4,893,426     3,565,215     3,816,382
Operating expenses
  Salaries and related...................    2,767,095     2,437,447     2,053,630     2,001,981
  Selling, and administrative general....    1,034,814     1,077,825       856,507       897,677
  Delivery...............................      969,683       967,410       713,235       734,523
                                           -----------   -----------   -----------   -----------
                                             4,771,592     4,482,682     3,623,372     3,634,181
(Loss) income from operations............      (69,309)      410,744       (58,157)      182,201
Other income (expense)
  Interest income........................        4,243         4,584         4,258         4,584
  Interest expense.......................      (66,826)      (56,515)      (51,161)      (29,136)
  Other..................................      (19,390)      (12,015)      (20,779)       (2,515)
                                           -----------   -----------   -----------   -----------
          Total other expense............      (81,973)      (63,946)      (67,682)      (27,067)
                                           -----------   -----------   -----------   -----------
Net (loss) income before income taxes....     (151,282)      346,798      (125,839)      155,134
Income tax benefit (expense).............       56,520      (146,152)       46,561       (65,379)
                                           -----------   -----------   -----------   -----------
          Net (loss) income..............  $   (94,762)  $   200,646   $   (79,278)  $    89,755
                                           ===========   ===========   ===========   ===========
Basic (loss) income per common share.....  $     (6.32)  $     13.38   $     (5.29)  $      5.98
                                           ===========   ===========   ===========   ===========
Basic weighted average common shares
  outstanding............................       15,000        15,000        15,000        15,000
                                           ===========   ===========   ===========   ===========

                       See notes to financial statements.

                       THE MILES SMITH FAMILY CORPORATION
                            d/b/a CAL FRESH PRODUCE

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK
                                            ----------------   ADVANCES TO    RETAINED
                                            SHARES   AMOUNT    STOCKHOLDERS   EARNINGS    TOTAL
                                            ------   -------   ------------   --------   --------
Balance -- June 30, 1998..................  15,000   $75,000    $      --     $428,852   $503,852
  Advances to stockholders................      --        --      (99,596)          --    (99,596)
  Net loss................................      --        --           --      (94,762)   (94,762)
                                            ------   -------    ---------     --------   --------
Balance -- June 30, 1999..................  15,000    75,000      (99,596)     334,090    309,494
  Advances to stockholders................      --        --     (186,339)          --   (186,339)
  Net income..............................      --        --           --      200,646    200,646
                                            ------   -------    ---------     --------   --------
Balance -- June 30, 2000..................  15,000    75,000     (285,935)     534,736    323,801
  Advances to stockholders (unaudited)....      --        --      (82,839)          --    (82,839)
  Net income (unaudited)..................      --        --           --       87,851     87,851
                                            ------   -------    ---------     --------   --------
Balance -- September 30, 2000
  (unaudited).............................  15,000   $75,000    $(368,774)    $622,587   $328,813
                                            ======   =======    =========     ========   ========

                       See notes to financial statements.

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                            STATEMENTS OF CASH FLOWS

                                                  FOR THE YEARS ENDED    FOR THE NINE MONTHS ENDED
                                                       JUNE 30,                SEPTEMBER 30,
                                                 ---------------------   -------------------------
                                                   1999        2000         1999          2000
                                                 ---------   ---------   -----------   -----------
                                                                         (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities
  Net (loss) income............................  $ (94,762)  $ 200,646    $ (79,278)    $  89,755
                                                 ---------   ---------    ---------     ---------
  Adjustments to reconcile net (loss) income to
     net cash provided by (used in) operating
     activities
     Depreciation and amortization.............    203,006     216,126      151,988       182,430
     Loss on sale of assets....................     21,116      13,734       21,116        13,734
     Deferred taxes............................     19,534      58,649       (6,184)       18,969
     Changes in assets and liabilities
       Accounts receivable.....................    324,479     345,996      224,658      (212,396)
       Inventory...............................      1,915      44,681      198,884       (22,883)
       Prepaid expenses........................    (27,744)     61,944       17,337        (1,857)
       Other assets............................    (20,569)      1,411       (9,426)       (1,757)
       Accounts payable........................   (220,911)   (356,069)    (458,942)      (90,829)
       Accrued expenses........................    (12,149)     96,529        8,696        (9,521)
                                                 ---------   ---------    ---------     ---------
                                                   288,677     483,001      148,127      (124,110)
                                                 ---------   ---------    ---------     ---------
          Net cash provided by (used in)
            operating activities...............    193,915     683,647       68,849       (34,355)
                                                 ---------   ---------    ---------     ---------
Cash flows from investing activities
  Purchases of property and equipment..........   (134,605)   (127,478)    (115,320)     (126,035)
                                                 ---------   ---------    ---------     ---------
          Net cash used in investing
            activities.........................   (134,605)   (127,478)    (115,320)     (126,035)
                                                 ---------   ---------    ---------     ---------
Cash flows from financing activities
  Net (payments) borrowings line of credit.....    (25,000)   (400,000)     200,000       (34,419)
  Principal payments on long-term debt.........    (44,349)    (45,699)     (25,240)      (29,608)
  Payments on capital lease obligations........    (65,194)    (83,742)     (62,371)      (69,531)
  Advances to stockholders.....................    (99,596)   (186,339)     (21,577)      (82,839)
  Checks issued in excess of bank balance......    153,598     159,611      (43,841)      376,787
                                                 ---------   ---------    ---------     ---------
          Net cash (used in) provided by
            financing activities...............    (80,541)   (556,169)      46,971       160,390
                                                 ---------   ---------    ---------     ---------
Net (decrease) increase in cash................    (21,231)         --          500            --
Cash at beginning of period....................     22,731       1,500        1,000         1,500
                                                 ---------   ---------    ---------     ---------
Cash at end of period..........................  $   1,500   $   1,500    $   1,500     $   1,500
                                                 =========   =========    =========     =========

                                                       (Continued on next page.)

                       See notes to financial statements.

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                            STATEMENTS OF CASH FLOWS

(Continued from previous page.)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid for interest for the years ended June 30, 1999 and 2000 and for the nine months ended September 30, 1999 (unaudited) and September 30, 2000 (unaudited), was $66,826, $56,515, $51,161 and $29,136, respectively.

     Cash paid for income taxes for the years ended June 30, 1999 and 2000, was $800 and $0, respectively.

NON-CASH INVESTING AND FINANCING TRANSACTIONS:

     During the year ended June 30, 2000 and the nine months ended September 30, 2000 (unaudited), the Company acquired assets under capital leases totaling $52,648.

                       See notes to financial statements.

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The Miles Smith Family Corporation d/b/a Cal Fresh Produce (the "Company") was incorporated March 1, 1991, in the State of California. The Company operates a fruit and produce distribution business primarily in northern California.

  Interim Financial Information

     The unaudited financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year.

  Inventory

     Inventory consists primarily of fresh food products and is stated at the lower of cost or market, determined using a weighted average first-in, first-out method (FIFO). There is no work in progress because the inventory does not involve a production process.

  Property and Equipment

     Property and equipment are recorded at cost while equipment under capital lease is stated at the lower of fair value or net present value of minimum lease payments at the inception of the lease. Depreciation and amortization are computed on the straight-line method over the estimated useful lives ranging from 5 to 31 years.

  Valuation of Long-Lived Assets

     The company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

  Checks Issued in Excess of Bank Balances

     The Company issues checks in excess of book balances in anticipation of funding. Checks are never issued in excess of the expected funding amounts.

  Income Taxes

     The Company calculates and records the amount of taxes payable or refundable currently or in future years for temporary differences between the financial statement basis and income tax basis based on current enacted tax laws. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amounts in future years. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefit that, based on available evidence, is not expected to be realized.

  Revenue Recognition

     Revenue is recognized when products are delivered to the customers.

  Advertising

     The Company expenses advertising costs as incurred. Advertising expense was $75,074 and $126,903 at June 30, 1999 and 2000, respectively, and $66,172 and
$88,559 for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

  Concentration of Credit Risk

     The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash, receivables, accounts payable, and accrued expenses approximate their fair values as of June 30, 1999 and 2000 and September 30, 2000 (unaudited), because of the relatively short maturity of these instruments.

     The carrying amounts of capital lease obligations and debt outstanding also approximates their fair values as of June 30, 1999 and 2000 and September 30, 2000 (unaudited), because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share is presented as there are no potential dilutive common shares.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101 which, as amended, will become effective for financial statements no later than the fourth quarter for fiscal years beginning after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:

                                                          JUNE 30
                                                  -----------------------   SEPTEMBER 30,
                                                     1999         2000          2000
                                                  ----------   ----------   -------------
                                                                             (UNAUDITED)
Trade accounts receivable, net of allowance of
  $20,000, $13,000 and $16,000..................  $1,868,394   $1,632,874    $1,789,933
Receivable -- employees.........................      88,707       93,485       224,232
Income tax receivable...........................     126,054           --            --
Other receivables...............................          --       10,800         2,000
                                                  ----------   ----------    ----------
                                                  $2,083,155   $1,737,159    $2,016,165
                                                  ==========   ==========    ==========

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                         JUNE 30,
                                                  -----------------------   SEPTEMBER 30,
                                                     1999         2000          2000
                                                  ----------   ----------   -------------
                                                                             (UNAUDITED)
Furniture and fixtures..........................  $   84,674   $   92,164    $   92,164
Computer equipment..............................     183,531      252,326       235,982
Equipment.......................................     481,735      519,293       554,937
Vehicles........................................     313,290      297,933       304,510
Leasehold improvements..........................     259,822      293,296       298,821
                                                  ----------   ----------    ----------
                                                   1,323,052    1,455,012     1,486,414
Less accumulated depreciation and
  amortization..................................    (574,110)    (750,188)     (802,051)
                                                  ----------   ----------    ----------
                                                  $  748,942   $  704,824    $  684,363
                                                  ==========   ==========    ==========

NOTE 4 -- LINE-OF-CREDIT

     Line of credit consists of the following:

                                                           JUNE 30
                                                     -------------------   SEPTEMBER 30,
                                                       1999       2000         2000
                                                     --------   --------   -------------
                                                                            (UNAUDITED)
$700,000 line-of-credit with a bank, interest at
  1.25% over the bank's commercial base rate
  (totaling 10.75% at June 30, 2000), maturing
  October 2000, cross-collateralized by all
  accounts receivables, inventory and equipment of
  the Company and personally guaranteed by the
  Company's stockholders...........................  $400,000   $     --     $157,447
                                                     ========   ========     ========

NOTE 5 -- CAPITAL LEASE OBLIGATIONS

     The Company leases computer equipment, warehouse equipment and transportation equipment under capital leases with monthly payments ranging from $210 to $1,675 through 2003 and interest ranging from 8% to 18%. The future minimum rental payments due under capital leases are as follows:

YEAR ENDING JUNE 30,
--------------------
2001........................................................   $ 91,128
2002........................................................     49,639
2003........................................................     16,128
                                                               --------
Total minimum lease payments................................    156,895
Less amount representing interest...........................    (13,805)
                                                               --------
Net minimum lease payments..................................    143,090
Less current portion........................................    (82,813)
                                                               --------
                                                               $ 60,277
                                                               ========

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in property and equipment are the following assets held under capital leases:

                                                               JUNE 30,
                                                                 2000
                                                               ---------
Vehicles....................................................   $ 143,527
Computer equipment..........................................      53,320
Equipment...................................................     114,991
Leasehold improvements......................................      16,135
                                                               ---------
                                                                 327,973
Less accumulated depreciation...............................    (150,015)
                                                               ---------
                                                               $ 177,958
                                                               =========

NOTE 6 -- NOTES PAYABLE

                                                                   JUNE 30,
                                                              ------------------   SEPTEMBER 30,
                                                                1999      2000         2000
                                                              --------   -------   -------------
                                                                                    (UNAUDITED)
Note payable to a bank, interest at 1.25% over the lender's
  base commercial loan rate (10.75% at June 30, 2000),
  principal and interest payable in monthly installments of
  $1,667 through August 2002, cross-collateralized by all
  inventory, accounts receivable and equipment of the
  Company and is personally guaranteed by the Company's
  stockholders..............................................  $ 61,559   $41,655      $36,654
Note payable to a bank, interest at 1.25% over the lender's
  base commercial loan rate (10.75% at June 30, 2000),
  principal and interest payable in monthly installments of
  $833 through November 2001, cross-collateralized by all
  inventory, accounts receivable and equipment of the
  Company and is personally guaranteed by the Company's
  stockholders..............................................    24,167    14,167       11,667
Note payable to a bank, interest at 13.37%, principal and
  interest payable in monthly installments of $247 through
  April 2001, collateralized by a vehicle...................     4,617     2,111        1,431
Note payable, interest at 13.3%, principal and interest
  payable in monthly installments of $369 through March
  2001, collateralized by equipment.........................     7,067     3,449        2,458
Note payable to a financing company, interest at 1.75% over
  prime (totaling 11.25% at June 30, 2000), principal and
  interest payable in monthly installments of $1,294 through
  November 2004, collateralized by all inventory, accounts
  receivable and equipment of the Company subordinate to
  notes payable to banks....................................    66,148    56,477       54,248
                                                              --------   -------      -------
                                                               163,558   117,859      106,458
Less current maturities.....................................   (52,263)  (48,187)     (48,187)
                                                              --------   -------      -------
                                                              $111,295   $69,672      $58,271
                                                              ========   =======      =======

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future maturities of notes payable are as follows:

YEAR ENDING JUNE 30,
--------------------
2001........................................................  $ 48,187
2002........................................................    35,875
2003........................................................    13,393
2004........................................................    14,980
2005........................................................     5,424
                                                              --------
                                                              $117,859
                                                              ========

NOTE 7 -- COMMITMENTS

  Operating Leases

     The Company leases office and warehouse space under a non-cancelable operating lease from the Company's stockholders, which expires July 2020. The rental expense for this lease was $151,500, $176,400, $113,600 and $132,000 for the years ended June 30, 1999 and 2000 and for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

     The Company also has operating lease commitments for various equipment and automobiles.

     Future minimum lease payments under all operating leases are as follows:

                                                    RELATED
YEAR ENDING JUNE 30,                                 PARTY      UNRELATED      TOTAL
--------------------                               ----------   ----------   ----------
2001.............................................  $  176,400   $  368,639   $  545,039
2002.............................................     176,400      331,954      508,354
2003.............................................     176,400      262,663      439,063
2004.............................................     176,400      237,028      413,428
2005.............................................     176,400      146,689      323,089
Thereafter.......................................   3,492,000           --    3,492,000
                                                   ----------   ----------   ----------
                                                   $4,374,000   $1,346,973   $5,720,973
                                                   ==========   ==========   ==========

     The Company has guaranteed a Small Business Administration loan obtained by the stockholders to purchase the facility it leases. The outstanding principal balance of this loan at June 30, 1999 and 2000, was approximately $918,900 and $890,000, respectively. The current monthly payments on the loan are $8,555.

NOTE 8 -- INCOME TAXES

     The Company recognizes deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement assets and liabilities and tax basis assets and liabilities using the tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that based on available evidence, are not expected to be realized.

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The net current and long-term deferred tax assets and liabilities in the accompanying balance sheets include the following:

                                                                   JUNE 30,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Current deferred tax asset..................................  $ 13,707   $ 38,045
Current deferred tax liability..............................   (25,432)   (92,146)
                                                              --------   --------
Net current deferred tax liability..........................  $(11,725)  $(54,101)
                                                              ========   ========
Long-term deferred tax asset................................  $ 10,941   $  2,246
Long-term deferred tax liability............................   (46,839)   (54,417)
                                                              --------   --------
Net long-term deferred tax liability........................  $(35,898)  $(52,171)
                                                              ========   ========

     Temporary differences and carryforwards, which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                    JUNE 30,
                                                              --------------------
                                                                1999       2000
                                                              --------   ---------
Differences related to fixed assets.........................  $(46,839)  $ (54,417)
Differences related to intangible assets....................     1,832       2,246
Vacation accrual............................................     6,907       9,487
Allowance for doubtful accounts.............................     6,800       5,070
Compensation differences....................................   (25,432)    (92,146)
Deferred expenses...........................................        --      23,488
State net operating loss carryforward.......................     9,109          --
                                                              --------   ---------
                                                              $(47,623)  $(106,272)
                                                              ========   =========

     The components of the provision for income taxes are as follows:

                                             FOR THE YEARS         FOR THE NINE MONTHS
                                                 ENDED                    ENDED
                                               JUNE 30,               SEPTEMBER 30,
                                          -------------------   -------------------------
                                            1999       2000        1999          2000
                                          --------   --------   -----------   -----------
                                                                (UNAUDITED)   (UNAUDITED)
Current expense.........................  $     --   $ 87,503    $     --       $65,379
Deferred (benefit) expense..............   (56,520)    58,649     (46,561)           --
                                          --------   --------    --------       -------
                                          $(56,520)  $146,152    $(46,561)      $65,379
                                          ========   ========    ========       =======

                       THE MILES SMITH FAMILY CORPORATION
                            D/B/A CAL FRESH PRODUCE

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a reconciliation of income taxes at the Federal statutory rate with income taxes recorded by the Company.

                                                FOR THE YEARS        FOR THE NINE MONTHS
                                                    ENDED                   ENDED
                                                   JUNE 30,             SEPTEMBER 30,
                                                --------------    --------------------------
                                                1999     2000        1999           2000
                                                -----    -----    -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
Federal statutory rate........................   28%      34%         28%            34%
State tax on income, net of federal income tax
  benefit.....................................    6        6           6              6
Nondeductible expenses........................    1        1           1              1
Other.........................................    2        1           2              1
                                                 --       --          --             --
                                                 37%      42%         37%            42%
                                                 ==       ==          ==             ==

NOTE 9 -- MAJOR CUSTOMERS AND VENDORS

     The Company had two customers and suppliers that accounted for 29% and 42% of the Company's total sales and purchases, respectively, for the year ended June 30, 1999.

     The Company had one customer and supplier that accounted for 13% and 25% of the Company's total sales and purchases, respectively, for the year ended June 30, 2000.

NOTE 10 -- RETIREMENT PLAN

     The Company has a qualified 401(k) plan (the Plan) for those employees who meet certain eligibility requirements set forth in the Plan. A participant's vested benefit is fully distributed upon death or disability and is distributed upon termination of employment. Employer contributions are vest accordance with the following schedule:

YEARS OF SERVICE                                            PERCENTAGE
----------------                                            ----------
1.........................................................       0%
2.........................................................      20%
3.........................................................      40%
4.........................................................      60%
5.........................................................      80%
6.........................................................     100%

     Annual employer contributions to the Plan are at the discretion of the Board of Directors. The Company made no contributions to the Plan for the years ended June 30, 1999 and 2000, or for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited).

NOTE 11 -- SUBSEQUENT EVENT

     Subsequent to September 30, 2000, an unrelated third party purchased all of the issued and outstanding stock of the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of
Damon Industries

     We have audited the accompanying balance sheets of Damon Distributing Co. d/b/a Damon Industries (the "Company") as of December 31, 1998 and 1999 and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damon Distributing Co. d/b/a Damon Industries as of December 31, 1998 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

November 29, 2000
Denver, Colorado

                             DAMON DISTRIBUTING CO.
                             d/b/a DAMON INDUSTRIES

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                           -----------------------   SEPTEMBER 30,
                                                              1998         1999          2000
                                                           ----------   ----------   -------------
                                                                                      (UNAUDITED)
                                              ASSETS

Current assets
  Accounts receivable, net of allowance for doubtful
     accounts
     of $32,000 for 1998, 1999 and 2000..................  $  800,253   $  735,525    $  763,801
  Inventories............................................     607,303      676,193       737,767
  Prepaid expenses and other current assets..............      12,974       14,448        18,089
                                                           ----------   ----------    ----------
          Total current assets...........................   1,420,530    1,426,166     1,519,657
Property and equipment, net..............................     364,128      313,839       281,784
Note receivable from affiliated company..................     254,000      269,664       281,798
Other assets.............................................      74,757       91,145       105,147
                                                           ----------   ----------    ----------
          Total assets...................................  $2,113,415   $2,100,814    $2,188,386
                                                           ==========   ==========    ==========

                               LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable.......................................  $  229,409   $  298,443    $  209,191
  Accrued liabilities....................................     136,704      199,789       295,377
  Current portion of long-term debt......................     123,281       69,199       421,321
                                                           ----------   ----------    ----------
          Total current liabilities......................     489,394      567,431       925,889
Long-term debt...........................................     599,257      402,105        46,576
Deferred compensation....................................     300,000      300,000       300,000
                                                           ----------   ----------    ----------
          Total liabilities..............................   1,388,651    1,269,536     1,272,465
                                                           ----------   ----------    ----------
Commitments
Stockholder's equity
  Common stock, $1 par value, 75,000 shares authorized,
     220 shares issued and outstanding...................         220          220           220
  Retained earnings......................................     724,544      831,058       915,701
                                                           ----------   ----------    ----------
          Total stockholder's equity.....................     724,764      831,278       915,921
                                                           ----------   ----------    ----------
          Total liabilities and stockholder's equity.....  $2,113,415   $2,100,814    $2,188,386
                                                           ==========   ==========    ==========

                       See notes to financial statements.

                             DAMON DISTRIBUTING CO.
                             d/b/a DAMON INDUSTRIES

                            STATEMENTS OF OPERATIONS

                                           FOR THE YEARS ENDED            FOR THE NINE MONTHS ENDED
                                               DECEMBER 31,                     SEPTEMBER 30,
                                   ------------------------------------   -------------------------
                                      1997         1998         1999         1999          2000
                                   ----------   ----------   ----------   -----------   -----------
                                                                          (UNAUDITED)   (UNAUDITED)
Sales............................  $6,913,106   $6,445,440   $6,726,458   $5,181,059    $5,392,489
Cost of goods sold...............   3,274,040    3,186,700    3,548,718    2,723,061     2,783,780
                                   ----------   ----------   ----------   ----------    ----------
Gross margin.....................   3,639,066    3,258,740    3,177,740    2,457,998     2,608,709
                                   ----------   ----------   ----------   ----------    ----------
Salaries and related.............   1,298,186    1,517,648    1,387,120    1,007,227       932,571
Selling, general and
  administrative expenses........   1,079,560      820,189      743,671      606,911       796,812
Delivery.........................     282,261      299,659      285,903      220,970       234,799
                                   ----------   ----------   ----------   ----------    ----------
          Total operating
            expenses.............   2,660,007    2,637,496    2,416,694    1,835,108     1,964,182
                                   ----------   ----------   ----------   ----------    ----------
Income from operations...........     979,059      621,244      761,046      622,890       644,527
                                   ----------   ----------   ----------   ----------    ----------
Other expense
  Interest expense...............     (47,921)     (48,630)     (48,497)     (41,223)      (37,688)
  Other, net.....................    (129,695)        (814)      (5,101)     (16,393)      (20,074)
                                   ----------   ----------   ----------   ----------    ----------
                                     (177,616)     (49,444)     (53,598)     (57,616)      (57,762)
                                   ----------   ----------   ----------   ----------    ----------
Net income.......................     801,443      571,800      707,448      565,274       586,765
Pro forma adjustment --
  provision for income taxes.....     312,563      223,002      275,905      232,157       228,839
                                   ----------   ----------   ----------   ----------    ----------
Pro forma net income.............     488,880      348,798      431,543      333,117       357,926
                                   ==========   ==========   ==========   ==========    ==========
Basic weighted average
  common shares outstanding......         220          220          220          220           220
                                   ==========   ==========   ==========   ==========    ==========
Pro forma basic income
  per common share...............  $ 2,222.18   $ 1,585.45     1,961.56   $ 1,514.17    $ 1,626.94
                                   ==========   ==========   ==========   ==========    ==========

                       See notes to financial statements.

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                         COMMON STOCK
                                                      ------------------   RETAINED
                                                      SHARES   PAR VALUE   EARNINGS      TOTAL
                                                      ------   ---------   ---------   ---------
Balance, December 31, 1996..........................   220       $220      $ 339,310   $ 339,530
  Net income........................................    --         --        801,443     801,443
  Distributions paid................................    --         --       (540,658)   (540,658)
                                                       ---       ----      ---------   ---------
Balance, December 31, 1997..........................   220        220        600,095     600,315
  Net income........................................    --         --        571,800     571,800
  Distributions paid................................    --         --       (447,351)   (447,351)
                                                       ---       ----      ---------   ---------
Balance, December 31, 1998..........................   220        220        724,544     724,764
  Net income........................................    --         --        707,448     707,448
  Distributions paid................................    --         --       (600,934)   (600,934)
                                                       ---       ----      ---------   ---------
Balance, December 31, 1999..........................   220        220        831,058     831,278
  Net income (unaudited)............................    --         --        586,765     586,765
  Distributions paid (unaudited)....................    --         --       (502,122)   (502,122)
                                                       ---       ----      ---------   ---------
Balance, September 30, 2000 (unaudited).............   220       $220      $ 915,701   $ 915,921
                                                       ===       ====      =========   =========

                       See notes to financial statements.

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE NINE MONTHS ENDED
                                        FOR THE YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                    ---------------------------------------   --------------------------
                                       1997          1998          1999           1999          2000
                                    -----------   -----------   -----------   ------------   -----------
                                                                              (UNAUDITED)    (UNAUDITED)
Cash flows from operating
  activities
Net income........................  $   801,443   $   571,800   $   707,448   $   565,274     $ 586,765
                                    -----------   -----------   -----------   -----------     ---------
Adjustments to reconcile net
  income to net cash provided by
  operating activities
  Depreciation and amortization...      136,537       113,422       122,012        99,207        84,956
  (Gain) loss on disposal of
     property and equipment.......          (11)        3,969         2,081            --            --
  Loss from joint venture.........       53,807        42,254            --            --            --
  Interest related to affiliated
     company note receivable......           --       (14,000)      (15,664)           --       (12,134)
  Changes in operating assets and
     liabilities
     Accounts receivable..........       81,195      (208,718)       64,728         1,118       (28,276)
     Inventories..................       73,098      (135,632)      (68,890)      (64,034)      (61,574)
     Prepaid expenses and other
       current assets.............      (15,082)       41,215        (1,474)       (6,988)       (3,641)
     Other assets.................      (20,417)      (10,427)      (16,388)      (12,284)      (14,002)
     Accounts payable.............     (370,503)      167,780        69,034       (13,621)      (89,252)
     Accrued liabilities..........       37,307       (33,605)       63,085       144,981        95,588
                                    -----------   -----------   -----------   -----------     ---------
                                        (24,069)      (33,742)      218,524       148,379       (28,335)
                                    -----------   -----------   -----------   -----------     ---------
          Net cash provided by
            operating
            activities............      777,374       538,058       925,972       713,653       558,430
                                    -----------   -----------   -----------   -----------     ---------
Cash flows from investing
  activities
  Proceeds from sale of property
     and equipment................           --        15,000            --            --            --
  Purchases of property and
     equipment....................     (175,211)     (203,648)      (73,804)      (69,469)      (52,901)
  Investment in joint venture.....       (5,000)           --            --            --            --
                                    -----------   -----------   -----------   -----------     ---------
          Net cash used in
            investing
            activities............     (180,211)     (188,648)      (73,804)      (69,469)      (52,901)
                                    -----------   -----------   -----------   -----------     ---------
Cash flows from financing
  activities
  Distributions paid..............     (540,658)     (447,351)     (600,934)     (252,700)     (502,122)
  Proceeds from borrowings on
     long-term debt...............    1,354,527     2,118,090     1,286,032       750,000       780,000
  Payments on long-term debt......   (1,424,068)   (2,020,149)   (1,537,266)   (1,141,484)     (783,407)
                                    -----------   -----------   -----------   -----------     ---------
          Net cash used in
            financing
            activities............     (610,199)     (349,410)     (852,168)     (644,184)     (505,529)
                                    -----------   -----------   -----------   -----------     ---------
Net decrease in cash..............      (13,036)           --            --            --            --
Cash at beginning of year.........       13,036            --            --            --            --
                                    -----------   -----------   -----------   -----------     ---------
Cash at end of year...............  $        --   $        --   $        --   $        --     $      --
                                    ===========   ===========   ===========   ===========     =========

                       See notes to financial statements.

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND ACCOUNTING POLICIES

  Organization

     Damon Distributing Co. d/b/a Damon Industries (the "Company") is a Nevada corporation with one stockholder. The Company is a packager and distributor of juice and juice mix products.

  Interim Financial Information

     The unaudited consolidated financial statements as of September 30, 2000 and for the nine-month periods ended September 30, 1999 and 2000 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

  Inventories

     Inventories are stated at the lower of cost or market with cost being determined by the average cost method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated useful lives ranging from five to fifteen years.

  Concentration of Credit Risk and Significant Supplier

     Substantially all of the Company's trade accounts receivable at December 31, 1998, 1999 and September 30, 2000 (unaudited), are unsecured and are due from customers, which operate in the retail beverage distribution industry. Non-performance by these parties would result in losses up to the recorded amount of the related receivables. Management does not anticipate significant non-performance and believes that they have adequately provided for uncollectible receivables in the Company's allowance for doubtful accounts.

     During 1997, 1998 and 1999, the Company purchased materials from two suppliers, which aggregated 28%, 38% and 31% of the total cost of sales, respectively. During 1997 and 1999, the Company had sales to one customer, which aggregated 11% and 12% of net sales, respectively, and 13% and 11% for the nine-month period ending September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

  Supplemental Cash Flow Information

     During the years ended December 31, 1997, 1998 and 1999, the Company paid interest of approximately $50,000, $48,000, and $49,000, respectively, and paid $41,000 and $37,000 for the nine-month period ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

  Income Taxes

     The Company has elected to be treated as an S-corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's stockholder and no provision for federal income taxes has been recorded on the accompanying financial statements. Currently the Company is contemplating the sale of the Company to a corporation that is taxed as a regular corporation. If this transaction is consummated, the Company will have to account for

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

income taxes in accordance with SFAS 109, "Accounting for income taxes." Therefore, the statements of income present pro forma income taxes as if computed at the statutory rate.

     Under application of SFAS 109, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share is presented as there are no potential dilutive common shares.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement NO. 133: and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) 101 which, as amended, will become effective for financial statements no later than the fourth quarter for fiscal years beginning after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     Revenue from the sale of the Company's products is recognized upon delivery to the customer.

  Advertising Costs

     Advertising costs are expensed as incurred. Amounts expensed during the years ended December 31, 1997, 1998 and 1999 were $26,676, $16,138 and $36,150, respectively, and amounts expensed for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited) were $25,493 and $39,111, respectively.

  Valuation of Long-Lived Assets

     The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximated fair value because of the relatively short maturity of these instruments.

     Due to rates currently available to the Company for debt, which are similar to terms on the remaining maturities, the fair value of existing debt approximates carrying value.

  Use of Estimates in the Preparation of Financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2  --  INVENTORIES

     Inventories consist of the following:

                                                        DECEMBER 31,
                                                     -------------------   SEPTEMBER 30,
                                                       1998       1999         2000
                                                     --------   --------   -------------
                                                                            (UNAUDITED)
Raw material.......................................  $362,553   $377,453     $405,926
Finished goods.....................................   115,524    121,745      144,357
Dispensing equipment parts inventory...............   129,226    176,995      187,484
                                                     --------   --------     --------
                                                     $607,303   $676,193     $737,767
                                                     ========   ========     ========

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3  --  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                       DECEMBER 31,
                                                  -----------------------   SEPTEMBER 30,
                                                     1998         1999          2000
                                                  ----------   ----------   -------------
                                                                             (UNAUDITED)
Dispensing equipment............................  $  420,631   $  407,874    $  406,399
Production machinery and equipment..............     430,129      462,673       480,466
Vehicles........................................     180,624      194,069       215,764
Furniture and fixtures..........................      74,634       75,109        75,109
Leasehold improvements..........................      74,803       74,803        74,803
                                                  ----------   ----------    ----------
                                                   1,180,821    1,214,528     1,252,541
Less accumulated depreciation and
  amortization..................................    (816,693)    (900,689)     (970,757)
                                                  ----------   ----------    ----------
                                                  $  364,128   $  313,839    $  281,784
                                                  ==========   ==========    ==========

NOTE 4  --  LONG-TERM DEBT

                                                                DECEMBER 31,
                                                            --------------------   SEPTEMBER 30,
                                                              1998        1999         2000
                                                            ---------   --------   -------------
                                                                                    (UNAUDITED)
Revolving bank line of credit, interest at bank's index
  rate plus 1%. Paid in full during 1999..................  $ 652,874   $     --     $      --
Revolving bank line of credit, due on October 1, 2001,
  interest payable monthly at bank's index rate plus .25%
  (8.75% and 9.75% at December 31, 1999 and September 30,
  2000, respectively). Provides for borrowings up to the
  lesser of $1,000,000 or 80% of eligible accounts
  receivable plus 50% of eligible inventory values, as
  defined. Guaranteed by the Company's stockholder and is
  collateralized by accounts receivable and inventory.
  Requires the maintenance of certain financial and
  reporting covenants and places restrictions on
  additional borrowings...................................         --    320,000       360,000
8.97% note payable, paid in full during 1999..............     69,664         --            --
Note payable to a bank with interest at 8.40%, requires
  monthly principal and interest payments of $2,229 until
  maturity on October 1, 2001. Guaranteed by the Company's
  stockholder and collateralized by property, plant and
  equipment...............................................         --     45,117        27,453
Note payable to a bank with interest at 8.40%, requires
  monthly principal and interest payments of $3,537 until
  maturity on October 1, 2002. Guaranteed by the Company's
  stockholder and collateralized by property, plant and
  equipment...............................................         --    106,187        80,444
                                                            ---------   --------     ---------
                                                              722,538    471,304       467,897
Less current portion......................................   (123,281)   (69,199)     (421,321)
                                                            ---------   --------     ---------
                                                            $ 599,257   $402,105     $  46,576
                                                            =========   ========     =========

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- LONG-TERM DEBT (CONTINUED)

     Following are the scheduled principal payments on long-term debt as of December 31, 1999:

2000.....................................................   $ 69,199
2001.....................................................    380,810
2002.....................................................     21,295
                                                            --------
                                                            $471,304
                                                            ========

NOTE 5 -- COMMITMENTS

  Operating Leases

     The Company's facilities are leased under operating leases expiring in 2002. A vehicle is also leased under an operating lease expiring in 2002. Future minimum rental payments required under such leases are as follows at December 31, 1999:

2000.....................................................   $187,000
2001.....................................................    187,000
2002.....................................................     16,000
                                                            --------
                                                            $390,000
                                                            ========

     Total rental expense for the years ended December 31, 1997, 1998 and 1999 was approximately $172,000, $162,000 and $166,000, respectively, and for the nine month periods ended September 30, 1999 (unaudited) and 2000 (unaudited), was approximately $121,000 and $119,000 respectively.

  Deferred Compensation Agreement

     The Company is obligated under a compensation agreement with two relatives of the Company's stockholder for past services, which as amended requires monthly payments of $2,960. The contract will terminate upon the death of both individuals or the payment of the lump sum of $300,000 by the Company. Payments for each of the years ended December 31, 1997, 1998, and 1999 were $35,520, and for each of the nine month periods ended September 30, 1999 (unaudited) and 2000 (unaudited), were $26,640.

  401(k) Plan and Profit Sharing Plan

     Effective January 1, 1996, the Company adopted a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. The Plan covers all eligible employees of the Company who are age 21 and older and have completed a minimum of 500 hours of service within any six-month period. Participants qualifying for the Plan may contribute up to 12% of their annual compensation. The Company may make matching contributions that vest over six years. Matching contributions for the years ended December 31, 1997, 1998, and 1999 totaled approximately $38,000, $41,000, $46,000, respectively.

     The Company has established a Profit Sharing Plan for the benefit of its employees. The amount of profit sharing available for distribution is calculated on a sliding scale based on annual profits and is distributed to employees based on their salary in proportion to total salaries. For the years ended December 31, 1997, 1998 and 1999, the Company contributed $0, $40,000 and $88,000, respectively.

                             DAMON DISTRIBUTING CO.
                             D/B/A DAMON INDUSTRIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Joint Venture Agreement

     In June 1997, the Company entered into an unincorporated joint venture agreement with another corporation to package and sell juice and juice related products. Under the terms of the agreement, the Company was required to package juice and related products and to manage the marketing, operating, and financial activities of the joint venture. The joint venture was to pay the Company $2,500 per month for these services. Total amounts received by the Company for these services during the years ended December 31, 1997, 1998 and 1999 were $17,500, $20,000 and $0, respectively, and are included in other income on the accompanying statements of income. Additionally, the Company was to share in 50% of the recorded net income or loss of the joint venture, as defined. The Company accounted for this investment under the equity method of accounting. For the years ended December 31, 1997, 1998, and 1999, the Company recorded losses of $53,807, $42,254 and $0, respectively. At December 31, 1998, cumulative losses had resulted in a recorded liability of $91,000 in excess of its investment. The Company terminated the agreement on December 31, 1998. During 1997, 1998, and 1999, the Company recorded sales of approximately $24,000, $160,000 and $0, respectively, to the joint venture of which approximately $87,000 was not collected, and in connection with the termination on December 31, 1998, was offset against the obligation arising from the Company's recording of the joint ventures losses. All remaining obligations of the joint venture were able to be settled with existing joint venture funds, and no further losses are expected to be recorded by the Company.

NOTE 6 -- RELATED PARTY TRANSACTIONS

  Note Receivable from Affiliated Company

     The note receivable from affiliated company consists of a $240,000 unsecured note receivable from Damon Industries Canada, Ltd. ("Damon Canada"). The note bears interest at 6%, and principal and interest are due on December 31, 2005. The stockholder of the Company owns 49% of the outstanding common stock of Damon Canada.

     The following is a summary of financial information from the unaudited financial statements of Damon Canada at and for the six months ended December 31, 2000:

                                                               UNAUDITED
                                                               ----------
Total assets................................................   $  986,000
Total equity................................................      317,000
Sales.......................................................    2,282,000
Net income..................................................       17,000

     The Company believes the note receivable and related interest are fully collectible and have not provided for an allowance for non-collectibility at December 31, 1998, 1999 and September 30, 2000 (unaudited).

  Related Party Sales

     During 1999, the Company recorded sales of $44,000 to a company owned 100% by the stockholder of the Company. In 2000, the company that was the related party ceased operations and outstanding receivables of $15,000 were purchased by the Company. Approximately, $10,000 of the aforementioned receivables were collected. The amounts not collected were recorded as a stockholder distribution.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder
Southwest Traders, Inc.
Temecula, California

     We have audited the accompanying balance sheets of Southwest Traders, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Traders, Inc. at December 31, 1998 and 1999, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                        EHRHARDT KEEFE STEINER & HOTTMAN PC

November 10, 2000
Denver, Colorado

                            SOUTHWEST TRADERS, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                          -----------------------   SEPTEMBER 30,
                                                             1998         1999          2000
                                                          ----------   ----------   -------------
                                                                                     (UNAUDITED)
                                             ASSETS

Current assets
  Cash..................................................  $      550   $      550    $       550
  Accounts receivable, net..............................   2,523,029    3,181,957      4,492,364
  Inventories...........................................   2,210,708    2,718,695      4,057,718
  Note receivable -- stockholder........................     710,144           --             --
  Prepaid expenses and other assets.....................     161,437      215,792        258,288
                                                          ----------   ----------    -----------
          Total current assets..........................   5,605,868    6,116,994      8,808,920
                                                          ----------   ----------    -----------
Property and equipment, net.............................   1,637,367    1,671,255      1,637,120
                                                          ----------   ----------    -----------
Other assets
  Other assets..........................................      90,230       95,404        101,974
                                                          ----------   ----------    -----------
          Total assets..................................  $7,333,465   $7,883,653    $10,548,014
                                                          ==========   ==========    ===========

                              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Checks written in excess of bank balance..............  $  130,778   $  520,412    $ 2,279,935
  Accounts payable......................................   3,981,516    3,632,678      4,224,194
  Accrued expenses......................................     404,775      464,681        495,803
  Bank line-of-credit...................................   1,483,466    2,134,447      2,063,629
  Current portion of capital lease obligations..........     218,975       93,635         17,642
  Current portion of note payable.......................      10,615        7,624             --
                                                          ----------   ----------    -----------
          Total current liabilities.....................   6,230,125    6,853,477      9,081,203
Long-term debt, less current maturities
  Capital lease obligations.............................     109,910       26,960         45,137
  Note payable..........................................       7,624           --             --
                                                          ----------   ----------    -----------
          Total long-term debt..........................     117,534       26,960         45,137
                                                          ----------   ----------    -----------
          Total liabilities.............................   6,347,659    6,880,437      9,126,340
Commitments and contingencies
Stockholder's equity
  Common stock, no par value; 150,000 shares authorized;
     128,046 shares issued and outstanding..............     128,046      128,046        128,046
  Additional paid-in capital............................     351,454      351,454        351,454
  Retained earnings.....................................     506,306      523,716        942,174
                                                          ----------   ----------    -----------
          Total stockholder's equity....................     985,806    1,003,216      1,421,674
                                                          ----------   ----------    -----------
          Total liabilities and stockholder's equity....  $7,333,465   $7,883,653    $10,548,014
                                                          ==========   ==========    ===========

                       See notes to financial statements.

                            SOUTHWEST TRADERS, INC.

                            STATEMENTS OF OPERATIONS

                                            FOR THE YEARS ENDED             FOR THE NINE MONTHS ENDED
                                               DECEMBER 31,                       SEPTEMBER 30,
                                  ---------------------------------------   -------------------------
                                     1997          1998          1999          1999          2000
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
Sales...........................  $39,373,261   $45,487,765   $62,776,736   $47,511,053   $63,531,768
Cost of goods sold..............   31,504,484    36,259,878    51,021,657    38,591,674    52,339,481
                                  -----------   -----------   -----------   -----------   -----------
Gross profit....................    7,868,777     9,227,887    11,755,079     8,919,379    11,192,287
Operating expenses
  Salaries and related..........    3,324,595     4,169,114     5,750,686     3,930,148     4,973,338
  Selling, general and
     administrative.............    2,407,823     2,553,344     3,309,268     2,472,435     3,356,145
  Delivery......................    1,663,704     1,698,270     2,210,918     1,676,071     2,156,624
                                  -----------   -----------   -----------   -----------   -----------
                                    7,396,122     8,420,728    11,270,872     8,078,654    10,486,107
Income from operations..........      472,655       807,159       484,207       840,725       706,180
Other income (expense)
Interest expense................     (199,161)     (172,316)     (182,339)     (137,754)     (145,840)
  Interest income...............           --        16,116        10,445            --           547
  Other.........................       39,273        30,397       164,264       151,046       123,322
                                  -----------   -----------   -----------   -----------   -----------
          Total other income
            (expense)...........     (159,888)     (125,803)       (7,630)       13,292       (21,971)
                                  -----------   -----------   -----------   -----------   -----------
Net income......................      312,767       681,356       476,577       854,017       684,209
Pro forma
  adjustment -- provision for
  income taxes..................      121,979       265,729       185,865       333,067       266,842
                                  -----------   -----------   -----------   -----------   -----------
Pro forma net income............  $   190,788   $   415,627   $   290,712   $   520,950   $   417,367
                                  ===========   ===========   ===========   ===========   ===========
Weighted average number of pro
  forma shares outstanding......      128,046       128,046       128,046       128,046       128,046
                                  ===========   ===========   ===========   ===========   ===========
Pro forma net income per
  share.........................  $      1.49   $      3.25   $      2.27   $      4.07   $      3.26
                                  ===========   ===========   ===========   ===========   ===========

                       See notes to financial statements.

                            SOUTHWEST TRADERS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                            COMMON STOCK      ADDITIONAL
                                         ------------------    PAID-IN     RETAINED
                                         SHARES     AMOUNT     CAPITAL     EARNINGS      TOTAL
                                         -------   --------   ----------   ---------   ----------
BALANCE, DECEMBER 31, 1996.............  128,046   $128,046    $351,454    $   2,982   $  482,482
Net income.............................       --         --          --      312,767      312,767
                                         -------   --------    --------    ---------   ----------
BALANCE, DECEMBER 31, 1997.............  128,046    128,046     351,454      315,749      795,249
Net income.............................       --         --          --      681,356      681,356
Distributions..........................       --         --          --     (490,799)    (490,799)
                                         -------   --------    --------    ---------   ----------
BALANCE, DECEMBER 31, 1998.............  128,046    128,046     351,454      506,306      985,806
Net income.............................       --         --          --      476,577      476,577
Distributions..........................       --         --          --     (459,167)    (459,167)
                                         -------   --------    --------    ---------   ----------
BALANCE, DECEMBER 31, 1999.............  128,046    128,046     351,454      523,716    1,003,216
Net income (unaudited).................       --         --          --      684,209      684,209
Distributions (unaudited)..............       --         --          --     (265,751)    (265,751)
                                         -------   --------    --------    ---------   ----------
BALANCE, SEPTEMBER 30, 2000
  (UNAUDITED)..........................  128,046   $128,046    $351,454    $ 942,174   $1,421,674
                                         =======   ========    ========    =========   ==========

                       See notes to financial statements.

                            SOUTHWEST TRADERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                    FOR THE NINE MONTHS ENDED
                                              FOR THE YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                            -------------------------------------   -------------------------
                                              1997         1998          1999          1999          2000
                                            ---------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities
Net income................................  $ 312,767   $   681,356   $   476,577   $   854,017   $   684,209
                                            ---------   -----------   -----------   -----------   -----------
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities
  Depreciation and amortization...........    316,313       313,840       308,466       272,994       233,445
  Bad debt expense........................    112,433        43,618       103,967        15,084        22,828
  LIFO reserve............................         --            --        87,030            --
  Gain on sales of fixed assets...........     (2,095)       (7,838)      (12,764)       (2,703)       (3,097)
  Changes in operating assets and
    liabilities
    Accounts receivable...................   (245,320)   (1,139,934)     (762,895)   (1,202,762)   (1,333,235)
    Inventories...........................     23,542      (747,730)     (595,017)     (733,177)   (1,339,023)
    Prepaid expenses and other assets.....    (62,125)     (114,991)      (64,862)       (3,133)      (55,830)
    Accounts payable......................   (228,852)    1,715,419      (348,838)      576,102       591,516
    Accrued expenses......................    (47,381)      190,017        59,906       (62,155)       31,122
                                            ---------   -----------   -----------   -----------   -----------
                                             (133,485)      252,401    (1,225,007)   (1,139,750)   (1,852,274)
                                            ---------   -----------   -----------   -----------   -----------
         Net cash provided by (used in)
           operating activities...........    179,282       933,757      (748,430)     (285,733)   (1,168,065)
                                            ---------   -----------   -----------   -----------   -----------
Cash flows from investing activities
  Net (advances) payments on note
    receivable -- stockholder.............   (157,921)     (424,547)      710,144       710,144            --
  Purchases of property and equipment.....   (125,892)     (203,692)     (343,015)     (357,563)     (182,304)
  Proceeds from sale of property and
    equipment.............................      2,095        22,400        18,758         8,972        24,016
                                            ---------   -----------   -----------   -----------   -----------
         Net cash (used in) provided by
           investing activities...........   (281,718)     (605,839)      385,887       361,553      (158,288)
                                            ---------   -----------   -----------   -----------   -----------
Cash flows from financing activities
  Net borrowings (payments) on line of
    credit................................    262,172       547,842       650,981       (11,356)      (70,818)
  Distributions to stockholder............         --      (490,799)     (459,167)     (409,768)     (265,751)
  Increase (decrease) in checks written in
    excess of bank balance................     79,509      (197,740)      389,634       513,679     1,759,523
  Principal payments on capital lease
    obligations...........................   (191,060)     (204,072)     (208,290)     (160,503)      (88,977)
  Principal payments on note payable......     (6,940)      (24,344)      (10,615)       (7,872)       (7,624)
                                            ---------   -----------   -----------   -----------   -----------
         Net cash provided by (used in)
           financing activities...........    143,681      (369,113)      362,543       (75,820)    1,326,353
                                            ---------   -----------   -----------   -----------   -----------
Net increase (decrease) in cash...........     41,245       (41,195)           --            --            --
Cash at beginning of period...............        500        41,745           550           550           550
                                            ---------   -----------   -----------   -----------   -----------
Cash at end of period.....................  $  41,745   $       550   $       550   $       550   $       550
                                            =========   ===========   ===========   ===========   ===========

Supplemental disclosure of cash flow information:

  Cash paid for interest was $199,161, $172,316, $182,339, $137,754 and $145,840
  for the years ended December 31, 1997, 1998 and 1999 and for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

  Property and equipment acquired through capital lease obligations or long-term debt was $32,022, $57,512 and $31,161 as of December 31, 1998, 1999 and
  September 30, 2000 (unaudited).

                       See notes to financial statements.

                            SOUTHWEST TRADERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND ACCOUNTING POLICIES

  Description of the Business

     Southwest Traders, Inc. (the Company) was incorporated in March 1986 in the state of California. The Company is a wholesale food distributor with facilities in Southern California. The Company also provides supplies to retail outlets and to mobile catering and vending wholesalers. The Company's sales territory covers Arizona, California, Colorado, Nevada and Utah .

  Interim Financial Statements (Unaudited)

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 2000 and the results of its operations and cash flows for the nine months ended September 30, 1999 and 2000. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for a full year.

  Accounts Receivable

     In the normal course of business, the Company extends unsecured credit to its customers related to the sale of product. Because of the credit risks involved, management has provided an allowance for doubtful accounts of approximately $53,000 as of December 31, 2000, 1999 and 1998 and approximately $66,000 as of September 30, 2000 (unaudited).

  Inventories

     Inventories primarily consist of fresh and frozen food products. Prior to 1999, the Company recorded its inventories at the lower of cost or market on a first-in, first-out (FIFO) basis. In 1999, the Company adopted the last-in, first-out method of inventory valuation. If the FIFO method had been used, inventories would have been approximately $87,000 higher at December 31, 1999 and September 30, 2000 (unaudited).

  Property and Equipment

     Purchased property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 2 to 12 years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the lesser of the estimated useful lives or remaining term of the lease.

     Property and equipment acquired through capital lease obligations is recorded at the net present value of future minimum lease payments and depreciated using the straight-line method over the term of the underlying lease.

  Checks Issued in Excess of Bank Balances

     The Company issues checks in excess of bank balances in anticipation of funding. Checks are never issued in excess of the expected funding amounts.

  Valuation of Long-Lived Assets

     The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets to be disposed of. The Company periodically evaluates the carrying value of long-lived

                            SOUTHWEST TRADERS, INC.

assets to be held and used, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less then carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

  Concentrations of Credit Risk

     The Company, from time to time, has deposits in a financial institution, which exceed federally insured limits. The Company has not experienced any losses in such accounts.

  Income Taxes

     The Company has elected to be treated as an S-corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's shareholder and no provision for federal income taxes has been recorded on the accompanying financial statements. Currently the Company is contemplating the sale of the Company to a corporation that is taxed as a regular corporation. If this transaction is consummated, the Company will have to account for income taxes in accordance with SFAS 109, "Accounting for Income Taxes." Therefore, statements of income present pro forma income taxes as if computed at the statutory rate.

     Under application of SFAS 109, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

  Revenue Recognition

     The Company recognizes revenue when products are delivered to customers.

  Advertising

     The Company expenses all costs of advertising as incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basic Earnings Per Share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic earnings per share is based upon the weighted average number of shares outstanding as defined in SFAS 128. No diluted earnings per share is presented, as there are no potential dilutive common shares.

                            SOUTHWEST TRADERS, INC.

  Comprehensive Income

     The Company has adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different than net income; therefore, only net income has been presented.

  Recently Issued Accounting Pronouncements

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." These statements establish accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. These statements require that changes in the fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101 which, as amended, will become effective for financial statements no later than the fourth quarter of fiscal years beginning after December 15, 1999. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.

NOTE 2 -- CHANGE TO LIFO

     In 1999, the Company adopted the last-in, first-out (LIFO) method of costing inventory. Previously, the first-in, first-out (FIFO) method was used. Management believes that the LIFO method minimizes the effect of price level changes on inventory valuations and generally matches current costs against current revenues in the statements of operations. The change decreased the 1999 income by $87,030. There is no cumulative effect on beginning retained earnings since the ending inventory as reported at December 31, 1998, is considered the beginning inventory for LIFO purposes. Pro forma results of operations for the prior year, if LIFO had been followed, are not determinable. If the FIFO method had been used, the statement of operations would have reported the following amounts.

                                                       FOR THE YEAR ENDED
                                                          DECEMBER 31,
                                                              1999
                                                       ------------------
Gross profit.........................................     $11,842,109
Income from operations...............................     $   571,237
Net income...........................................     $   563,607

                            SOUTHWEST TRADERS, INC.

NOTE 3 -- PROPERTY AND EQUIPMENT

     Fixed assets consist of the following:

                                                      DECEMBER 31,
                                                -------------------------   SEPTEMBER 30,
                                                   1998          1999           2000
                                                -----------   -----------   -------------
                                                                             (UNAUDITED)
Machinery and equipment.......................  $ 2,067,818   $ 2,078,347    $ 2,122,697
Leasehold improvements........................      786,472     1,042,609      1,074,979
Furniture and equipment.......................      340,295       394,345        492,124
Vehicles......................................      213,342       191,397        187,863
                                                -----------   -----------    -----------
                                                  3,407,927     3,706,698      3,877,663
          Less accumulated depreciation and
            amortization......................   (1,821,554)   (2,035,443)    (2,240,543)
                                                -----------   -----------    -----------
                                                  1,586,373     1,671,255      1,637,120
Construction in progress......................       50,994            --             --
                                                -----------   -----------    -----------
                                                $ 1,637,367   $ 1,671,255    $ 1,637,120
                                                ===========   ===========    ===========

NOTE 4 -- LINE-OF-CREDIT

     The Company has a line-of-credit agreement with a finance company that allows the Company to borrow the lesser of $3,000,000 or the sum of 80% of eligible accounts receivable plus 50% of eligible inventory up to $1,000,000. The agreement matures on March 31, 2001 and renews annually unless terminated by either party pursuant to the terms of the agreement. Interest is payable monthly at the finance company's base reference rate (8.5% at December 31, 1999) plus 0.5%. The agreement contains certain restrictive covenants relating to transfers of ownership, mergers, executive compensation, loans, distributions, and capital expenditures. At December 31, 1998 and 1999, $1,483,466 and $2,134,447,
respectively, was borrowed against the line and at September 30, 2000 (unaudited), $2,063,629 was borrowed against the line.

     The line-of-credit is collateralized by all of the assets of the Company and is guaranteed by the Company's Stockholder.

NOTE 5 -- NOTE PAYABLE

     Note payable consist of the following:

                                                         DECEMBER 31,
                                                      ------------------   SEPTEMBER 30,
                                                        1998      1999         2000
                                                      --------   -------   -------------
                                                                            (UNAUDITED)
Promissory note to a credit corporation payable in
  monthly installments of $985, including interest
  at 8.99% through August 2000. Collateralized by a
  vehicle...........................................  $ 18,239   $ 7,624       $ --
  Less current portion..............................   (10,615)   (7,624)        --
                                                      --------   -------       ----
          Long-term portion.........................  $  7,624   $    --       $ --
                                                      ========   =======       ====

NOTE 6 -- EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) savings plan that covers substantially all employees with at least three months of service. The Company may make matching contributions in an amount to be determined each plan year. Contributions were approximately $35,000, $38,000 and $50,000 for the year ended

                            SOUTHWEST TRADERS, INC.

December 31, 1997, 1998 and 1999, respectively, and approximately $38,000 and $53,000 for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

NOTE 7 -- COMMITMENTS

  Operating Leases

     The Company leases three facilities from its stockholder under cancelable and non-cancelable operating leases. The non-cancelable lease expires in 2004 and requires monthly payments of $23,000. Under this lease, the Company agreed to subordinate its rights as lessee as required in the deed of trust that the Stockholder has granted to the lender. The other two leases are on a month-to-month basis. The combined annual rental expense under these leases was approximately $386,000, $399,000 and $423,000 for the years ended December 31, 1997, 1998 and 1999, respectively, and approximately $348,000 and $463,000 for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

     The Company also leases two other warehouse spaces, various delivery vehicles and equipment under non-cancelable operating leases. These leases extend through 2005. Rental expense under these operating leases was approximately $504,000, $506,000 and $681,000 for December 31, 1997, 1998 and
1999, respectively, and $468,000 and $750,000 for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

     Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                                                    RELATED     NON-RELATED
YEAR ENDING DECEMBER 31,                             PARTY         PARTY        TOTAL
------------------------                           ----------   -----------   ----------
2000.............................................  $  276,000   $  863,469    $1,139,469
2001.............................................     276,000      744,614     1,020,614
2002.............................................     276,000      631,755       907,755
2003.............................................     276,000      551,219       827,219
2004.............................................     276,000      397,935       673,935
Thereafter.......................................          --      148,806       148,806
                                                   ----------   ----------    ----------
                                                   $1,380,000   $3,337,798    $4,717,798
                                                   ==========   ==========    ==========

     The related party lease obligation does not include two leased facilities that are on month-to-month agreements, which currently total $13,600 per month.

  Capital Lease Obligations

     The Company leases certain equipment under capital leases, which was included in fixed assets as follows:

                                                       DECEMBER 31,
                                                   ---------------------   SEPTEMBER 30,
                                                     1998        1999          2000
                                                   ---------   ---------   -------------
                                                                            (UNAUDITED)
Leased equipment.................................  $ 948,867   $ 948,867     $ 948,867
Less accumulated depreciation....................   (340,155)   (448,699)     (528,555)
                                                   ---------   ---------     ---------
                                                   $ 608,712   $ 500,168     $ 420,312
                                                   =========   =========     =========

     Depreciation expense related to these capitalized leases was approximately $122,000, $109,000 and $109,000 for the years ended December 31, 1997, 1998 and
1999, respectively, and $84,000 and $80,000 for the nine months ended September 30, 1999 (unaudited) and 2000 (unaudited), respectively.

                            SOUTHWEST TRADERS, INC.

     Future minimum rental commitments under capital leases are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................   $ 99,679
2001........................................................     15,921
2002........................................................      8,366
2003........................................................      4,769
                                                               --------
Total minimum lease payments................................    128,735
Less amount representing interest...........................      8,140
                                                               --------
Present value of minimum lease payments.....................    120,595
Less current portion........................................     93,635
                                                               --------
          Long-term portion.................................   $ 26,960
                                                               ========

NOTE 8 -- CONTINGENCIES

  Litigation

     The Company is subject from time to time to legal proceedings and claims which arise in the ordinary course of its business. The Company believes that the final disposition of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

NOTE 9 -- CONCENTRATIONS

  Major Customers

     During December 31, 1998 and 1999 and for the nine months ended September 30, 2000 (unaudited), the Company had two major customers that accounted for net sales of approximately $15,000,000, $28,000,000 and $32,000,000, respectively.
At December 31, 1998 and 1999 and September 30, 2000 (unaudited), the amount receivable from these customers was approximately $1,165,000, $1,894,000 and $2,199,000, respectively.

     The Company has distribution agreements with each of these major customers, which terminate on June 2001 and December 31, 2001, unless terminated earlier pursuant to the terms of the agreements or by mutual agreement of the parties. The agreements specify a fixed pricing structure for the term of the agreements. In partial consideration for entering into one of the agreements, the Company received 40,000 warrants to purchase stock at $2.50 per share, pursuant to the terms of a specific warrant agreement. The Company has valued the warrants at zero, as there is no readily determinable market value for the warrants.

                       GLACIER DISTRIBUTION COMPANY, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                       BALANCE AT   CHARGED TO                 BALANCE AT
                                                       BEGINNING    COSTS AND    DEDUCTIONS      END OF
                                       DESCRIPTION     OF PERIOD     EXPENSES    DESCRIBE(1)     PERIOD
                                       -----------     ----------   ----------   -----------   ----------
March 1, 1999 (date of inception)   Allowance for
  through December 31, 1999         doubtful accounts        --      208,397       161,963       46,434
For the nine months ended           Allowance for
  September 30, 2000 (unaudited)    doubtful accounts    46,434      193,391       193,391       46,434

---------------

(1) Customer accounts written off, net of recoveries.

          SCRIPT OF GLACIER CORPORATION PRESENTATION ON CD-ROM PORTION
   OF THIS PROSPECTUS ATTACHED TO INSIDE BACK COVER PAGE OF THIS PROSPECTUS.

    This presentation is part of our prospectus dated                , 2001.

                   [NARRATIVE AND VISUAL DESCRIPTION TO COME]

                               [PICTURES TO COME]

                                [CD-ROM SLEEVE]

                           [GLACIER CORPORATION LOGO]

                           WWW.GLACIERCORPORATION.COM

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of fees and expenses, other than underwriting commissions and discounts, payable by the registrant in connection with the issuance and distribution of the registrant's common stock pursuant to the Prospectus contained in this Registration Statement. The registrant will pay all of these expenses.

                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
SEC registration fee........................................   $  8,800
NASD filing fee.............................................      4,020
Nasdaq National Market listing fee..........................     53,750
Accountants' fees and expenses..............................    325,000
Legal fees and expenses.....................................    285,000
Non-accountable expense allowance...........................          *
Transfer agent and registrar fees and expenses..............      5,000
Printing and engraving......................................    160,000
Miscellaneous expenses......................................          *
          Total.............................................   $      *
                                                               ========

---------------
* To be supplied by amendment.

     All expenses other than the SEC registration fee, NASD filing fee and Nasdaq National Market listing fee are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's certificate of incorporation provides that the registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the registrant shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, without the registrant's prior written consent, or (2) for any amounts paid in settlement of an action indemnified against by the registrant without the prior written consent of the registrant. The registrant has entered into indemnity agreements with each of its directors. These agreements may require the registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance.

     In addition, the registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (4) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. The registrant has obtained directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The following information reflects a one for                reverse stock split
of the registrant's common stock to be effected prior to consummation of this offering.

     (1) From August 13, 1999 until September 1, 1999, the registrant issued 10,000,000 shares of common stock to Messrs. Oblas, Diaz-Infante, Gonzalez, Derek Humphreys and Thomas Humphreys for cash in the total aggregate amount of $82,000. The registrant sold these shares in a transaction exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act ("Section 4(2)"), as a transaction not involving a public offering.

     (2) From September 1999 through June 2000, the registrant issued an aggregate of 429,000 shares of common stock to 22 investors for cash in the aggregate amount of $214,500 at a price of $.50 per share. In addition, certain of these purchasers received warrants to purchase an aggregate of 145,000 shares of common stock exercisable at $.50 per share. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. Each of the purchasers of common stock represented in writing to the registrant that such purchaser was an accredited investor.

     (3) From March 2000 through January 2001, the registrant issued an aggregate of 1,854,500 shares of common stock to investors for cash in the aggregate amount of $1,854,500 at a price of $1.00 per share. In addition, certain of these purchasers received warrants to purchase an aggregate of 120,000 shares of common stock exercisable at $1.00 per share. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. Each of the purchasers of common stock represented in writing to the registrant that such purchaser was an accredited investor.

     (4) In August of 2000, the registrant issued 100,000 shares common stock to an investor for $77,500. The registrant sold the shares of common stock in a transaction exempt from registration under the Securities Act in reliance upon
Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. The purchaser of common stock represented in writing to the registrant that such purchaser was an accredited investor.

     (5) From March 1999 until January 2001, the registrant issued options to
purchase an aggregate of          shares of common stock to
officers, directors and employees (including persons who had accepted offers of employment) (collectively, "Employees"). The registrant issued these options pursuant to its 1999 Stock Incentive Plan (the "Stock Incentive Plan") in transactions exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act ("Rule 701"). In
January 2001, the registrant issued options to purchase          shares of
common stock to a partner of its securities counsel. Such issuance was made in reliance upon Section 4(2).

     (6) In February 2001, the registrant issued an aggregate of 665,000 shares of common stock to investors for cash in the aggregate amount of $840,000. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. Each of the purchasers of common stock represented in writing to the registrant that such purchaser was an accredited investor.

     In each of the foregoing instances, the recipients of the securities represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. No underwriters were involved in any of the transactions described above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

 1.1*     Form of Underwriting Agreement.
 1.2*     Form of Selected Dealers Agreement.
 2.1*     Asset Purchase Agreement dated December 30, 1999 among
          Glacier Distribution Company, Inc., Jerry Schnell
          Distributors, Inc. and its principal stockholder, Jerry
          Schnell.
 2.2*     Stock Purchase Agreement, dated November 30, 2000 among
          Glacier Distribution Company, Inc., and the stockholders of
          The Miles Smith Family Corporation.
 2.3.1*   Stock Purchase Agreement, dated February 12, 2001 among
          Glacier Corporation and the stockholders of Rocky Mountain
          Fresh & Natural, Inc.
 2.3.2    Purchase and Sale Agreement by and among Glacier Corporation and Barry Stolbof.
 2.3.3    Purchase and Sale Agreement by and among Glacier Corporation and Jeffrey Greer.
 2.4*     Stock Purchase Agreement dated December 22, 2000 among
          Glacier Distribution Company, Inc. and the stockholder of
          Southwest Traders, Inc.
 2.5**    Asset Purchase Agreement dated February 12, 2001 among
          Glacier Corporation, DI Acquisition Corporation, and Damon
          Distributing Co.
 3.1*     Certificate of Incorporation.
 3.2*     Bylaws.
 4.1**    Specimen stock certificate representing shares of common
          stock of the registrant.
 4.2*     Form of warrant for the purchase of common stock to be
          issued to the representative upon the closing of this
          offering.
 5.1**    Opinion of Berliner Zisser Walter & Gallegos, P.C. regarding the legality of the securities being registered.
10.1**    Stock Incentive Plan, as amended and restated.
10.2*     Employee Stock Purchase Plan.
10.3*     Form of Indemnification Agreement for directors and
          executive officers of the registrant.
10.4*     Consulting Agreement effective September 1, 2000 between
          Glacier Distribution Company and Brian O'D. White.
10.5.1*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and
          Joseph A. Oblas.
10.5.2*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and Mark
          R. Laramie.
10.5.3*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and Brian
          O'D. White.
10.6*     Form of Stockholders' Agreement among Glacier Distribution
          Company, Joseph A. Oblas, Thomas B. Humphreys, Derek S.
          Humphreys, David Diaz-Infante, Peter C. Gonzalez and the
          stockholders of Glacier Distribution Company.
10.7*     Lease Agreement between Amstar Denver, Ltd. and Glacier
          Distribution Company.
10.8*     Lease Agreement between JJJ Properties, LLC and Glacier
          Distribution Company.
10.9*     Lease Agreement between Kniesel's Hi-Tech, Inc. and Glacier
          Distribution Company.
10.10*    Lease Agreement between Midwest Cold Storage L.L.C. and
          Glacier Distribution L.L.C.
10.11*    Lease Agreement between JB Company and Miles Smith Family
          Corporation.
10.12*    Lease Agreement between A&A Investment Company and Rocky
          Mountain Fresh and Natural, Inc.

10.13*    Lease Agreement between Crow Sparks Associates Two and Damon
          Distributing Co.
10.14*    Lease Agreement between Kenneth Smith and Southwest Traders,
          Incorporated.
10.15*    Lease Agreement between Diaz Industrial Partnership and
          Southwest Traders, Incorporated.
10.16*    Form of Lock-up Agreement between the stockholders of the
          registrant and Schneider Securities, Inc.
10.17*    Form of Escrow Agreement among the registrant, the founders of the registrant, Schneider Securities, Inc. and
          ComputerShare Trust Company, Inc.
10.18*    Settlement Agreement and Release between Glacier
          Distribution Co. LLC and USA Capital, LLC dated December 18,
          2000.
21.1*     Statement re subsidiaries of the registrant.
23.1**    Consent of Berliner Zisser Walter & Gallegos, P.C. (included in Exhibit 5.1).
23.3*     Consent of Kenneth C. Smith to be named as a director
          nominee.
23.3*     Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent
          Public Accountants.
24.1*     Power of Attorney. Reference is made to II-6.

---------------
 * Filed herewith

** To be filed by amendment

     (b) Financial Statement Schedules.

        Report of Ehrhardt Keefe Steiner & Hottman PC, Independent Auditors

        Schedule II -- Valuation and Qualifying Accounts

        All other financial statement schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the related notes.

ITEM 17.  UNDERTAKINGS

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act, (a) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on the 12th day of February, 2001.

                                          GLACIER CORPORATION

                                          By:      /s/ JOSEPH A. OBLAS
                                            ------------------------------------
                                              Joseph A. Oblas, Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph A. Oblas and Brian O'D. White, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 12, 2001.

SIGNATURE                                                                  TITLE
---------                                                                  -----
                /s/ JOSEPH A. OBLAS                  Chief Executive Officer
---------------------------------------------------    (Principal Executive Officer)
                  Joseph A. Oblas
               /s/ BRIAN O'D. WHITE                  Chief Financial Officer
---------------------------------------------------    (Principal Financial and Accounting Officer)
                 Brian O'D. White

             /s/ CARL R. VERTUCA, JR.                Chairman of the Board of Directors
---------------------------------------------------
               Carl R. Vertuca, Jr.

              /s/ THOMAS R. MODISETTE                Director
---------------------------------------------------
                Thomas R. Modisette

                /s/ JOHN T. SHEEHY                   Director
---------------------------------------------------
                  John T. Sheehy

                /s/ GRANT S. GORDON                  Director
---------------------------------------------------
                  Grant S. Gordon

             /s/ FREDERICK LAFONTAINE                Director
---------------------------------------------------
               Frederick LaFontaine

                /s/ MICHAEL E. HUSE                  Director
---------------------------------------------------
                  Michael E. Huse

                                 EXHIBIT INDEX

 1.1*     Form of Underwriting Agreement.
 1.2*     Form of Selected Dealers Agreement.
 2.1*     Asset Purchase Agreement dated December 30, 1999 among
          Glacier Distribution Company, Inc., Jerry Schnell
          Distributors, Inc. and its principal stockholder, Jerry
          Schnell.
 2.2*     Stock Purchase Agreement, dated November 30, 2000 among
          Glacier Distribution Company, Inc., and the stockholders of
          The Miles Smith Family Corporation.
 2.3.1*   Stock Purchase Agreement, dated February 12, 2001 among
          Glacier Corporation and the stockholders of Rocky Mountain
          Fresh & Natural, Inc.
 2.3.2    Purchase and Sale Agreement by and among Glacier Corporation and Barry Stolbof.
 2.3.3    Purchase and Sale Agreement by and among Glacier Corporation and Jeffrey Greer.
 2.4*     Stock Purchase Agreement dated December 22, 2000 among
          Glacier Distribution Company, Inc. and the stockholder of
          Southwest Traders, Inc.
 2.5**    Asset Purchase Agreement dated February 12, 2001 among
          Glacier Corporation, DI Acquisition Corporation, and Damon
          Distributing Co.
 3.1*     Certificate of Incorporation.
 3.2*     Bylaws.
 4.1**    Specimen stock certificate representing shares of common
          stock of the registrant.
 4.2*     Form of warrant for the purchase of common stock to be
          issued to the representative upon the closing of this
          offering.
 5.1**    Opinion of Berliner Zisser Walter & Gallegos, P.C. regarding the legality of the securities being registered.
10.1**    Stock Incentive Plan, as amended and restated.
10.2*     Employee Stock Purchase Plan.
10.3*     Form of Indemnification Agreement for directors and
          executive officers of the registrant.
10.4*     Consulting Agreement effective September 1, 2000 between
          Glacier Distribution Company and Brian O'D. White.
10.5.1*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and
          Joseph A. Oblas.
10.5.2*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and Mark
          R. Laramie.
10.5.3*   Form of Employment and Noncompetition Agreement entered into as of February 1, 2001 between Glacier Corporation and Brian
          O'D. White.
10.6*     Form of Stockholders' Agreement among Glacier Distribution
          Company, Joseph A. Oblas, Thomas B. Humphreys, Derek S.
          Humphreys, David Diaz-Infante, Peter C. Gonzalez and the
          stockholders of Glacier Distribution Company.
10.7*     Lease Agreement between Amstar Denver, Ltd. and Glacier
          Distribution Company.
10.8*     Lease Agreement between JJJ Properties, LLC and Glacier
          Distribution Company.
10.9*     Lease Agreement between Kniesel's Hi-Tech, Inc. and Glacier
          Distribution Company.
10.10*    Lease Agreement between Midwest Cold Storage L.L.C. and
          Glacier Distribution L.L.C.
10.11*    Lease Agreement between JB Company and Miles Smith Family
          Corporation.
10.12*    Lease Agreement between A&A Investment Company and Rocky
          Mountain Fresh and Natural, Inc.
10.13*    Lease Agreement between Crow Sparks Associates Two and Damon
          Distributing Co.

10.14*    Lease Agreement between Kenneth Smith and Southwest Traders,
          Incorporated.
10.15*    Lease Agreement between Diaz Industrial Partnership and
          Southwest Traders, Incorporated.
10.16*    Form of Lock-up Agreement between the stockholders of the
          registrant and Schneider Securities, Inc.
10.17*    Form of Escrow Agreement among the registrant, the founders of the registrant, Schneider Securities, Inc. and
          ComputerShare Trust Company, Inc.
10.18*    Settlement Agreement and Release between Glacier
          Distribution Co. LLC and USA Capital, LLC dated December 18,
          2000.
21.1*     Statement re subsidiaries of the registrant.
23.1**    Consent of Berliner Zisser Walter & Gallegos, P.C. (included in Exhibit 5.1).
23.2*     Consent of Kenneth C. Smith to be named as a director
          nominee.
23.3*     Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent
          Public Accountants.
24.1*     Power of Attorney. Reference is made to II-6.

---------------
 * Filed herewith

** To be filed by amendment